Free Writing Prospectus
Filed Pursuant to Rule 433
Registration File No. 333-140958

CHL Mortgage Pass-Through Trust 2007-HY7

Final Term Sheet

$551,019,100 (Approximate)
CWMBS, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS

Mortgage Pass-Through Certificates, Series 2007-HY7

Distributions payable monthly, beginning November 26, 2007
__________________

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this free writing prospectus:

	Initial Class Certificate Balance/Initial Notional Amount(1)	Pass-Through Rate(2)		Initial Class Certificate Balance/Initial Notional Amount(1)	Pass-Through Rate(2)
Class 1-A-1	$ 53,550,000	Variable	Class 4-A-1B (3)	$ 22,690,000	Variable
Class 1-A-2 (3)	$ 5,949,000	Variable	Class 4-A-1C (3)	$ 2,521,000	Variable
Class 1-A-1X	$ 53,550,000 (4)	Variable	Class 4-A-2 (3)	$ 9,320,000	Variable
Class 2-A-1A (3)	$ 130,078,000	Variable	Class 4-A-X	$ 93,208,000 (4)	Variable
Class 2-A-1B (3)	$ 50,284,000	Variable	Class A-1 (3)	$ 293,798,000	Variable
Class 2-A-1C (3)	$ 5,587,000	Variable	Class A-2 (3)	$ 113,530,000	Variable
Class 2-A-2 (3)	$ 20,661,000	Variable	Class A-3 (3)	$ 12,614,000	Variable
Class 2-A-X	$ 206,610,000 (4)	Variable	Class A-4 (3)	$ 126,144,000	Variable
Class 3-A-1A (3)	$ 105,043,000	Variable	Class A-5 (3)	$ 52,608,000	Variable
Class 3-A-1B (3)	$ 40,556,000	Variable	Class A-R	$ 100	Variable
Class 3-A-1C (3)	$ 4,506,000	Variable	Class M	$ 12,039,000	Variable
Class 3-A-2 (3)	$ 16,678,000	Variable	Class B-1	$ 7,840,000	Variable
Class 3-A-X	$ 166,783,000 (4)	Variable	Class B-2	$ 5,040,000	Variable
Class 4-A-1A (3)	$ 58,677,000	Variable

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2) The classes of certificates offered by this free writing prospectus, together with the method of calculating their pass-through rates and their initial ratings, are set forth in the tables under “Summary—Description of the Certificates” of this free writing prospectus.
(3) All or a portion of the Class 1-A-2, Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class 2-A-2, Class 3-A-1A, Class 3-A-1B, Class 3-A-1C, Class 3-A-2, Class 4-A-1A, Class 4-A-1B, Class 4-A-1C and Class 4-A-2 Certificates may be deposited in exchange for certain proportions of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, as applicable, as described in this free writing prospectus. The maximum initial class certificate balances of the exchangeable certificates are set forth in the table above but are not included in the aggregate class certificate balance of all the certificates offered.
(4) The Class 1-A-1X, Class 2-A-X, Class 3-A-X and Class 4-A-X Certificates are interest-only notional amount certificates. The initial notional amounts of the Class 1-A-1X, Class 2-A-X, Class 3-A-X and Class 4-A-X Certificates are set forth in the table above but are not included in the aggregate class certificate balance of all the certificates offered.

Summary
Issuing Entity

CHL Mortgage Pass-Through Trust 2007-HY7, a common law trust formed under the laws of the State of New York.

Depositor

CWMBS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Originators

Approximately 87.36%, 90.21%, 93.47% and 99.02% of the mortgage loans in loan groups 1, 2, 3 and 4, respectively, in each case, by aggregate stated principal balance of the mortgage loans in that loan group as of the cut-off date, were originated by Countrywide Home Loans, Inc. The remainder of the mortgage loans were originated by various other originators, which, individually, originated less than 10% of the mortgage loans in each loan group.

See “The Mortgage Pool —Underwriting Process” in this free writing prospectus.

Master Servicer

Countrywide Home Loans Servicing LP

Trustee

The Bank of New York

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of October 1, 2007 and the origination date for that mortgage loan (referred to as the “cut-off date”).

Closing Date

On or about October 30, 2007.

The Mortgage Loans

The mortgage pool will consist of conventional, hybrid adjustable rate mortgage loans secured by first liens on one- to four-family residential properties with an aggregate principal balance of approximately $559,978,366 as of the cut-off date. The mortgage pool will be divided into four separate groups. Each group of mortgage loans is referred to as a “loan group.” The mortgage rate on each mortgage loan is fixed for a specified period after origination after which the mortgage rate adjusts based on a specified index. The approximate aggregate stated principal balance of the mortgage loans in each loan group as of the cut-off date was as follows:

Loan Group	Aggregate Principal Balance	Initial Fixed Rate Period (months)
1	$ 63,330,778	36
2	$ 219,914,897	60
3	$ 177,522,952	84
4	$ 99,209,739	120

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance	$63,330,778
Geographic Concentrations in excess of 10%:
California	36.56%
Weighted Average Original Loan-to-Value Ratio	72.44%
Weighted Average Current Mortgage Rate	6.094%
Range of Current Mortgage Rates	3.875% to 8.125%
Average Current Principal Balance	$695,943
Range of Current Principal Balances	$200,000 to $2,960,000
Weighted Average Original Term to Maturity	360 months
Weighted Average Remaining Term to Maturity	355 months
Weighted Average FICO Score	738
Weighted Average Gross Margin	2.309%
Weighted Average Maximum Mortgage Rate	12.094%
Weighted Average Minimum Mortgage Rate	2.393%

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance	$219,914,897
Geographic Concentrations in excess of 10%:
California	43.65%
New York	10.54%
Weighted Average Original Loan-to-Value Ratio	70.85%
Weighted Average Current Mortgage Rate	6.621%
Range of Current Mortgage Rates	4.125% to 9.000%
Average Current Principal Balance	$785,410
Range of Current Principal Balances	$95,857 to $6,875,000
Weighted Average Original Term to Maturity	360 months
Weighted Average Remaining Term to Maturity	356 months
Weighted Average FICO Score	735
Weighted Average Gross Margin	2.314%
Weighted Average Maximum Mortgage Rate	11.723%
Weighted Average Minimum Mortgage Rate	2.430%

As of the cut-off date, the mortgage loans in loan group 3 had the following characteristics:

Aggregate Current Principal Balance	$177,522,952
Geographic Concentrations in excess of 10%:
California	40.47%
New York	11.11%
Weighted Average Original Loan-to-Value Ratio	71.30%
Weighted Average Current Mortgage Rate	6.662%
Range of Current Mortgage Rates	4.875% to 9.000%
Average Current Principal Balance	$765,185
Range of Current Principal Balances	$104,000 to $3,029,985
Weighted Average Original Term to Maturity	360 months
Weighted Average Remaining Term to Maturity	357 months
Weighted Average FICO Score	743
Weighted Average Gross Margin	2.269%
Weighted Average Maximum Mortgage Rate	11.728%
Weighted Average Minimum Mortgage Rate	2.275%

As of the cut-off date, the mortgage loans in loan group 4 had the following characteristics:

Aggregate Current Principal Balance	$99,209,739
Geographic Concentrations in excess of 10%:

California	65.55%
Weighted Average Original Loan-to-Value Ratio	72.40%
Weighted Average Current Mortgage Rate	6.772%
Range of Current Mortgage Rates	5.875% to 8.500%
Average Current Principal Balance	$657,018
Range of Current Principal Balances	$71,526 to $4,025,865
Weighted Average Original Term to Maturity	360 months
Weighted Average Remaining Term to Maturity	356 months
Weighted Average FICO Score	739
Weighted Average Gross Margin	2.250%
Weighted Average Maximum Mortgage Rate	11.775%
Weighted Average Minimum Mortgage Rate	2.269%

See “The Mortgage Pool” in this free writing prospectus.

Additional information regarding the mortgage loans in each loan group is set forth in Annex A attached to this free writing prospectus.

Relationship Between the Loan Groups and the Certificate Groups

The numeric prefix for each class of senior certificates designates the group of senior certificates to which that class belongs and corresponds to the loan group with the same number. For example, the certificates with a “1” prefix are sometimes referred to in this free writing prospectus as the “group 1 senior certificates”, the certificates with a “2” prefix are sometimes referred to in this free writing prospectus as the “group 2 senior certificates” and so forth. The Class A-R Certificates are part of the group 1 senior certificates. The subordinated certificates correspond to the mortgage loans in each loan group. The certificates generally receive distributions based on principal and interest collected from the mortgage loans in the corresponding loan group or loan groups.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Initial Class Certificate Balance/Initial Notional Amount (1)	Type	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Offered Certificates
Class 1-A-1	$ 53,550,000	Super Senior/Variable Pass-Through Rate	Aaa	AAA
Class 1-A-2	$ 5,949,000	Senior Support/Variable Pass-Through Rate/Depositable (3)	Aaa	AAA
Class 1-A-1X	$ 53,550,000 (4)	Senior/Interest-Only/Notional Amount/ Variable Pass-Through Rate	Aaa	AAA
Class 2-A-1A	$ 130,078,000	Super Senior/Variable Pass-Through Rate/Depositable (3)	Aaa	AAA
Class 2-A-1B	$ 50,284,000	Super Senior/Variable Pass-Through Rate/Depositable (3)	Aaa	AAA
Class 2-A-1C	$ 5,587,000	Super Senior/Senior Support/Variable Pass-Through Rate/Depositable (3)	Aaa	AAA
Class 2-A-2	$ 20,661,000	Senior Support/Variable Pass-Through Rate/Depositable (3)	Aaa	AAA
Class 2-A-X	$ 206,610,000 (5)(6)	Senior/Interest-Only/Notional Amount/ Variable Pass-Through Rate/Component	Aaa	AAA
Class 3-A-1A	$ 105,043,000	Super Senior/Variable Pass-Through Rate/Depositable (3)	Aaa	AAA
Class 3-A-1B	$ 40,556,000	Super Senior/Variable Pass-Through Rate/Depositable (3)	Aaa	AAA
Class 3-A-1C	$ 4,506,000	Super Senior/Senior Support/Variable Pass-Through Rate/Depositable (3)	Aaa	AAA
Class 3-A-2	$ 16,678,000	Senior Support/Variable Pass-Through Rate/Depositable (3)	Aaa	AAA
Class 3-A-X	$ 166,783,000 (5)(7)	Senior/Interest-Only/Notional Amount/ Variable Pass-Through Rate/Component	Aaa	AAA
Class 4-A-1A	$ 58,677,000	Super Senior/Variable Pass-Through Rate/Depositable (3)	Aaa	AAA
Class 4-A-1B	$ 22,690,000	Super Senior/Variable Pass-Through Rate/Depositable (3)	Aaa	AAA
Class 4-A-1C	$ 2,521,000	Super Senior/Senior Support/Variable Pass-Through Rate/Depositable (3)	Aaa	AAA
Class 4-A-2	$ 9,320,000	Senior Support/Variable Pass-Through Rate/Depositable (3)	Aaa	AAA
Class 4-A-X	$ 93,208,000 (5)(8)	Senior/Interest-Only/Notional Amount/ Variable Pass-Through Rate/Component	Aaa	AAA
Class A-1	$ 293,798,000	Super Senior/Variable Pass-Through Rate/Exchangeable (3)	Aaa	AAA
Class A-2	$ 113,530,000	Super Senior/Variable Pass-Through Rate/Exchangeable (3)	Aaa	AAA
Class A-3	$ 12,614,000	Super Senior/Senior Support/Variable Pass-Through Rate/Exchangeable (3)	Aaa	AAA

Class	Initial Class Certificate Balance/Initial Notional Amount (1)	Type	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Class A-4	$ 126,144,000	Super Senior/Variable Pass-Through Rate/Exchangeable (3)	Aaa	AAA
Class A-5	$ 52,608,000	Senior Support/Variable Pass-Through Rate/Exchangeable (3)	Aaa	AAA
Class A-R	$ 100	Senior/Variable Pass-Through Rate/Residual	Aaa	AAA
Class M	$ 12,039,000	Subordinate/Variable-Pass-Through Rate	Aa2	AA+
Class B-1	$ 7,840,000	Subordinate/Variable-Pass-Through Rate	A2	AA
Class B-2	$ 5,040,000	Subordinate/Variable Pass-Through Rate	Baa2	A

Non-Offered Certificates(9)
Class B-3	$ 5,879,000	Subordinate/Variable Pass-Through Rate
Class B-4	$ 1,960,000	Subordinate/Variable Pass-Through Rate
Class B-5	$ 1,120,266	Subordinate/Variable Pass-Through Rate
Class 1-P (10)	$ 100	Prepayment Charges
Class 2-P (10)	$ 100	Prepayment Charges
Class 3-P (10)	$ 100	Prepayment Charges
Class 4-P (10)	$ 100	Prepayment Charges
______________

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
All or a portion of the Class 1-A-2, Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class 2-A-2, Class 3-A-1A, Class 3-A-1B, Class 3-A-1C, Class 3-A-2, Class 4-A-1A, Class 4-A-1B, Class 4-A-1C and Class 4-A-2 Certificates may be deposited in exchange for certain proportions of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, as applicable, as described in this free writing prospectus under “Description of the Certificates—Exchangeable Certificates.” The maximum initial class certificate balance of each class of exchangeable certificates is set forth in the table.

(4)
The notional amount of the Class 1-A-1X Certificates for any date (i) on or prior to the last day of the interest accrual period for the distribution date in May 2010 will equal the class certificate balance of the Class 1-A-1 Certificates and (ii) after the distribution date in May 2010 will equal zero.

(5)
The Class 2-A-X, Class 3-A-X and Class 4-A-X Certificates are comprised of multiple components that are not separately transferable. The respective notional amounts of the Class 2-A-X, Class 3-A-X and Class 4-A-X Certificates will equal the sum of the component notional amounts of their related components.

(6)
The Class 2-A-X Certificates will have two components, the Class 2-A-1 IO and Class 2-A-2 IO Components. The component notional amount of the Class 2-A-1 IO Component for any date (i) on or prior to the last day of the interest accrual period for the distribution date in June 2012 will equal the aggregate class certificate balance of the Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates immediately prior to that distribution date and (ii) after the distribution date in June 2012 will equal zero. The component notional amount of the Class 2-A-2 IO Component for any date (i) on or prior to the last day of the interest accrual period for the distribution date in June 2012 will equal the class certificate balance of the Class 2-A-2 Certificates immediately prior to that distribution date and (ii) after the distribution date in June 2012 will equal zero.

(7)
The Class 3-A-X Certificates will have two components, the Class 3-A-1 IO and Class 3-A-2 IO Components. The component notional amount of the Class 3-A-1 IO Component for any date (i) on or prior to the last day of the interest accrual period for the distribution date in July 2014 will equal the aggregate class certificate balance of the Class 3-A-1A, Class 3-A-1B and Class 3-A-1C Certificates immediately prior to that distribution date and (ii) after the distribution date in July 2014 will equal zero. The component notional amount of the Class 3-A-2 IO Component for any date (i) on or prior to the last day of the interest accrual period for the distribution date in July 2014 will equal the class certificate balance of the Class 3-A-2 Certificates immediately prior to that distribution date and (ii) after the distribution date in July 2014 will equal zero.

(8)
The Class 4-A-X Certificates will have two components, the Class 4-A-1 IO and Class 4-A-2 IO Components. The component notional amount of the Class 4-A-1 IO Component for any date (i) on or prior to the last day of the interest accrual period for the distribution date in June 2017 will equal the aggregate class certificate balance of the Class 4-A-1A, Class 4-A-1B and Class 4-A-1C Certificates immediately prior to that distribution date and (ii) after the distribution date in June 2017 will equal zero. The component notional amount of the Class 4-A-2 IO Component for any date (i) on or prior to the last day of the interest accrual period for the distribution date in June 2017 will equal the class certificate balance of the Class 4-A-2 Certificates immediately prior to that distribution date and (ii) after the distribution date in June 2017 will equal zero.

(9)
The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

(10)	The Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates will be entitled to receive all prepayment charges received in respect of the mortgage loans in loan group 1, 2, 3 and 4, respectively. Each of the Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates will have an initial class certificate balance of $100 and a notional amount equal to the aggregate stated principal balance of the related mortgage loans as of the cut-off date that require payment of a prepayment charge. The Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates will not bear interest.

The certificates also will have the following characteristics:

Class	Related Loan Group	Pass-Through Rate	Interest Accrual Period	Interest Accrual Convention
Offered Certificates
Class 1-A-1	1	(1)	calendar month (2)	30/360 (3)
Class 1-A-2	1	(4)	calendar month (2)	30/360 (3)
Class 1-A-1X	1	(5)	calendar month (2)	30/360 (3)
Class 2-A-1A	2	(6)	calendar month (2)	30/360 (3)
Class 2-A-1B	2	(6)	calendar month (2)	30/360 (3)
Class 2-A-1C	2	(6)	calendar month (2)	30/360 (3)
Class 2-A-2	2	(7)	calendar month (2)	30/360 (3)
Class 2-A-X	2	(8)	calendar month (2)	30/360 (3)
Class 3-A-1A	3	(9)	calendar month (2)	30/360 (3)
Class 3-A-1B	3	(9)	calendar month (2)	30/360 (3)
Class 3-A-1C	3	(9)	calendar month (2)	30/360 (3)
Class 3-A-2	3	(10)	calendar month (2)	30/360 (3)
Class 3-A-X	3	(11)	calendar month (2)	30/360 (3)
Class 4-A-1A	4	(12)	calendar month (2)	30/360 (3)
Class 4-A-1B	4	(12)	calendar month (2)	30/360 (3)
Class 4-A-1C	4	(12)	calendar month (2)	30/360 (3)
Class 4-A-2	4	(13)	calendar month (2)	30/360 (3)
Class 4-A-X	4	(14)	calendar month (2)	30/360 (3)
Class A-1	2, 3 and 4	(15)	calendar month (2)	30/360 (3)
Class A-2	2, 3 and 4	(16)	calendar month (2)	30/360 (3)
Class A-3	2, 3 and 4	(17)	calendar month (2)	30/360 (3)
Class A-4	2, 3 and 4	(18)	calendar month (2)	30/360 (3)
Class A-5	1, 2, 3 and 4	(19)	calendar month (2)	30/360 (3)
Class A-R	1	(4)	calendar month (2)	30/360 (3)
Class M	1, 2, 3 and 4	(20)	calendar month (2)	30/360 (3)
Class B-1	1, 2, 3 and 4	(20)	calendar month (2)	30/360 (3)
Class B-2	1, 2, 3 and 4	(20)	calendar month (2)	30/360 (3)

Non-Offered Certificates
Class B-3	1, 2, 3 and 4	(20)	calendar month (2)	30/360 (3)
Class B-4	1, 2, 3 and 4	(20)	calendar month (2)	30/360 (3)
Class B-5	1, 2, 3 and 4	(20)	calendar month (2)	30/360 (3)
Class 1-P	1	N/A	N/A	N/A
Class 2-P	2	N/A	N/A	N/A
Class 3-P	3	N/A	N/A	N/A
Class 4-P	4	N/A	N/A	N/A
______________
(1)
The pass-through rate for the Class 1-A-1 Certificates for the interest accrual period for any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate for loan group 1 and that distribution date minus the pass-through rate of the Class 1-A-1X Certificates for that interest accrual period. The pass-through rate for the Class 1-A-1 Certificates for the interest accrual period related to the first distribution date is expected to be approximately 5.371191% per annum.

(2)	The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(3)	Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(4)
The pass-through rate for the Class 1-A-2 and Class A-R Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate for loan group 1 and that distribution date. The pass-through rate for the Class 1-A-2 and Class A-R Certificates for the interest accrual period related to the first distribution date is expected to be approximately 5.903774% per annum.

(5)
The pass-through rate for the Class 1-A-1X Certificates for the interest accrual period for any distribution date (i) on or prior to the distribution date in May 2010 will be 0.532583% per annum and (ii) after the distribution date in May 2010 will be 0%.

(6)
The pass-through rate for the Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate for loan group 2 and that distribution date minus the component rate of the Class 2-A-1 IO Component for such interest accrual period. The pass-through rate for the Class

2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates for the interest accrual period related to the first distribution date is expected to be approximately 5.819860% per annum.

(7)
The pass-through rate for the Class 2-A-2 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate for loan group 2 and that distribution date minus the component rate of the Class 2-A-2 IO Component for such interest accrual period. The pass-through rate for the Class 2-A-2 Certificates for the interest accrual period related to the first distribution date is expected to be approximately 5.947243% per annum.

(8)
The pass-through rate for the Class 2-A-X Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average of the component rates of the Class 2-A-1 IO and Class 2-A-2 IO Components for that interest accrual period, weighted on the basis of their respective component notional amounts. The component rates for the Class 2-A-1 IO and Class 2-A-2 IO Components for the interest accrual period related to any distribution date (i) on or prior to the distribution date in June 2012 will be 0.616119% and 0.488736% per annum, respectively, and (ii) after the distribution date in June 2012 will be 0% in each case. The pass-through rate for the Class 2-A-X Certificates for the interest accrual period related to the first distribution date is expected to be approximately 0.603381% per annum.

(9)
The pass-through rate for the Class 3-A-1A, Class 3-A-1B and Class 3-A-1C Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate for loan group 3 and that distribution date minus the component rate of the Class 3-A-1 IO Component for such interest accrual period. The pass-through rate for the Class 3-A-1A, Class 3-A-1B and Class 3-A-1C Certificates for the interest accrual period related to the first distribution date is expected to be approximately 5.908254% per annum.

(10)
The pass-through rate for the Class 3-A-2 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate for loan group 3 and that distribution date minus the component rate of the Class 3-A-2 IO Component for such interest accrual period. The pass-through rate for the Class 3-A-2 Certificates for the interest accrual period related to the first distribution date is expected to be approximately 6.172304% per annum.

(11)
The pass-through rate for the Class 3-A-X Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average of the component rates of the Class 3-A-1 IO and Class 3-A-2 IO Components for that interest accrual period, weighted on the basis of their respective component notional amounts. The component rates for the Class 3-A-1 IO and Class 3-A-2 IO Components for the interest accrual period related to any distribution date (i) on or prior to the distribution date in July 2014 will be 0.565231% and 0.301181% per annum, respectively, and (ii) after the distribution date in July 2014 will be 0% in each case. The pass-through rate for the Class 3-A-X Certificates for the interest accrual period related to the first distribution date is expected to be approximately 0.538826% per annum.

(12)
The pass-through rate for the Class 4-A-1A, Class 4-A-1B and Class 4-A-1C Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate for loan group 4 and that distribution date minus the component rate of the Class 4-A-1 IO Component for such interest accrual period. The pass-through rate for the Class 4-A-1A, Class 4-A-1B and Class 4-A-1C Certificates for the interest accrual period related to the first distribution date is expected to be approximately 5.997533% per annum.

(13)
The pass-through rate for the Class 4-A-2 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate for loan group 4 and that distribution date minus the component rate of the Class 4-A-2 IO Component for such interest accrual period. The pass-through rate for the Class 4-A-2 Certificates for the interest accrual period related to the first distribution date is expected to be approximately 6.390248% per annum.

(14)
The pass-through rate for the Class 4-A-X Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average of the component rates of the Class 4-A-1 IO and Class 4-A-2 IO Components for that interest accrual period, weighted on the basis of their respective component notional amounts. The component rates for the Class 4-A-1 IO and Class 4-A-2 IO Components for the interest accrual period related to any distribution date (i) on or prior to the distribution date in June 2017 will be 0.586560% and 0.193845% per annum, respectively, and (ii) after the distribution date in June 2017 will be 0% in each case. The pass-through rate for the Class 4-A-X Certificates for the interest accrual period related to the first distribution date is expected to be approximately 0.547292% per annum.

(15) The pass-through rate for the Class A-1 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average of the pass-through rates for such interest accrual period for the Class 2-A-1A, Class 3-A-1A and Class 4-A-1A Certificates, weighted on the basis of their respective class certificate balances. The pass-through rate for the Class A-1 Certificates for the interest accrual period related to the first distribution date is expected to be approximately 5.886949% per annum.

(16) The pass-through rate for the Class A-2 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average of the pass-through rates for such interest accrual period for the Class 2-A-1B, Class 3-A-1B and Class 4-A-1B Certificates, weighted on the basis of their respective class certificate balances. The pass-through rate for the Class A-2 Certificates for the interest accrual period related to the first distribution date is expected to be approximately 5.886946% per annum.

(17)
The pass-through rate for the Class A-3 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average of the pass-through rates for such interest accrual period for the Class 2-A-1C, Class 3-A-1C and Class 4-A-1C Certificates, weighted on the basis of their respective class certificate balances. The pass-through rate for the Class A-3 Certificates for the interest accrual period related to the first distribution date is expected to be approximately 5.886946% per annum.

(18)
The pass-through rate for the Class A-4 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average of the pass-through rates for such interest accrual period for the Class 2-A-1B, Class 2-A-1C, Class 3-A-1B, Class 3-A-1C, Class 4-A-1B and Class 4-A-1C Certificates, weighted on the basis of their respective class certificate balances. The pass-through rate for the Class A-4 Certificates for the interest accrual period related to the first distribution date is expected to be approximately 5.886946% per annum

(19) The pass-through rate for the Class A-5 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average of the pass-through rates for such interest accrual period for the Class 1-A-2, Class 2-A-2, Class 3-A-2 and Class 4-A-2 Certificates, weighted on the basis of their respective class certificate balances. The pass-through rate for the Class A-5 Certificates for the interest accrual period related to the first distribution date is expected to be approximately 6.092160% per annum.

(20)	The pass-through rate (not less than zero) for each class of subordinated certificates for the interest accrual period related to any distribution date will be a per annum rate equal to:

(i) the sum of the product of the following for each loan group:

(1)	the weighted average adjusted net mortgage rate for that loan group and that distribution date; and

(2)
the aggregate stated principal balance of the mortgage loans in that loan group as of the due date in the month preceding the calendar month of that distribution date (after giving effect to principal prepayments received in the prepayment period related to that prior due date) minus the aggregate class certificate balance of the senior certificates (other than the notional amount certificates) related to that loan group immediately prior to that distribution date, divided by:

(ii) the aggregate class certificate balance of the subordinated certificates immediately prior to that distribution date.

The pass-through rate for each class of subordinated certificates for the interest accrual period related to the first distribution date is expected to be approximately 6.413915% per annum.

See “Description of the Certificates” in this free writing prospectus.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes of Certificates
Senior Certificates
Class 1-A-1, Class 1-A-2, Class 1-A-1X, Class 2-A-1A, Class 2-A-1B, Class 2-A-1C,
Class 2-A-2, Class 2-A-X, Class 3-A-1A, Class 3-A-1B, Class 3-A-1C, Class 3-A-2, Class 3-A-X, Class 4-A-1A, Class 4-A-1B, Class 4-A-1C, Class 4-A-2, Class 4-A-X and Class A-R Certificates

Depositable Certificates	Class 1-A-2, Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class 2-A-2, Class 3-A-1A, Class 3-A-1B, Class 3-A-1C, Class 3-A-2, Class 4-A-1A, Class 4-A-1B, Class 4-A-1C and Class 4-A-2 Certificates

Exchangeable Certificates	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates

Class A Certificates	Senior Certificates and Exchangeable Certificates

Subordinated Certificates	Class M and Class B Certificates

Notional Amount Certificates	Class 1-A-1X, Class 2-A-X, Class 3-A-X and Class 4-A-X Certificates

Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Class P Certificates	Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates

Offered Certificates	Class A Certificates, Class M, Class B-1 and Class B-2 Certificates

Record Date

The record date for each class of certificates and any distribution date will be the last business day of the month preceding the month of that distribution date.

Denominations

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer.

Distribution Dates

Beginning on November 26, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Last Scheduled Distribution Date

The last scheduled distribution date for the group 1 senior certificates, group 3 senior certificates and group 4 senior certificates is the distribution date in November 2037. The last scheduled distribution date for the group 2 senior certificates and the subordinated certificates is the distribution date in December 2037. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

Interest Payments

The interest accrual period, interest accrual convention and method of calculating the pass-through rate for each class of interest-bearing certificates are shown in the table on page S-9.

The Class 1-A-1X, Class 2-A-X, Class 3-A-X and Class 4-A-X Certificates will only be entitled to receive distributions of interest up to and including the distribution date in May 2010, June 2012, July 2014 and June 2017, respectively.

On each distribution date, to the extent funds are available, each class of senior certificates and each class of subordinated certificates will be entitled to receive:

•
interest accrued at the applicable pass-through rate or component rate during the related interest accrual period on the class certificate balance, notional amount or component notional amount, as applicable, of that class or component immediately prior to that distribution date; and

•	any interest remaining unpaid from prior distribution dates; less

•	any net interest shortfalls allocated to that class or its related components for that distribution date.

On each distribution date, each class of exchangeable certificates will be entitled to receive a proportionate share of the amounts distributed as interest on the related depositable certificates that have been deposited.

See “Description of the Certificates—Interest” in this free writing prospectus.

Allocation of Interest Shortfalls:

For any distribution date, the interest entitlement for each class of senior certificates or notional components thereof and each class of subordinated certificates will be reduced by the amount of net interest shortfalls experienced by the related mortgage loans resulting from:

•	prepayments on the mortgage loans; and

•	reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for the mortgage loans in a loan group on any distribution date will be allocated pro rata among all classes of senior certificates or notional components thereof related to that loan group and the subordinated certificates, based on their respective entitlements (or in the case of the subordinated certificates, their respective entitlements arising from the portion of the mortgage loans in that loan group evidenced by the subordinated certificates), in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group in the order described below under “—Priority of Distributions Among Certificates”, interest will be distributed on each class of related certificates or its related notional components of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date. Any unpaid interest amount carried forward will not bear interest.

On each distribution date, each class of exchangeable certificates will be allocated a proportionate share of the net interest shortfalls allocated to the related depositable certificates that have been deposited.

See “Description of the Certificates—Interest” and “—Allocation of Interest Shortfalls” in this free writing prospectus.

Principal Payments

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, principal collections from the mortgage loans in a loan group are allocated to the related senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

•
in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of the related senior certificates (other than the notional amount certificates) to the principal balance of the mortgage loans in that loan group; and

•
in the case of principal prepayments on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the tenth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing,

•
no decrease in the senior prepayment percentage related to a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied; and

•
if the aggregate subordination percentage meets a certain threshold and certain conditions related to the loss and delinquency performance of the mortgage loans in that loan group and in the other loan groups are satisfied (referred to as the “two-times test”), each senior prepayment percentage will step down prior to the tenth anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

Principal will be distributed on each class of senior certificates and subordinated certificates entitled to receive principal distributions as described below under “—Amounts Available for Distributions on the Certificates.”

On each distribution date, each class of exchangeable certificates will be entitled to receive a proportionate share of the amounts distributed as principal of the related depositable certificates that have been deposited.

The Class 1-A-1X, Class 2-A-X, Class 3-A-X and Class 4-A-X Certificates are not entitled to receive any principal distributions.

See “Description of the Certificates—Principal” and “—Notional Amount Certificates” in this free writing prospectus.

Exchangeable Certificates

All or a portion of the depositable certificates may be deposited in exchange for a proportionate interest in a class of exchangeable certificates as shown on Annex I to this free writing prospectus. Depositable certificates can be exchanged for the exchangeable certificates by notifying the trustee, depositing the correct proportions of the applicable depositable certificates and paying an exchange fee. Principal of and interest on the depositable certificates so deposited is used to pay principal of and interest on the related exchangeable certificates. Annex I lists the available combinations of the depositable certificates eligible for deposit in exchange for the exchangeable certificates.

See “Description of the Certificates—Exchangeable Certificates” in this free writing prospectus and “Description of the Securities— Exchangeable Securities” in the prospectus for a description of exchangeable certificates and exchange procedures and fees.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the senior and subordinated certificates on any distribution date will generally be calculated on a loan group by loan group basis and will consist of the following amounts for the mortgage loans in each loan group (after the fees and expenses described under the next heading are subtracted):

•	all scheduled installments of interest and principal due and received on the mortgage loans in the loan group in the applicable period, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in the loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•
net proceeds from the liquidation of defaulted mortgage loans in the loan group by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

•	subsequent recoveries with respect to the mortgage loans in the loan group;

•
partial or full prepayments of the mortgage loans in the loan group collected during the applicable period, together with interest paid in connection with the prepayments (other than certain excess amounts payable to the master servicer) and the compensating interest; and

•	any substitution adjustment amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•	the master servicing fee and additional servicing compensation due to the master servicer;

•	the portion of the trustee fee related to that loan group and due to the trustee;

•	all prepayment charges (which are distributable only to the related class of Class P Certificates);

•	lender paid mortgage insurance premiums, if any;

•
the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement; and

•	all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by a specified per annum percentage (referred to as the master servicing fee rate). The master servicing fee rate will be 0.175% per annum prior to the initial adjustment dates for the mortgage loans and will be 0.200% per annum after the initial adjustment dates for the mortgage loans. Information regarding the weighted average master servicing fee rate with respect to each of the loan groups can be found under “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses” in this free writing prospectus. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described under “Servicing of Mortgage Loans—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans” in this free writing prospectus.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to mortgage loans as described under “Description of the Certificates—Priority of Distributions Among Certificates”.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

See “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses” and “Description of the Certificates—Priority of Distributions Among Certificates” in this free writing prospectus.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

•	to interest on the interest-bearing classes of senior certificates related to that loan group, pro rata, based on their respective interest entitlements;

•	to principal of the classes of the senior certificates relating to that loan group (other than the notional amount certificates), in the order and subject to the priorities set forth below;

•
to interest on and principal of, as applicable, the classes of the senior certificates not relating to that loan group, in the order and subject to the priorities described under “Description of the Certificates—Principal—Transfer Payments” in this free writing prospectus;

•
from remaining available funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their priority of distribution, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

•	from any remaining available funds, to the Class A-R Certificates.

Principal

On each distribution date, the principal amount related to a loan group will be distributed as principal first with respect to the related classes of senior certificates (other than the notional amount certificates) in an amount up to the related senior principal distribution amount, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

Senior Certificates:

On each distribution date, the principal amount related to a loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the classes of senior certificates (other than the notional amount certificates), as follows:

•	with respect to loan group 1, in the following order:

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero, and

(2) concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

•	with respect to loan group 2, concurrently:

(a) the group 2 percentage, sequentially:

(i) in an amount up to $1,000 on each distribution date to the Class 2-A-1A Certificates, until its class certificate balance is reduced to zero;

(ii) on and after the distribution date in November 2008, in an amount up to the Class 2-A-1B/C Payment Amount, concurrently, to the Class 2-A-1B and Class 2-A-1C Certificates, pro rata, until their respective class certificate balances are reduced to zero;

(iii) to the Class 2-A-1A Certificates, until its class certificate balance is reduced to zero; and

(iv) concurrently, to the Class 2-A-1B and Class 2-A-1C Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

(b) the Class 2-A-2 percentage, to the Class 2-A-2 Certificates, until its class certificate balance is reduced to zero;

•	with respect to loan group 3, concurrently:

(a) the group 3 percentage, sequentially:

(i) in an amount up to $1,000 on each distribution date to the Class 3-A-1A Certificates, until its class certificate balance is reduced to zero;

(ii) on and after the distribution date in November 2008, in an amount up to the Class 3-A-1B/C Payment Amount, concurrently, to the Class 3-A-1B and Class 3-A-1C Certificates, pro rata, until their respective class certificate balances are reduced to zero;

(iii) to the Class 3-A-1A Certificates, until its class certificate balance is reduced to zero; and

(iv) concurrently, to the Class 3-A-1B and Class 3-A-1C Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

(b) the Class 3-A-2 percentage, to the Class 3-A-2 Certificates, until its class certificate balance is reduced to zero; and

•	with respect to loan group 4, concurrently:

(a) the group 4 percentage, sequentially:

(i) in an amount up to $1,000 on each distribution date to the Class 4-A-1A Certificates, until its class certificate balance is reduced to zero;

(ii) on and after the distribution date in November 2008, in an amount up to the Class 4-A-1B/C Payment Amount,

concurrently, to the Class 4-A-1B and Class 4-A-1C Certificates, pro rata, until their respective class certificate balances are reduced to zero;

(iii) to the Class 4-A-1A Certificates, until its class certificate balance is reduced to zero; and

(iv) concurrently, to the Class 4-A-1B and Class 4-A-1C Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

(b) the Class 4-A-2 percentage, to the Class 4-A-2 Certificates, until its class certificate balance is reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of their distribution priorities, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a “restricted class”), such restricted class will not receive distributions of principal prepayments. Instead, the portion of principal prepayments otherwise distributable to each restricted class will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated in the following order:

•
to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding with the lowest distribution priority, until their respective class certificate balances are reduced to zero, and

•	to the related classes of senior certificates (other than the notional amount certificates), in the following order:

•	in the case of loan group 1, sequentially to the Class 1-A-2 and Class 1-A-1 Certificates, in that order, until their respective class certificate balances are reduced to zero,

•	in the case of loan group 2, sequentially:

(i) to the Class 2-A-2 Certificates, until its class certificate balance is reduced to zero; and

(ii) concurrently, to the Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates, pro rata, until their respective class certificate balances are reduced to zero, except that any realized losses that would otherwise be allocated to the Class 2-A-1B Certificates will instead be allocated to the Class 2-A-1C Certificates, until its class certificate balance is reduced to zero,

•	in the case of loan group 3, sequentially:

(i) to the Class 3-A-2 Certificates, until its class certificate balance is reduced to zero; and

(ii) concurrently, to the Class 3-A-1A, Class 3-A-1B and Class 3-A-1C Certificates, pro rata, until their respective class certificate balances are reduced to zero, except that any realized losses that would otherwise be allocated to the Class 3-A-1B Certificates will instead be allocated to the Class 3-A-1C Certificates, until its class certificate balance is reduced to zero, and

•	in the case of loan group 4, sequentially:

(i) to the Class 4-A-2 Certificates, until its class certificate balance is reduced to zero; and

(ii) concurrently, to the Class 4-A-1A, Class 4-A-1B and Class 4-A-1C Certificates, pro rata, until their respective class certificate balances are reduced to zero, except that any realized losses that would otherwise be allocated to the Class 4-A-1B Certificates will instead be allocated to the Class 4-A-1C Certificates, until its class certificate balance is reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of the senior certificates (other than the notional amount certificates) and the subordinated certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

On each distribution date, the class certificate balance of each class of exchangeable certificates will be reduced by a proportionate share of the amount of the realized losses allocated on that distribution date to the related depositable certificates that have been deposited.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the notional amount certificates) related to that loan group in accordance with the priorities set forth above under “—Allocation of Realized Losses.”

Additionally, as described above under “—Principal Payments,” unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of the principal prepayments between the related senior certificates and the subordinated certificates) will equal or exceed the related senior percentage (which represents the related senior certificates’ pro rata percentage interest in the mortgage loans in the related loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the related senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage loans in a loan group evidenced by the subordinated certificates. Increasing the interest of the subordinated certificates relative to that of the related senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

The master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more. In addition, if a mortgage loan becomes subject to a repurchase obligation of an unaffiliated seller to Countrywide Home Loans, Inc. due to a delinquency on a scheduled payment due on or prior to the first scheduled payment owing to the issuing entity regardless of current pay status, the master servicer will have the option to purchase that mortgage loan until the 270th day following the date on which that mortgage loan becomes subject to that repurchase obligation.

If a borrower requests a reduction to the mortgage rate for the related mortgage loan, the master servicer is required to agree to that reduction if Countrywide Home Loans, Inc., in its corporate capacity, agrees to purchase that mortgage loan from the issuing entity. Countrywide Home Loans, Inc. will be obligated to purchase that mortgage loan upon modification of the mortgage rate by the master servicer. See “Servicing of Mortgage Loans—Certain Modifications and Refinancings” in this free writing prospectus.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the related master servicing fee rate).

Optional Termination

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity will be composed of multiple entities consisting of a trust beneath which are one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue several classes of uncertificated REMIC regular interests, all of which will be held in trust, and a single class of REMIC residual interest. The senior and subordinated certificates (including the depositable certificates and the exchangeable certificates) will represent beneficial ownership of one or more of the uncertificated Master REMIC regular interests held in trust. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA Considerations

The Class 2-A-1A, Class 3-A-1A, Class 4-A-1A and Class A-1 Certificates may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of the benefit plan, so long as certain conditions are met.

Legal Investment

The Class A, Class M and Class B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore will not be mortgage related securities for purposes of that Act.

The Mortgage Pool

General

As of the cut-off date, the aggregate Stated Principal Balance of the Mortgage Loans in the mortgage pool was approximately $559,978,366, which is referred to as the “Cut-off Date Pool Principal Balance.” The principal balance of each Mortgage Loan as of the cut-off date reflects the application of scheduled payments of principal due on the Mortgage Loan on or prior to the cut-off date, whether or not received. Whenever reference is made in this free writing prospectus to a percentage of some or all of the Mortgage Loans, that percentage is determined on the basis of the Stated Principal Balances of such Mortgage Loans as of the cut-off date unless otherwise specified. The Mortgage Loans have been divided into four groups of Mortgage Loans (each is referred to as a “loan group”). Set forth below is the approximate aggregate Stated Principal Balance as of the cut-off date of the Mortgage Loans included in each loan group:

Loan Group	Aggregate Stated Principal Balance
Loan Group 1	$ 63,330,778
Loan Group 2	$ 219,914,897
Loan Group 3	$ 177,522,952
Loan Group 4	$ 99,209,739

The Cut-off Date Pool Principal Balance of the Mortgage Loans set forth above is subject to a variance of plus or minus 5%.

Countrywide Home Loans, Inc. originated approximately 87.36%, 90.21%, 93.47% and 99.02% of the Mortgage Loans in loan groups 1, 2, 3 and 4, respectively (by aggregate Stated Principal Balance of the Mortgage Loans in the related loan group). The remainder of the Mortgage Loans in each loan group were originated by various other originators, which, individually, originated less than 10% of the Mortgage Loans in each loan group.

All of the Mortgage Loans to be included in the issuing entity will be evidenced by promissory notes secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties. Each promissory note, together with any modification or waiver contained in the related Mortgage File, is referred to in this free writing prospectus as a “mortgage note.” Substantially all of the Mortgage Loans have original terms to maturity of 30 years. Except for the 40/30 Balloon Mortgage Loan, all of the Mortgage Loans will have amortization terms that are equal to their respective stated terms to maturity. Except for the “interest-only loans,” and the 40/30 Balloon Mortgage Loan, all of the Mortgage Loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. An “interest-only loan” requires monthly payments of only accrued interest for a specified period of time from the date of origination for that mortgage loan. Thereafter, the monthly payments will be adjusted so that the entire principal balance of that mortgage loan will be amortized over the remaining term of that mortgage loan. A “40/30 Balloon Mortgage Loan” has an original amortization term of 40 years and an original stated term to maturity of 30 years. In addition, substantially all of the Mortgage Loans provide that payments are due on the first day of each month (the “Due Date”). Scheduled monthly payments made by the borrowers on the Mortgage Loans (referred to as “scheduled payments”) either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest. Except for certain of the Mortgage Loans as specified in the table below, the borrowers may prepay their Mortgage Loans at any time without payment of a prepayment charge. The holders of each class of Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans in the corresponding loan group and those amounts will not be available for distribution on the other classes of certificates.

Loan Group	Number of Mortgage Loans with Prepayment Charges	Percentage of Aggregate Cut-off Date Stated Principal Balance of Mortgage Loans in Applicable Loan Group
Loan Group 1	39	46.40%
Loan Group 2	158	51.68%
Loan Group 3	95	40.80%
Loan Group 4	69	37.90%

The mortgage rate (the “Mortgage Rate”) of each of the Mortgage Loans will be fixed for a certain period of time after the origination of that Mortgage Loan. Each mortgage note for the Mortgage Loans will provide for adjustments to the related Mortgage Rate at the end of the initial fixed-rate period and, semi-annually or annually thereafter (each such date, an “Adjustment Date”) to equal the sum, rounded to the nearest 0.125%, of (1) one of (A) the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release H.15 and most recently available as of a day specified in the related note (the “One-Year CMT Index”), (B) the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the “Six-Month LIBOR Index”) or (C) the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the “One-Year LIBOR Index”) (each of the One-Year CMT Index, the Six-Month LIBOR Index and the One-Year LIBOR Index, a “Mortgage Index”) and (2) a fixed percentage amount specified in the related mortgage note (the “Gross Margin”); provided, however, that the Mortgage Rate for a Mortgage Loan will not increase or decrease by more than a certain amount specified in the related mortgage note (each limit on adjustments in the Mortgage Rate is referred to as a “Subsequent Periodic Rate Cap”), with the exception of the initial Adjustment Date, for which the Mortgage Rate on each Mortgage Loan will not increase or decrease by more than the amount specified in the related mortgage note (each limit on initial adjustments in the Mortgage Rate is referred to as an “Initial Periodic Rate Cap”). In addition, adjustments to the Mortgage Rate for each Mortgage Loan are subject to a lifetime maximum interest rate (the “Maximum Mortgage Rate”). Each Mortgage Loan specifies a lifetime minimum interest rate (the “Minimum Mortgage Rate”), which generally is equal to the Gross Margin for that Mortgage Loan.

All of the Mortgage Loans in loan group 1 are 3/1 Mortgage Loans or 3/27 Mortgage Loans; all of the Mortgage Loans in loan group 2 are 5/1 Mortgage Loans or 5/25 Mortgage Loans; all of the Mortgage Loans in loan groups 3 are 7/1 Mortgage Loans or 7/23 Mortgage Loans; all of the Mortgage Loans in loan group 4 are 10/1 Mortgage Loans. A substantial majority of the Mortgage Loans in loan group 1 are 3/1 Interest-only Loans or 3/27 Interest-only Loans. A substantial majority of the Mortgage Loans in loan group 2 are 5/1 Interest-only Loans or 5/25 Interest-only Loans. A substantial majority of the Mortgage Loans in loan group 3 are 7/1 Interest-only Loans or 7/23 Interest-only Loans. A substantial majority of the Mortgage Loans in loan group 4 are 10/1 Interest-only Loans.

A “3/1 Mortgage Loan“, a “5/1 Mortgage Loan”, a “7/1 Mortgage Loan” and a “10/1 Mortgage Loan” have Mortgage Rates that are fixed for approximately 36, 60, 84 and 120 months, respectively, after origination before the Mortgage Rate for that Mortgage Loan becomes subject to annual adjustment based on the Six-Month LIBOR Index, the One-Year CMT Index or the One-Year LIBOR Index, as applicable. A “3/27 Mortgage Loan”, a “5/25 Mortgage Loan”” and and a “7/23 Mortgage Loan” have Mortgage Rates that are fixed for approximately 36, 60 and 84 months, respectively, after origination before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual adjustment based on the Six-Month LIBOR Index. Approximately 2.69% of the Mortgage Loans in

loan group 2, by Stated Principal Balance of the Mortgage Loans in that loan group, were originated with Mortgage Rates that were fixed for 24 months after origination, but Countrywide Home Loans has waived the right to adjust the Mortgage Rate on such Mortgage Loans until the expiration of a period of 60 months following origination. Information with respect to such Mortgage Loans is presented in this free writing prospectus as if such Mortgage Loans had been originated with Mortgage Rates that were fixed for 60 months following origination.

A “3/1 Interest-only Loan”  requires the payment of only interest due for approximately 36 or 120 months after origination after which amortization of the principal balance of that Mortgage Loan is required. A “3/27 Interest-only Loan” requires the payment of only interest due for approximately 60 or 120 months after origination after which amortization of the principal balance of that Mortgage Loan is required. A “5/1 Interest-only Loan”  and a “5/25 Interest-only Loan” require the payment of only interest due for approximately 60 or 120 months after origination after which amortization of the principal balance of that Mortgage Loan is required. A “7/1 Interest-only Loan” requires the payment of only interest due for approximately 84 or 120 months after origination after which amortization of the principal balance of that Mortgage Loan is required. A “7/23 Interest-only Loan” requires the payment of only interest due for approximately 120 months after origination after which amortization of the principal balance of that Mortgage Loan is required. A “10/1 Interest-only Loan” requires the payment of only interest due for approximately 120 months after origination after which amortization of the principal balance of that Mortgage Loan is required.

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is the Collateral Value. The “Collateral Value” is

•	in the case of a purchase, the lesser of the selling price of the related mortgaged property or its appraised value at the time of sale or

•
in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under “—Underwriting Process.”

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by a limited appraisal report at the time of the origination of the new mortgage loan. See “—Underwriting Process—Countrywide Home Loans, Inc.” in this free writing prospectus.

Although all of the Mortgage Loans are secured by first liens, the tables set forth in Annex A entitled “Original Combined Loan-to-Value Ratios” include the Combined Loan-to-Value Ratios of certain Mortgage Loans. The “Combined Loan-to-Value Ratio” of a mortgage loan originated by Countrywide Home Loans is a fraction, expressed as a percentage, the numerator of which is the sum of (i) the principal balance of the mortgage loan at origination and (ii) the outstanding principal balance at origination of the mortgage loan of any junior mortgage loan(s) originated by Countrywide Home Loans contemporaneously with the origination of the senior mortgage loan (or, in the case of any open-ended junior revolving home equity line of credit, the maximum available line of credit with respect to that junior mortgage loan), and the denominator of which is the Collateral Value. If a mortgage loan was originated by Countrywide Home Loans in connection with the refinancing of an existing mortgage loan, the numerator of the Combined Loan-to-Value Ratio for that mortgage loan will also include the outstanding principal balance at origination of any junior mortgage loan(s) originated by Countrywide Home Loans during the 12 months following the origination of the mortgage loan being refinanced. The Combined Loan-to-Value Ratio of a mortgage loan not originated by Countrywide Home Loans is based on the information provided by the related originator or transferor of the mortgage loan and may or may not reflect the presence or amount of any junior mortgage loan secured by the same mortgaged property.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios and Combined Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

Further statistical information regarding certain characteristics of the Mortgage Loans in the mortgage pool as of the cut-off date is set forth in Annex A hereto.

Underwriting Process

Countrywide Home Loans, Inc.

Approximately 87.36%, 90.21%, 93.47% and 99.02% of the Mortgage Loans in loan groups 1, 2, 3 and 4, respectively, in each case, by aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off date, were originated by Countrywide Home Loans in accordance with its credit, appraisal and underwriting standards (the “Countrywide Mortgage Loans”). Countrywide Home Loans has been originating mortgage loans since 1969. Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”). As of the cut-off date, approximately 30.04%, 19.62%, 15.72% and 15.03% of the Countrywide Mortgage Loans in loan groups 1, 2, 3 and 4, respectively, in each case, by aggregate Stated Principal Balance of the Countrywide Mortgage Loans in that loan group as of the cut-off date, have been underwritten pursuant to Countrywide Home Loans’ Preferred Processing Program. Countrywide Home Loans may waive some documentation requirements for Mortgage Loans originated under the Preferred Processing Program.

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which

Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits. If the prospective borrower has applied for a fully amortizing 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly housing expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly housing expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for an interest-only 3/1 Mortgage Loan or 3/27 Mortgage Loan or an interest-only or fully amortizing 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly housing expense is calculated based on the initial loan interest rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans permits its adjustable rate mortgage loans and hybrid adjustable rate mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan to Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan to Value Ratio may not exceed 95%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

Countrywide Home Loans’ underwriting guidelines for fixed period adjustable rate mortgage loans generally allow Loan to Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $2,000,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000.

For cash out refinance mortgage loans with original principal balances of up to $650,000, Countrywide Home Loans’ underwriting guidelines generally allow Loan to Value Ratios at origination of up to 90% and is based in part on the borrower’s credit score. The maximum “cash out” amount permitted is $500,000 and is based in part on the original Loan to Value Ratio being between 55.01% and 80.00%. As used in this free writing prospectus, a refinance mortgage loan is classified as a cash out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2.0% of the entire amount of the proceeds from the refinancing of the existing loan, or $2,000.

Under its underwriting guidelines, Countrywide Home Loans generally permits a debt to income ratio based on the borrower’s total monthly debt of up to 55%. Under its underwriting guidelines, Countrywide Home Loans may originate mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W-8). The maximum Loan-to-Value Ratio for these loans is 90%.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, Countrywide Home Loans verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”) and a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”).

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income and employment verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Because information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 70% maximum. None of the Mortgage Loans have been originated by Countrywide Home Loans under the Reduced Documentation Program where the debt-to-income ratios were not calculated as described above.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans, provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, is 95%.

None of the Mortgage Loans have been originated by Countrywide Home Loans under the No Income/No Asset Documentation Program.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%.

None of the Mortgage Loans have been originated by Countrywide Home Loans under the Stated Income/Stated Asset Program.

Servicing of Mortgage Loans

The “Expense Fee Rate” is the per annum rate at which the expense fees accrue on the principal balance of each Mortgage Loan. The expense fees consist of

•	the master servicing fee payable to the master servicer in respect of its servicing activities (the “Master Servicing Fee”),

•	fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement, and

•	lender paid mortgage insurance premiums, if any.

The expense fees with respect to the mortgage pool are payable out of the interest payments on each Mortgage Loan. The total expense fee rate will vary from Mortgage Loan to Mortgage Loan. As of the cut-off date, the weighted average Expense Fee Rate for the Mortgage Loans in a loan group on and before and after the related initial Adjustment Dates for all of the Mortgage Loans in such loan group is approximately as follows:

	Weighted Average Expense Fee Rate for the Mortgage Loans in the related Loan Group on and before any related initial Adjustment Date (1)	Weighted Average Expense Fee Rate for the Mortgage Loans in the related Loan Group after all related initial Adjustment Dates (1)
Loan Group 1	0.190%	0.215%
Loan Group 2	0.185%	0.210%
Loan Group 3	0.188%	0.213%
Loan Group 4	0.188%	0.213%
___________

(1) Assuming no prepayments.

The “Master Servicing Fee Rate” for each Mortgage Loan is 0.175% per annum prior to and including the initial Adjustment Date for that Mortgage Loan and is 0.200% per annum after the initial Adjustment Date for that Mortgage Loan, in each case of the Stated Principal Balance of such Mortgage Loan. In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to all or a portion of the Master Servicing Fee. The Master Servicing Fee accrues on the principal balance of each Mortgage Loan at the Master Servicing Fee Rate. The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under “—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans” in this free writing prospectus. The master servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on principal prepayments received during that portion of a Prepayment Period from the Due Date in the month of a Distribution Date to the end of the related Prepayment Period (“prepayment interest excess” ), all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and Excess Proceeds with respect to the Mortgage Loans as described under “Description of the Certificates—Fees and Expenses”.

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to prepaid Mortgage Loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day (or, in the case of the first Distribution Date, from October 1, 2007) through the last day of a calendar month will be distributed in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans would result. Such a shortfall is referred to as a “prepayment interest shortfall.” Pursuant to the pooling and servicing agreement, the Master Servicing Fee for any month will be reduced by the aggregate amount of prepayment interest shortfalls for the Mortgage Loans for the related Distribution Date, subject to a limit equal to one-half of the Master Servicing Fee for that Distribution Date (the “Compensating Interest”). If shortfalls in interest as a result of prepayments on the Mortgage Loans in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to certificateholders will be reduced by the amount of the excess. See “Description of the Certificates—Interest ” in this free writing prospectus.

Certain Modifications and Refinancings

Countrywide Home Loans is permitted under the pooling and servicing agreement to solicit borrowers for reductions to the mortgage rates of their respective mortgage loans. If a borrower requests a reduction to the mortgage rate for the related mortgage loan, the master servicer is required to agree to that reduction if Countrywide Home Loans, in its corporate capacity, agrees to purchase that mortgage loan from the issuing entity. Countrywide Home Loans will be obligated to purchase that mortgage loan upon modification of the mortgage rate by the master servicer for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed Advances of principal and interest on the mortgage loan made by the master servicer. Countrywide Home Loans will remit the purchase price to the master servicer for deposit into the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the mortgage rates on the mortgage loans and borrowers request modifications. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any such modification or purchase.

In addition, the master servicer may agree to modifications of a mortgage loan, including reductions in the related mortgage rate, if, among other things, it would be consistent with the customary and usual standards of practice of prudent mortgage loan servicers. Such modifications may occur in connection with workouts involving delinquent mortgage loans. Countrywide Home Loans is not obligated to purchase any such modified mortgage loans.

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

The Mortgage Pass-Through Certificates, Series 2007-HY7 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-1X, Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class 2-A-2, Class 2-A-X, Class 3-A-1A, Class 3-A-1B, Class 3-A-1C, Class 3-A-2, Class 3-A-X, Class 4-A-1A, Class 4-A-1B, Class 4-A-1C, Class 4-A-2, Class 4-A-X, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates. The Class B-3, Class B-4, Class B-5, Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates are not offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4, Class B-5, Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates is provided only to permit a better understanding of the offered certificates.

When describing the certificates in this free writing prospectus, we sometimes use the following terms:

Designation	Classes of Certificates
Senior Certificates
Class 1-A-1, Class 1-A-2, Class 1-A-1X, Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class 2-A-2, Class 2-A-X, Class 3-A-1A, Class 3-A-1B, Class 3-A-1C, Class 3-A-2, Class 3-A-X, Class 4-A-1A, Class 4-A-1B, Class 4-A-1C, Class 4-A-2, Class 4-A-X and Class A-R Certificates

Depositable Certificates	Class 1-A-2, Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class 2-A-2, Class 3-A-1A, Class 3-A-1B, Class 3-A-1C, Class 3-A-2, Class 4-A-1A, Class 4-A-1B, Class 4-A-1C and Class 4-A-2 Certificates
Exchangeable Certificates	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates
Class A Certificates	Senior Certificates and Exchangeable Certificates
Subordinated Certificates	Class M and Class B Certificates
Notional Amount Certificates	Class 1-A-1X, Class 2-A-X, Class 3-A-X and Class 4-A-X Certificates
Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates
Class P Certificates	Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates
Offered Certificates	Class A Certificates, Class M, Class B-1 and Class B-2 Certificates

The certificates are generally referred to as the following types:

Class	Type
Class 1-A-1 Certificates	Super Senior/Variable Pass-Through Rate
Class 1-A-2 Certificates	Senior Support/Variable Pass-Through Rate/Depositable
Class 1-A-1X Certificates	Senior/Interest-Only/Notional Amount/ Variable Pass-Through Rate
Class 2-A-1A Certificates	Super Senior/Variable Pass-Through Rate/Depositable
Class 2-A-1B Certificates	Super Senior/Variable Pass-Through Rate/Depositable
Class 2-A-1C Certificates	Super Senior/Senior Support/Variable Pass-Through Rate/Depositable
Class 2-A-2 Certificates	Senior Support/Variable Pass-Through Rate/Depositable
Class 2-A-X Certificates	Senior/Interest-Only/Notional Amount/ Variable Pass-Through Rate/Component
Class 3-A-1A Certificates	Super Senior/Variable Pass-Through Rate/Depositable
Class 3-A-1B Certificates	Super Senior/Variable Pass-Through Rate/Depositable
Class 3-A-1C Certificates	Super Senior/Senior Support/Variable Pass-Through Rate/Depositable
Class 3-A-2 Certificates	Senior Support/Variable Pass-Through Rate/Depositable
Class 3-A-X Certificates	Senior/Interest-Only/Notional Amount/ Variable Pass-Through Rate/Component
Class 4-A-1A Certificates	Super Senior/Variable Pass-Through Rate/Depositable
Class 4-A-1B Certificates	Super Senior/Variable Pass-Through Rate/Depositable
Class 4-A-1C Certificates	Super Senior/Senior Support/Variable Pass-Through Rate/Depositable
Class 4-A-2 Certificates	Senior Support/Variable Pass-Through Rate/Depositable
Class 4-A-X Certificates	Senior/Interest-Only/Notional Amount/ Variable Pass-Through Rate/Component
Class A-1 Certificates	Super Senior/Variable Pass-Through Rate/Exchangeable
Class A-2 Certificates	Super Senior/Variable Pass-Through Rate/Exchangeable
Class A-3 Certificates	Super Senior/Senior Support/Variable Pass-Through Rate/Exchangeable
Class A-4 Certificates	Super Senior/Variable Pass-Through Rate/Exchangeable
Class A-5 Certificates	Senior Support/Variable Pass-Through Rate/Exchangeable
Class A-R Certificates	Senior/Variable Pass-Through Rate/Residual
Subordinated Certificates	Subordinate/Variable Pass-Through Rate
Class P Certificates	Prepayment Charges
The senior certificates (other than the Notional Amount Certificates) will have an initial aggregate Class Certificate Balance of approximately $526,100,100 and will evidence in the aggregate an initial beneficial ownership interest of approximately 93.95% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

Class of Subordinated Certificates	Initial Beneficial Ownership Interest
Class M	2.15%
Class B-1	1.40%
Class B-2	0.90%
Class B-3	1.05%
Class B-4	0.35%
Class B-5	0.20%

The initial Class Certificate Balances and initial Notional Amounts of the certificates may vary in the aggregate by plus or minus 10%.

Calculation of Class Certificate Balance

The “Class Certificate Balance” of any class of certificates (other than the Notional Amount Certificates) as of any date is the initial Class Certificate Balance of the class reduced by the sum of

•	all amounts previously distributed to holders of certificates of the class as payments of principal, and

•	the amount of Realized Losses allocated to the class;

provided, however, that the Class Certificate Balances of the classes to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries for a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of senior certificates (other than the Notional Amount Certificates) and subordinated certificates, following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that Due Date).

The Class 1-A-1X, Class 2-A-X, Class 3-A-X and Class 4-A-X Certificates do not have Class Certificate Balances and are not entitled to any distributions in respect of principal on the Mortgage Loans.

Senior Certificate Groups

The Class 1-A-1, Class 1-A-2, Class 1-A-1X and Class A-R Certificates relate to loan group 1, the Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class 2-A-2 and Class 2-A-X Certificates relate to loan group 2, the Class 3-A-1A, Class 3-A-1B, Class 3-A-1C, Class 3-A-2 and Class 3-A-X Certificates relate to loan group 3 and the Class 4-A-1A, Class 4-A-1B, Class 4-A-1C, Class 4-A-2 and Class 4-A-X Certificates relate to loan group 4. The classes of senior certificates related to a particular loan group are referred to as a “senior certificate group.”

Subordinated Portions

A portion of each loan group is related to the subordinated certificates (each, a “Subordinated Portion”). The principal balance of each Subordinated Portion (the “Subordinated Portion Balance”) for any Distribution Date will equal the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), over the aggregate Class Certificate Balance of the related senior certificates (other than the Notional Amount Certificates) immediately prior to such Distribution Date.

Notional Amount Certificates

The Class 1-A-1X, Class 2-A-X, Class 3-A-X and Class 4-A-X Certificates are sometimes referred to in this free writing prospectus as the “Notional Amount Certificates.”

The “Notional Amount” of the Class 1-A-1X Certificates for any date (i) on or prior to the last day of the interest accrual period for the related Weighted Average Roll Date, will equal the Class Certificate Balance as of such date of the Class 1-A-1 Certificates and (ii) after the last day of that interest accrual period, will equal $0.

The “Notional Amount” of the Class 2-A-X, Class 3-A-X and Class 4-A-X Certificates for any date (i) on or prior to the last day of the interest accrual period for the related Weighted Average Roll Date, will equal the sum of the Component Notional Amounts for the related Notional Components as of such date and (ii) after the last day of that interest accrual period, will equal $0.

Except as provided below, the “Weighted Average Roll Date” for loan group 1, 2, 3 and 4 and each related class of Notional Amount Certificates and Notional Components is the Distribution Date in the month set forth below:

Loan Group	Weighted Average Roll Date
1	May 2010
2	June 2012
3	July 2014
4	June 2017

As of the closing date, the initial Notional Amounts of the Class 1-A-1X, Class 2-A-X, Class 3-A-X and Class 4-A-X Certificates will be approximately $53,550,000, $206,610,000, $166,783,000 and $93,208,000, respectively, subject to the permitted variance described in this free writing prospectus.

Component Classes

Solely for purposes of determining distributions, the Class 2-A-X, Class 3-A-X and Class 4-A-X Certificates will be comprised of the notional amount interest-only components (each, a “Notional Component”) shown in the following table:

Class	Notional Components
Class 2-A-X Certificates	Class 2-A-1 IO and Class 2-A-2 IO Components
Class 3-A-X Certificates	Class 3-A-1 IO and Class 3-A-2 IO Components
Class 4-A-X Certificates	Class 4-A-1 IO and Class 4-A-2 IO Components

The “Component Notional Amount” of the Class 2-A-1 IO Component for any date (i) on or prior to the last day of the interest accrual period for the related Weighted Average Roll Date, will equal the aggregate Class Certificate Balance of the Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates as of such date and (ii) after the last day of that interest accrual period, will equal $0.

The Component Notional Amount of the Class 2-A-2 IO Component for any date (i) on or prior to the last day of the interest accrual period for the related Weighted Average Roll Date, will equal the Class Certificate Balance of the Class 2-A-2 Certificates as of such date and (ii) after the last day of that interest accrual period, will equal $0.

The Component Notional Amount of the Class 3-A-1 IO Component for any date (i) on or prior to the last day of the interest accrual period for the related Weighted Average Roll Date, will equal the aggregate Class Certificate Balance of the Class 3-A-1A, Class 3-A-1B and Class 3-A-1C Certificates as of such date and (ii) after the last day of that interest accrual period, will equal $0.

The Component Notional Amount of the Class 3-A-2 IO Component for any date (i) on or prior to the last day of the interest accrual period for the related Weighted Average Roll Date, will equal the Class Certificate Balance of the Class 3-A-2 Certificates as of such date and (ii) after the last day of that interest accrual period, will equal $0.

The Component Notional Amount of the Class 4-A-1 IO Component for any date (i) on or prior to the last day of the interest accrual period for the related Weighted Average Roll Date, will equal the aggregate Class Certificate Balance of the Class 4-A-1A, Class 4-A-1B and Class 4-A-1C Certificates as of such date and (ii) after the last day of that interest accrual period, will equal $0.

The Component Notional Amount of the Class 4-A-2 IO Component for any date (i) on or prior to the last day of the interest accrual period for the related Weighted Average Roll Date, will equal the Class Certificate Balance of the Class 4-A-2 Certificates as of such date and (ii) after the last day of that interest accrual period, will equal $0.

The initial Component Notional Amounts set forth above may vary by plus or minus 10%. The components comprising the Class 2-A-X, Class 3-A-X and Class 4-A-X Certificates will not be separately transferable from the related class of certificates.

Book-Entry Certificates; Denominations

The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that will equal the aggregate principal balance of the applicable Class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear, will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Banking’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank will act as depositary for Clearstream, Luxembourg and Chase will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1 in excess thereof. No person acquiring a beneficial ownership in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such person’s beneficial ownership interest in such Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

Certificate Account. On or before the closing date, the master servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will initially be established by the master servicer at Countrywide Bank, FSB, which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of

Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

•	all payments on account of principal on the Mortgage Loans, including principal prepayments;

•
all payments on account of interest on the Mortgage Loans, net of the related Master Servicing Fee (as adjusted by Compensating Interest payments), any lender paid mortgage insurance premiums and any prepayment interest excess;

•	all payments on account of prepayment charges on the Mortgage Loans;

•
all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•	any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

•	any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly income from REO Property;

•	all Substitution Adjustment Amounts; and

•	all Advances made by the master servicer.

Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections.

The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

•	to pay to the master servicer the Master Servicing Fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

•
to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

•
to reimburse each of the master servicer and the trustee for any nonrecoverable Advance previously made by it, including Capitalized Advances (and prior to the reimbursement, the master servicer will deliver to the trustee an officer’s certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advance);

•	to reimburse the master servicer for insured expenses from the related insurance proceeds;

•
to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, “Servicing Advances”), which right of reimbursement pursuant to this clause is limited (except in the case of Capitalized Advances) to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

•
to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase;

•	to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

•	to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

•
to withdraw an amount equal to the sum of (a) the related Available Funds, (b) any prepayment charges received and (c) the Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

•	to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

“Capitalized Advance” with respect to any Distribution Date and any Mortgage Loan means an Advance or T&I Advance that was made after the closing date and added to the unpaid principal balance of that Mortgage Loan in connection with a modification of the related mortgage note during the related Due Period.

“T&I Advance” with respect to any Mortgage Loan means a Servicing Advance related to tax or insurance premium payments owed by the related borrower.

Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group, any prepayment charges received and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the “Distribution Account”). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

•	the aggregate amount remitted by the master servicer to the trustee; and

•	any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under “—Priority of Distributions Among Certificates” and may from time to time make withdrawals from the Distribution Account:

•	to pay the Trustee Fee to the trustee;

•	to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

•
to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

•	to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

Exchangeable Certificates Distribution Account. On or prior to the closing date, the trustee will establish an account (the “Exchangeable Certificates Distribution Account”), which will be maintained in trust for the benefit of the holders of the Exchangeable Certificates. The trustee will deposit or cause to be deposited in the Exchangeable Certificates Distribution Account all amounts it receives in respect of the Depositable Certificates that have been deposited, which will then be used to make distributions on that day to the applicable class of Exchangeable Certificates as described below.

Investments of Amounts Held in Accounts

The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer’s own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

The Exchangeable Certificates Distribution Account. Funds on deposit in the Exchangeable Certificates Distribution Account will not be invested.

Exchangeable Certificates

General. All or a portion of the Class 1-A-2, Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class 2-A-2, Class 3-A-1A, Class 3-A-1B, Class 3-A-1C, Class 3-A-2, Class 4-A-1A, Class 4-A-1B, Class 4-A-1C and Class 4-A-2 Certificates (the “Depositable Certificates”) may be deposited in exchange for a proportionate interest in the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, as applicable (the “Exchangeable Certificates”) in the combinations shown in Annex I to this free writing prospectus. All or a portion of the Exchangeable Certificates may also be deposited in exchange for the Depositable Certificates in the same manner. Each exchange may be effected only in proportions that result in the principal and interest entitlements of the certificates being received being equal to the principal and interest entitlements of the certificates surrendered. This process may occur repeatedly.

The classes of Depositable Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding Class Certificate Balances of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur and prior principal distributions. Depositable Certificates and Exchangeable Certificates may be exchanged only in the combinations and in the proportions that the initial Class Certificate Balances of such certificates bear to one another as shown in Annex I to this free writing prospectus.

Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the uncertificated REMIC Interests underlying the related Depositable Certificates that are deposited and will receive a proportionate share of the distributions on those certificates.

Procedures. If a holder of Depositable Certificates wishes to exchange its Depositable Certificates for the related Exchangeable Certificates or a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates for the related Depositable Certificates, the certificateholder must notify the trustee no later than three business days before the proposed exchange date. Notice to the trustee may be provided by email to cwmacrs@bankofny.com or by telephone at (800) 254-2826. The exchange date will be subject to the trustee’s approval but it can generally be any business day other than the first or last business day of the month. The notice must (i) be on the certificateholder’s letterhead, (ii) carry a medallion stamp guarantee or be signed by an authorized signatory and be presented with an incumbency certificate and (iii) set forth the following information: the CUSIP number of both the certificates to be exchanged and the certificates to be received, the outstanding Class Certificate Balance and the initial Class Certificate Balance of the certificates to be exchanged, the certificateholder’s DTC participant number and the proposed exchange date. After receiving the notice, the trustee will email the certificateholder with wire payment instructions relating to the exchange fee and, assuming the combination or exchange is a permitted combination or exchange as listed on Annex I to this free writing prospectus, the certificateholder will use the Deposit and Withdrawal System at DTC to exchange the certificates. A notice becomes irrevocable on the second business day before the proposed exchange date.

In connection with each exchange, the certificateholder must pay the trustee a fee equal to 1/32 of 1% of the outstanding Class Certificate Balance of the certificates to be exchanged. In no event, however, will the fee be either less than $2,000 or greater than $25,000. The exchange will be completed upon the receipt by the trustee of the exchange fee and the beneficial interest in the Depositable Certificates.

The trustee will make the first distribution on a Depositable Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the certificateholder of record as of the close of business on the last day of the month of the exchange.

Neither the trustee nor the depositor will have any obligation to ensure the availability of the applicable certificates for the desired combination or exchange or to accomplish any combination or exchange other than those listed on Annex I to this free writing prospectus.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Fees

Master Servicing Fee / Master Servicer	One-twelfth of the Stated Principal Balance of each Mortgage Loan multiplied by the related Master Servicing Fee Rate for that Mortgage Loan (3)	Compensation	Amounts on deposit in the Certificate Account representing payments of interest and application of liquidation proceeds with respect to that Mortgage Loan	Monthly
Additional Servicing Compensation / Master Servicer	• Prepayment interest excess	Compensation	Interest payments in connection with certain prepayments on the Mortgage Loans	Monthly
	• late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time
	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and the Distribution Account	Monthly
	• Excess Proceeds (4)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time
Trustee Fee (the “Trustee Fee”) / Trustee	One-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the outstanding Mortgage Loans (5)	Compensation	Amounts on deposit in the Certificate Account or the Distribution Account	Monthly

Expenses

Insured expenses / Master Servicer	Expenses incurred by the master servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time
Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (6)

Time to time
Indemnification expenses / the sellers, the master servicer and the depositor	Amounts for which the sellers, the master servicer and depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account	Monthly
__________

(1)
If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3)
The Master Servicing Fee Rate varies from Mortgage Loan to Mortgage Loan. Information regarding the Master Servicing Fee Rate with respect to each of the loan groups can be found under “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses” in this free writing prospectus. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under “Servicing of Mortgage Loans—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans.”

(4)
“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each calendar month as to which interest was not paid or advanced on the Mortgage Loan.

(5)	The “Trustee Fee Rate” is equal to 0.009% per annum.

(6)
Except in the case of Servicing Advances that are Capitalized Advances, reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7)	Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in November 2007 (each, a “Distribution Date”), to the persons in whose names the certificates are registered at the close of business on the related Record Date. The “Record Date” for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a Notional Amount Certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date and, in certain circumstances, from any Available Funds from the other loan groups remaining after distributions to the senior certificates related to such other loan groups. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for the Distribution Date, in each case after giving effect to distributions on all classes of senior certificates. On each Distribution Date, Available Funds from each loan group will be distributed in the following order:

•	to interest on each interest-bearing class of senior certificates related to each loan group, concurrently and on a pro rata basis, based on their respective interest distribution amounts;

•
to principal of the classes of senior certificates relating to each loan group (other than the Notional Amount Certificates) then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under “Description of the Certificates—Principal,” in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

•
to interest on and principal, as applicable, of the classes of the senior certificates not relating to that loan group (other than, in the case of principal, the Notional Amount Certificates) to the extent described in this free writing prospectus under “Description of the Certificates—Principal—Transfer Payments;”

•
from remaining available funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth in this free writing prospectus under “Description of the Certificates—Interest” and “—Principal;” and

•	from remaining available funds from all of the loan groups, to the Class A-R Certificates.

“Available Funds” for a loan group for any Distribution Date will equal the sum of

•
all scheduled installments of interest (net of the related expense fees, including premiums in respect of lender paid mortgage insurance) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any Advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any) and (b) any Subsequent Recoveries with respect to Mortgage Loans in that loan group;

•
all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period together with interest paid with the prepayments, other than certain excess amounts, and Compensating Interest; and

•
amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date;

minus

•
amounts in reimbursement for Advances previously made and other amounts as to which the master servicer or the trustee is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

plus

•	Transfer Payments Received for such loan group and Distribution Date;

minus

•	Transfer Payments Made from such loan group for such Distribution Date.

Interest

Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates (each, a “pass-through rate”) described below.

Senior Certificates

The pass-through rate for the Class 1-A-1 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for loan group 1 and such Distribution Date minus the pass-through rate of the Class 1-A-1X Certificates for the same interest accrual period.

The pass-through rate for the Class 1-A-2 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for loan group 1 and such Distribution Date.

The pass-through rate for the Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for loan group 2 and that Distribution Date minus the Component Rate of the Class 2-A-1 IO Component for such interest accrual period.

The pass-through rate for the Class 2-A-2 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for loan group 2 and that Distribution Date minus the Component Rate of the Class 2-A-2 IO Component for such interest accrual period.

The pass-through rate for the Class 3-A-1A, Class 3-A-1B and Class 3-A-1C Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for loan group 3 and that Distribution Date minus the Component Rate of the Class 3-A-1 IO Component for such interest accrual period.

The pass-through rate for the Class 3-A-2 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for loan group 3 and that Distribution Date minus the Component Rate of the Class 3-A-2 IO Component for such interest accrual period.

The pass-through rate for the Class 4-A-1A, Class 4-A-1B and Class 4-A-1C Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for loan group 4 and that Distribution Date minus the Component Rate of the Class 4-A-1 IO Component for such interest accrual period.

The pass-through rate for the Class 4-A-2 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for loan group 4 and that Distribution Date minus the Component Rate of the Class 4-A-2 IO Component for such interest accrual period.

The pass-through rates for the classes of senior certificates (other than Class A-R Certificates and the Notional Amount Certificates) for the interest accrual period related to the first Distribution Date are expected to be approximately:

Class	Initial Pass- Through Rate
Class 1-A-1	5.371191%
Class 1-A-2	5.903774%
Class 2-A-1A	5.819860%
Class 2-A-1B	5.819860%
Class 2-A-1C	5.819860%
Class 2-A-2	5.947243%
Class 3-A-1A	5.908254%
Class 3-A-1B	5.908254%
Class 3-A-1C	5.908254%
Class 3-A-2	6.172304%
Class 4-A-1A	5.997533%
Class 4-A-1B	5.997533%
Class 4-A-1C	5.997533%
Class 4-A-2	6.390248%

Class A-R Certificates

The pass-through rate for the Class A-R Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for loan group 1 and such Distribution Date. The pass-through rate for the Class A-R Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.903774% per annum.

Notional Amount Certificates

The pass-through rate for the Class 1-A-1X Certificates for the interest accrual period for any Distribution Date (i) on or prior to the related Weighted Average Roll Date, will be 0.532583% per annum and (ii) thereafter, will be 0%. The pass through rate for the Class 1-A-1X Certificates for the interest accrual period related to the first Distribution Date is expected to be 0.532583% per annum.

The pass-through rates for the Class 2-A-X, Class 3-A-X and Class 4-A-X Certificates for the interest accrual period related to any Distribution Date (i) on or prior to the related Weighted Average Roll Date, will be the weighted average of the Component Rates of the related Notional Components for that interest accrual period, weighted on the basis of their respective Component Notional Amounts and (ii) thereafter, will be 0%.

The pass-through rates for the Class 2-A-X, Class 3-A-X and Class 4-A-X Certificates for the interest accrual period related to the first Distribution Date are expected to be approximately 0.603381%, 0.538826% and 0.547292% per annum, respectively.

Exchangeable Certificates

The pass-through rate for the Class A-1 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the weighted average of the pass-through rates for such interest accrual period for the Class 2-A-1A, Class 3-A-1A and Class 4-A-1A Certificates, weighted on the basis of their respective Class Certificate Balances. The pass-through rate for the Class A-1 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.886949% per annum.

The pass-through rate for the Class A-2 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the weighted average of the pass-through rates for such interest accrual period for the Class 2-A-1B, Class 3-A-1B and Class 4-A-1B Certificates, weighted on the basis of their respective Class Certificate Balances. The pass-through rate for the Class A-2 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.886946% per annum.

The pass-through rate for the Class A-3 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the weighted average of the pass-through rates for such interest accrual period for the Class 2-A-1C, Class 3-A-1C and Class 4-A-1C Certificates, weighted on the basis of their respective Class Certificate Balances. The pass-through rate for the Class A-3 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.886946% per annum.

The pass-through rate for the Class A-4 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the weighted average of the pass-through rates for such interest accrual period for the Class 2-A-1B, Class 2-A-1C, Class 3-A-1B, Class 3-A-1C, Class 4-A-1B and Class 4-A-1C Certificates, weighted on the basis of their respective Class Certificate Balances. The pass-through rate for the Class A-4 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.886946% per annum.

The pass-through rate for the Class A-5 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the weighted average of the pass-through rates for such interest accrual period for the Class 1-A-2, Class 2-A-2, Class 3-A-2 and Class 4-A-2 Certificates, weighted on the basis of their respective Class Certificate Balances. The pass-through rate for the Class A-5 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.092160% per annum.

Subordinated Certificates

The pass-through rate (not less than zero) for each class of subordinated certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to:

(i) the sum of the product of the following for each loan group:

(1)  the Weighted Average Adjusted Net Mortgage Rate for that loan group and that Distribution Date; and

(2)   the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date) minus the aggregate Class Certificate Balance of the senior certificates (other than the Notional Amount Certificates) related to that loan group immediately prior to that Distribution Date;

divided by:

(ii) the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date.

The pass through rate for each class of subordinated certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.413915% per annum.

Definitions Related to Pass-Through Rate Calculations.

The “Adjusted Net Mortgage Rate” for a Mortgage Loan is the Mortgage Rate for such Mortgage Loan, minus the Expense Fee Rate for such Mortgage Loan.

The “Weighted Average Adjusted Net Mortgage Rate” for a loan group and any Distribution Date means a per annum rate equal to the average of the Adjusted Net Mortgage Rates of the Mortgage Loans in that loan group, weighted on the basis of their respective Stated Principal Balances as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

The “Component Rate” for a Notional Component for the interest accrual period related to any Distribution Date:

(i) on or prior to the related Weighted Average Roll Date will be the applicable per annum rate set forth in the table below and

(ii) thereafter, will be 0%.
Notional Component	Component Rate
Class 2-A-1 IO	0.616119%
Class 2-A-2 IO	0.488736%
Class 3-A-1 IO	0.565231%
Class 3-A-2 IO	0.301181%
Class 4-A-1 IO	0.586560%
Class 4-A-2 IO	0.193845%

Interest Entitlement. Interest will accrue at the rate described in this free writing prospectus on the certificates on the basis of a 360-day year divided into twelve 30-day months. With respect to each Distribution Date, the “interest accrual period” for each class of certificates will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days.

On each Distribution Date, to the extent of funds available therefor, each class or component of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. The “Interest Distribution Amount” for any class or component and any Distribution Date will equal the sum of

•
interest at the applicable pass-through rate or Component Rate for the related interest accrual period on the related Class Certificate Balance, Notional Amount or Component Notional Amount, as the case may be, as of the last day of the related interest accrual period, and

•
the sum of the amounts, if any, by which the amount described in the prior bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called “unpaid interest amounts”).

Allocation of Interest Shortfalls. The interest entitlement described above for each class or component of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) all loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the “Net Interest Shortfall” is equal to the sum of:

•	any net prepayment interest shortfalls for that loan group and Distribution Date, and

•	the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all classes of the related senior certificates and the classes of subordinated certificates, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive, based on each subordinated class’s share of the Subordinated Portion as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

With respect to any Distribution Date, a “net prepayment interest shortfall” for a loan group is the amount by which the aggregate prepayment interest shortfall for that loan group and Distribution Date exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for each other loan group over the prepayment interest shortfalls for such other loan groups.

On each Distribution Date, each class of Exchangeable Certificates will be allocated a proportionate share of the Net Interest Shortfalls allocated to the related Depositable Certificates that have been deposited.

A “prepayment interest shortfall” for any Mortgage Loan for any Distribution Date is the amount by which interest paid by the borrower in connection with a prepayment of principal on that Mortgage Loan during the period beginning on the first day of the related Prepayment Period and ending on the Due Date occurring in such Prepayment Period is less than one month’s interest at the related Mortgage Rate, net of the related Master Servicing Fee Rate, on the Stated Principal Balance of the Mortgage Loan.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state laws.

A “Debt Service Reduction” is a modification of the terms of a Mortgage Loan resulting from a bankruptcy proceeding which reduced the amount of the monthly payment on the related Mortgage Loan. However, a modification will not be considered a Debt Service Reduction so long as the master servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the master servicer without giving effect to any Debt Service Reduction.

For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class’ pro rata share (based on their respective Class Certificate Balances) of the Subordinated Portion Balance for that loan group immediately prior to such Distribution Date; provided, however, that on any Distribution Date after the third Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described in this free writing prospectus under “—Priority of Distributions Among Certificates” are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of related certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Principal

General. On each Distribution Date, the Principal Amount for each loan group will be distributed first, as principal, as described above under “—Priority of Distributions Among Certificates,” with respect to the related classes of senior certificates (other than the Notional Amount Certificates) in an amount up to the Senior Principal Distribution Amount for such loan group and second, as principal of the subordinated certificates as a portion of the Subordinated Principal Distribution Amount.

The “Principal Amount” for any Distribution Date and loan group will equal the sum of:

•	all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) in that loan group on the related Due Date,

•
the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by a seller, the master servicer or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

•	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

•
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

•
with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

•	all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, and

•	any Subsequent Recoveries on the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date,

plus

•	the principal portion of any Transfer Payments Received for such loan group and Distribution Date,

minus

•	the principal portion of any Transfer Payments Made for such loan group and Distribution Date.

Transfer Payments

Transfer Payments due to disproportionate principal payments. On each Distribution Date prior to the earlier of the Senior Credit Support Depletion Date and the third Senior Termination Date, but after the date on which the aggregate Class Certificate Balance of the senior certificates related to a loan group has been reduced to zero, all principal on the Mortgage Loans in that loan group will be paid pro rata, based on Class Certificate Balance, to the senior certificates then outstanding relating to the other loan groups. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate Subordinated Percentage (as defined in this free writing prospectus) for that Distribution Date is greater than or equal to 200% of the Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans that, without duplication, are either (x) delinquent 60 days or more according to the MBA Method (including Mortgage Loans in foreclosure, real estate owned by the issuing entity and Mortgage Loans the borrowers of which are in bankruptcy) (averaged over the preceding six month period) or (y) have had their related mortgage note modified during the immediately preceding twelve calendar months other than Mortgage Loans that were purchased from the issuing entity by a seller or the master servicer or Mortgage Loans that were modified prior to the closing date, as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%. If principal from a loan group is distributed to the senior certificates related to one or more other loan groups according to this paragraph, the subordinated certificates will not receive that principal amount on that Distribution Date.

Transfer Payment due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates related to a loan group immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that Due Date) (the “Undercollateralized Group”), then the following will occur:

•
the Available Funds in each other loan group that is not an Undercollateralized Group (each, an “Overcollateralized Group”) will be reduced, after distributions of interest to the senior certificates of the Overcollateralized Group, by an amount equal to one month’s interest on the Transfer Payment Received by the Undercollateralized Group at the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

•
the portion of the Available Funds in respect of principal on the Mortgage Loans in each such Overcollateralized Group, after distributions of principal to the senior certificates of such Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available, to the senior certificates of each Undercollateralized Group until the aggregate Class Certificate Balance of the senior certificates of each Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group.

Consequently, the subordinated certificates will not receive any distributions of principal until each Undercollateralized Group is no longer undercollateralized. If more than one loan group on any Distribution Date is entitled to a Transfer Payment Received, such Transfer Payments will be allocated among such loan groups, pro rata, on the basis of the amount by which the aggregate Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that Due Date). If more than one loan group on any Distribution Date is required to make a Transfer Payment Made, such Transfer Payments will be allocated among such loan groups, pro rata, on the basis of the aggregate Class Certificate Balance of the related senior certificates.

On each Distribution Date, the “Transfer Payment” for an Undercollateralized Group will equal the excess, if any, of the aggregate Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date for such Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in such loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that Due Date), plus interest as described above. The Transfer Payment received by an Undercollateralized Group is referred to as a “Transfer Payment

Received.” The Transfer Payment made by an Overcollateralized Group is referred to as a “Transfer Payment Made.”

All or a portion of the distributions to the senior certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the classes of senior certificates as follows:

•	with respect to loan group 1, in the following order:

(1)	to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero, and

(2)	concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

•	with respect to loan group 2, concurrently:
(a)   the Group 2 Percentage, sequentially:

(i)	in an amount up to $1,000 on each Distribution Date to the Class 2-A-1A Certificates, until its Class Certificate Balance is reduced to zero;

(ii)
on and after the Distribution Date in November 2008, in an amount up to the Class 2-A-1B/C Payment Amount, concurrently, to the Class 2-A-1B and Class 2-A-1C Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

(iii)   to the Class 2-A-1A Certificates, until its Class Certificate Balance is reduced to zero; and

(iv)  concurrently, to the Class 2-A-1B and Class 2-A-1C Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

(b)    the Class 2-A-2 Percentage, to the Class 2-A-2 Certificates, until its Class Certificate Balance is reduced to zero;

•	with respect to loan group 3, concurrently:

(a)   the Group 3 Percentage, sequentially:

(i)	in an amount up to $1,000 on each Distribution Date to the Class 3-A-1A Certificates, until its Class Certificate Balance is reduced to zero;

(ii)   on and after the Distribution Date in November 2008, in an amount up to the Class 3-A-1B/C Payment Amount, concurrently, to the Class 3-A-1B and Class 3-A-1C Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

(iii)   to the Class 3-A-1A Certificates, until its Class Certificate Balance is reduced to zero; and

(iv) concurrently, to the Class 3-A-1B and Class 3-A-1C Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

(b)   the Class 3-A-2 Percentage, to the Class 3-A-2 Certificates, until its Class Certificate Balance is reduced to zero; and

•	with respect to loan group 4, concurrently:

(a)   the Group 4 Percentage, sequentially:

(i)	in an amount up to $1,000 on each Distribution Date to the Class 4-A-1A Certificates, until its Class Certificate Balance is reduced to zero;

(ii)   on and after the Distribution Date in November 2008, in an amount up to the Class 4-A-1B/C Payment Amount, concurrently, to the Class 4-A-1B and Class 4-A-1C Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

(iii)  to the Class 4-A-1A Certificates, until its Class Certificate Balance is reduced to zero; and

(iv) concurrently, to the Class 4-A-1B and Class 4-A-1C Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

(b)   the Class 4-A-2 Percentage, to the Class 4-A-2 Certificates, until its Class Certificate Balance is reduced to zero.

The “Group 2 Percentage” for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the Class 2-A-1A, Class 2-A-1B, Class 2-A-1C and Class 2-A-2 Certificates immediately prior to such Distribution Date.

The “Class 2-A-2 Percentage” for any Distribution Date will equal 100% minus the Group 2 Percentage for such Distribution Date.

The “Group 3 Percentage” for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 3-A-1A, Class 3-A-1B and Class 3-A-1C Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the Class 3-A-1A, Class 3-A-1B, Class 3-A-1C and Class 3-A-2 Certificates immediately prior to such Distribution Date.

The “Class 3-A-2 Percentage” for any Distribution Date will equal 100% minus the Group 3 Percentage for such Distribution Date.

The “Group 4 Percentage” for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 4-A-1A, Class 4-A-1B and Class 4-A-1C Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the Class 4-A-1A, Class 4-A-1B, Class 4-A-1C and Class 4-A-2 Certificates immediately prior to such Distribution Date.

The “Class 4-A-2 Percentage” for any Distribution Date will equal 100% minus the Group 4 Percentage for such Distribution Date.

The “Class 2-A-1B/C Payment Amount” for any Distribution Date will equal the product of (i) the number of months from the month of the closing date to the month of such Distribution Date, (ii) the aggregate Class Certificate Balance of the Class 2-A-1B and Class 2-A-1C Certificates immediately prior to such Distribution Date and (iii) 0.09%.

The “Class 3-A-1B/C Payment Amount” for any Distribution Date will equal the product of (i) the number of months from the month of the closing date to the month of such Distribution Date, (ii) the aggregate Class Certificate Balance of the Class 3-A-1B and Class 3-A-1C Certificates immediately prior to such Distribution Date and (iii) 0.09%.

The “Class 4-A-1B/C Payment Amount” for any Distribution Date will equal the product of (i) the number of months from the month of the closing date to the month of such Distribution Date, (ii) the aggregate Class Certificate Balance of the Class 4-A-1B and Class 4-A-1C Certificates immediately prior to such Distribution Date and (iii) 0.09%.

“Prepayment Period” means with respect to any Distribution Date and Due Date, the period beginning on the sixteenth day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, from October 1, 2007) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

The “Senior Principal Distribution Amount” for any Distribution Date and any loan group will equal the sum of

•	the related Senior Percentage of all amounts described in the first through fourth bullet of the definition of Principal Amount for that loan group and that Distribution Date,

•	for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

•
the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to such Due Date), and

•	the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan,

•	the related Senior Prepayment Percentage of amounts described in the sixth and seventh bullets of the definition of Principal Amount for that loan group and that Distribution Date, and

•	the principal portion of any Transfer Payments Received for that loan group and Distribution Date;

provided, however, that on any Distribution Date after the third Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula (or, if applicable, the formula set forth below) based on all the Mortgage Loans in the mortgage pool, as opposed to only the Mortgage Loans in the related loan group.

“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

•	the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

•	liquidation proceeds received through the end of the prior calendar month and allocable to principal;

•	prepayments of principal received through the last day of the related Prepayment Period; and

•	any Deficient Valuation previously applied to reduce the unpaid principal balance of the Mortgage Loan.

The Stated Principal Balance of a Liquidated Mortgage Loan is zero.

“Deficient Valuation” means for any Mortgage Loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

The “pool principal balance” as of any Due Date equals the aggregate Stated Principal Balance of the Mortgage Loans outstanding on such Due Date.

The “Senior Percentage” for any senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate Class Certificate Balance of the senior certificates (other than the related Notional Amount Certificates) of such senior certificate group immediately before that Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date); provided, however, that on any Distribution Date after the third Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates (other than the related Notional Amount Certificates) of such remaining senior certificate group immediately prior to such Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of senior certificates (other than the Notional Amount Certificates) and subordinated certificates immediately before such Distribution Date.

For any Distribution Date on and prior to the third Senior Termination Date, the “Subordinated Percentage” for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the third Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

The “Subordinated Prepayment Percentage” for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

The “Senior Prepayment Percentage” of a senior certificate group for any Distribution Date occurring during the ten years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of Realized Losses on the related Mortgage Loans, increasing the interest in the principal balance of the applicable loan group evidenced by the subordinated certificates. Increasing the interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows:

•	for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

•	for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date;

provided, however, that if any Distribution Date the Senior Percentage of a senior certificate group exceeds the Senior Percentage of such senior certificate group as of the closing date, then the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will equal 100%.

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all of the loan groups:

•
the aggregate Stated Principal Balance of all Mortgage Loans in a loan group that, without duplication, are either (x) delinquent 60 days or more according to the MBA Method (including Mortgage Loans in foreclosure, real estate owned by the issuing entity and Mortgage Loans the borrowers of which are in bankruptcy) (averaged over the preceding six month period) or (y) have had their related mortgage note modified during the immediately preceding twelve calendar months other than Mortgage Loans that were purchased from the issuing entity by a seller or the master servicer or Mortgage Loans that were modified prior to the closing date, as a percentage of (a) if such date is on or prior to the third Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group, or (b) if such date is after the third Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates on the Distribution Date, is less than 50%, and

•	cumulative Realized Losses on all of the Mortgage Loans in each loan group do not exceed

•
commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the third Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off date or (ii) if such date is after the third Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the “original subordinate principal balance”),

•	commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

•	commencing with the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

•	commencing with the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

•	commencing with the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

For purposes of calculating the delinquency rate, delinquencies with respect to the Mortgage Loans will be recognized in accordance with the MBA Method.

Notwithstanding the preceding paragraphs, the Senior Prepayment Percentage for each loan group will decrease prior to the tenth anniversary of the first distribution date (and may be less than the amount set forth above) if the Two Times Test is satisfied. The “Two Times Test” will be satisfied and the Senior Prepayment Percentage for each loan group will be adjusted if:

•	on or before the Distribution Date in October 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

•
after the Distribution Date in October 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

If the Two Times Test is satisfied as in the first bullet point, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage for that Distribution Date. If the Two Times Test is satisfied as in the second bullet point, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

The “Senior Termination Date” for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

The “Aggregate Subordinated Percentage” for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to such Due Date).

If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds available therefor, the Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all of the loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all of the loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date, the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the “Restricted Classes”). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

For any Distribution Date and any class of subordinated certificates, the “Applicable Credit Support Percentage” is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

For any Distribution Date and any class of Subordinated Certificates, the “Original Applicable Credit Support Percentage” is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of senior certificates (other than the Notional Amount Certificates) and subordinated certificates immediately prior to that Distribution Date.

On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

	Initial Beneficial Interest in Issuing Entity	Initial Credit Enhancement Level	Original Applicable Credit Support Percentage

Senior Certificates	93.95%	6.05%	N/A
Class M	2.15%	3.90%	6.05%
Class B-1	1.40%	2.50%	3.90%
Class B-2	0.90%	1.60%	2.50%
Class B-3	1.05%	0.55%	1.60%
Class B-4	0.35%	0.20%	0.55%
Class B-5	0.20%	0.00%	0.20%

For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

The “Subordinated Principal Distribution Amount” for any loan group and any Distribution Date will equal the sum of:

•	the Subordinated Percentage for that loan group of all amounts described in the first through fourth bullets of the definition of Principal Amount for that loan group and that Distribution Date,

•
for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount for that loan group up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

•	the related Subordinate Prepayment Percentage of amounts described in the sixth and seventh bullets of the definition of Principal Amount for that loan group and that Distribution Date,

minus

•	the principal portion of any Transfer Payments Made for that loan group.

On any Distribution Date after the third Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will be calculated pursuant to the formula set forth above (or, if applicable, the formula set forth below) based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans only in the related loan group.

Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

The “Senior Credit Support Depletion Date” is the date on which the aggregate Class Certificate Balance of the subordinated certificates has been reduced to zero.

Allocation of Realized Losses

On each Distribution Date, the amount of any Realized Loss with respect to any loan group will be allocated:

•
first, to the subordinated certificates, in the reverse order of their distribution priority (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

•	second, to the related classes of senior certificates in the related senior certificate group (other than the Notional Amount Certificates), in the following order:

•	in the case of loan group 1, sequentially, to the Class 1-A-2 and Class 1-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

•	in the case of loan group 2, sequentially:

(i)   to the Class 2-A-2 Certificates, until its Class Certificate Balance is reduced to zero; and

(ii)  concurrently, to the Class 2-A-1A, Class 2-A-1B and Class 2-A-1C Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero, except that any Realized Losses that would otherwise be allocated to the Class 2-A-1B Certificates will instead be allocated to the Class 2-A-1C Certificates, until its Class Certificate Balance is reduced to zero;

•	in the case of loan group 3, sequentially:

(i)   to the Class 3-A-2 Certificates, until its Class Certificate Balance is reduced to zero; and

(ii)  concurrently, to the Class 3-A-1A, Class 3-A-1B and Class 3-A-1C Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero, except that any Realized Losses that would otherwise be allocated to the Class 3-A-1B Certificates will instead be allocated to the Class 3-A-1C Certificates, until its Class Certificate Balance is reduced to zero; and

•	in the case of loan group 4, sequentially:

(i)   to the Class 4-A-2 Certificates, until its Class Certificate Balance is reduced to zero; and

(ii)  concurrently, to the Class 4-A-1A, Class 4-A-1B and Class 4-A-1C Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero, except that any Realized Losses that would otherwise be allocated to the Class 4-A-1B Certificates will instead be allocated to the Class 4-A-1C Certificates, until its Class Certificate Balance is reduced to zero.

On any Distribution Date, the Class Certificate Balance of each class of Exchangeable Certificates will be reduced by a proportionate share of the amount of Realized Losses allocated on that Distribution Date to the related Depositable Certificates that have been deposited and will be increased by a proportionate share of the amount of

Subsequent Recoveries allocated on that Distribution Date to the related Depositable Certificates that have been deposited.

For purposes of allocating losses to the subordinated certificates, the Class M Certificates have a higher distribution priority than each other class of subordinated certificates.

Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, without duplication, (w) for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan, (x) for a Mortgage Loan that has been the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation, (y) for a Mortgage Loan that has been the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related scheduled payment has been reduced and (z) for a Mortgage Loan that has been the subject of a modification that resulted in a permanent reduction in its principal balance or forgiveness of any accrued and unpaid interest, the amount of that reduction and/or forgiveness.

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.

Optional Purchase of Defaulted Loans and Certain Delinquent Loans

The master servicer may, at its option but subject to the conditions set forth in the pooling and servicing agreement, purchase from the issuing entity any Mortgage Loan that is delinquent in payment by 151 days or more according to the MBA Method. In addition, if a Mortgage Loan becomes subject to a repurchase obligation of an unaffiliated seller to Countrywide Home Loans due to a delinquency on a scheduled payment due on or prior to the first scheduled payment owing to the issuing entity, the master servicer will have the option to purchase that Mortgage Loan, regardless of current payment status, until the 270th day following the date on which that Mortgage Loan becomes subject to that repurchase obligation. Any purchase pursuant to the provisions described above will be at a price equal to 100% of the Stated Principal Balance of the Mortgage Loan plus accrued interest at the applicable Mortgage Rate from the date through which interest was last paid by the related borrower or advanced (and not reimbursed) to the first day of the month in which the amount is to be distributed.

ANNEX A

THE MORTGAGE POOL

MORTGAGE LOANS

The following information sets forth certain characteristics of the Mortgage Loans as of the cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated in each case by aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date. Due to rounding, the sum in any column of the following tables may not equal the indicated value. The FICO Credit Scores referenced in the following tables with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies in connection with the origination of such Mortgage Loans.

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
5/25 Six-Month LIBOR 40/30 Balloon	1	218,304	0.04	218,304	6.840	350	755	80.00	100.00
5/1 Six-Month LIBOR	3	344,277	0.06	114,759	5.211	308	761	84.48	92.37
7/1 One-Year CMT	1	524,115	0.09	524,115	6.875	358	660	58.33	58.33
3/27 Six-Month LIBOR - Interest Only	5	2,158,920	0.39	431,784	6.254	351	755	78.06	86.99
5/25 Six-Month LIBOR	3	1,597,950	0.29	532,650	7.345	353	715	80.00	89.36
5/25 Six-Month LIBOR - Interest Only	46	20,944,897	3.74	455,324	6.724	353	737	75.01	83.31
7/23 Six-Month LIBOR - Interest Only	9	4,011,530	0.72	445,726	6.975	355	747	77.48	94.20
3/1 One-Year LIBOR	5	3,097,197	0.55	619,439	5.906	356	724	71.65	73.32
3/1 One-Year LIBOR - Interest Only	81	58,074,661	10.37	716,971	6.098	355	739	72.28	76.23
5/1 One-Year LIBOR	25	12,871,481	2.30	514,859	6.444	354	727	76.06	80.51
5/1 One-Year LIBOR - Interest Only	202	183,937,989	32.85	910,584	6.618	357	735	69.89	74.15
7/1 One-Year LIBOR	15	9,923,898	1.77	661,593	6.515	356	727	70.82	74.98
7/1 One-Year LIBOR - Interest Only	207	163,063,409	29.12	787,746	6.662	357	744	71.21	75.55
10/1 One-Year LIBOR	4	1,555,172	0.28	388,793	6.441	357	726	70.46	72.66
10/1 One-Year LIBOR - Interest Only	147	97,654,568	17.44	664,317	6.777	356	739	72.43	80.11
Total	754	$559,978,366	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
50,000.01 - 100,000.00	3	255,383	0.05	85,128	5.990	336	688	82.89	89.78
100,000.01 - 150,000.00	11	1,423,724	0.25	129,429	6.655	349	744	67.60	71.74
150,000.01 - 200,000.00	14	2,344,893	0.42	167,492	6.730	356	712	75.91	84.38
200,000.01 - 250,000.00	18	4,160,334	0.74	231,130	6.808	355	711	71.93	78.43
250,000.01 - 300,000.00	22	6,076,575	1.09	276,208	6.927	356	716	79.69	88.93
300,000.01 - 350,000.00	17	5,548,137	0.99	326,361	6.738	354	725	75.51	80.49
350,000.01 - 400,000.00	24	8,902,583	1.59	370,941	6.391	353	721	77.18	83.94
400,000.01 - 450,000.00	56	24,276,872	4.34	433,516	6.530	357	732	76.07	85.19
450,000.01 - 500,000.00	102	48,881,674	8.73	479,232	6.540	356	737	76.72	86.07
500,000.01 - 550,000.00	98	51,434,686	9.19	524,844	6.395	356	743	77.01	85.23
550,000.01 - 600,000.00	76	43,682,660	7.80	574,772	6.839	357	737	76.62	84.62
600,000.01 - 650,000.00	78	49,214,154	8.79	630,951	6.570	357	741	76.82	84.10
650,000.01 - 700,000.00	23	15,490,508	2.77	673,500	6.367	356	747	72.99	75.79
700,000.01 - 750,000.00	13	9,479,109	1.69	729,162	7.002	358	732	77.30	84.45
750,000.01 - 1,000,000.00	88	80,030,547	14.29	909,438	6.667	357	737	70.87	75.30
1,000,000.01 - 1,500,000.00	63	79,355,995	14.17	1,259,619	6.661	356	745	66.73	69.52
1,500,000.01 - 2,000,000.00	18	31,969,686	5.71	1,776,094	6.631	356	730	64.44	66.71
Greater than 2,000,000.00	30	97,450,848	17.40	3,248,362	6.533	354	740	64.10	65.04
Total	754	$559,978,366	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans was approximately $742,677.

Original Mortgage Loan Principal Balances

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
50,000.01 - 100,000.00	2	159,526	0.03	79,763	6.375	354	692	80.00	91.03
100,000.01 - 150,000.00	12	1,519,581	0.27	126,632	6.573	346	740	68.87	72.75
150,000.01 - 200,000.00	14	2,344,893	0.42	167,492	6.730	356	712	75.91	84.38
200,000.01 - 250,000.00	18	4,160,334	0.74	231,130	6.808	355	711	71.93	78.43
250,000.01 - 300,000.00	22	6,076,575	1.09	276,208	6.927	356	716	79.69	88.93
300,000.01 - 350,000.00	17	5,548,137	0.99	326,361	6.738	354	725	75.51	80.49
350,000.01 - 400,000.00	22	8,130,408	1.45	369,564	6.508	355	717	77.94	85.34
400,000.01 - 450,000.00	56	24,211,122	4.32	432,341	6.504	356	732	76.06	85.21
450,000.01 - 500,000.00	102	48,881,674	8.73	479,232	6.540	356	737	76.72	86.07
500,000.01 - 550,000.00	96	50,298,361	8.98	523,941	6.399	357	744	77.28	85.59
550,000.01 - 600,000.00	78	44,736,905	7.99	573,550	6.814	356	737	76.62	84.53
600,000.01 - 650,000.00	79	49,734,159	8.88	629,546	6.573	357	741	76.58	83.79
650,000.01 - 700,000.00	23	15,490,508	2.77	673,500	6.367	356	747	72.99	75.79
700,000.01 - 750,000.00	13	9,479,109	1.69	729,162	7.002	358	732	77.30	84.45
750,000.01 - 1,000,000.00	88	80,030,547	14.29	909,438	6.667	357	737	70.87	75.30
1,000,000.01 - 1,500,000.00	63	78,375,994	14.00	1,244,063	6.663	357	746	66.63	69.46
1,500,000.01 - 2,000,000.00	18	31,969,686	5.71	1,776,094	6.631	356	730	64.44	66.71
Greater than 2,000,000.00	31	98,830,848	17.65	3,188,092	6.531	354	740	64.18	65.11
Total	754	$559,978,366	100.00%

Geographic Distribution of Mortgaged Properties(1)

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Alabama	1	399,999	0.07	399,999	6.125	353	790	59.09	59.09
Arizona	18	9,482,450	1.69	526,803	6.764	356	729	72.33	78.62
California	350	256,032,223	45.72	731,521	6.568	356	739	71.45	78.47
Colorado	11	13,612,851	2.43	1,237,532	6.425	354	744	64.14	65.62
Connecticut	6	14,383,507	2.57	2,397,251	6.596	357	762	68.35	68.35
Delaware	2	1,501,429	0.27	750,715	7.362	359	704	63.82	63.82
Florida	76	46,559,017	8.31	612,619	6.847	356	739	70.02	73.14
Georgia	6	8,160,650	1.46	1,360,108	6.138	354	715	68.88	75.80
Hawaii	10	13,931,111	2.49	1,393,111	6.584	356	735	63.23	64.07
Idaho	2	1,828,961	0.33	914,481	7.463	357	765	75.36	77.44
Illinois	29	22,091,101	3.94	761,762	6.962	357	747	74.20	79.38
Indiana	6	2,675,610	0.48	445,935	6.562	347	695	76.79	80.03
Kentucky	2	1,258,868	0.22	629,434	5.352	338	742	80.00	80.00
Maine	1	449,510	0.08	449,510	6.375	359	755	80.00	90.00
Maryland	9	4,757,114	0.85	528,568	6.196	354	728	76.32	82.75
Massachusetts	11	16,661,326	2.98	1,514,666	6.293	354	757	68.98	72.75
Michigan	7	4,133,519	0.74	590,503	6.691	357	747	75.28	80.60
Minnesota	5	2,044,006	0.37	408,801	5.833	357	693	73.92	82.24
Mississippi	1	172,900	0.03	172,900	7.250	356	669	95.00	95.00
Missouri	1	419,949	0.07	419,949	7.875	354	709	80.00	100.00
Montana	4	2,195,240	0.39	548,810	7.353	359	707	80.66	81.13
Nevada	20	14,263,267	2.55	713,163	6.597	357	747	77.37	80.00
New Hampshire	3	1,981,739	0.35	660,580	6.481	357	751	67.44	67.44
New Jersey	29	16,379,810	2.93	564,821	6.537	356	721	77.00	81.26
New Mexico	1	552,000	0.10	552,000	6.125	358	699	80.00	80.00
New York	61	54,259,353	9.69	889,498	6.613	358	739	71.08	74.37
North Carolina	8	5,146,737	0.92	643,342	6.763	357	713	74.12	77.19
Ohio	4	1,347,518	0.24	336,879	5.281	340	718	80.51	85.08
Oregon	8	3,681,111	0.66	460,139	6.644	355	727	75.61	82.07
Pennsylvania	1	500,000	0.09	500,000	6.375	353	727	76.10	76.10
Rhode Island	5	5,370,602	0.96	1,074,120	6.582	358	738	73.89	80.40
South Carolina	5	2,673,925	0.48	534,785	6.702	356	755	72.09	77.32
Tennessee	7	4,803,940	0.86	686,277	6.984	358	711	72.21	76.37
Texas	5	3,937,244	0.70	787,449	6.405	357	721	75.48	77.82
Utah	8	3,826,589	0.68	478,324	7.084	358	753	71.19	72.06
Virginia	6	5,021,939	0.90	836,990	6.521	356	756	72.67	77.48
Washington	20	9,870,559	1.76	493,528	6.548	356	740	70.70	75.21
West Virginia	1	589,000	0.11	589,000	7.500	360	677	58.61	59.60

Wisconsin	2	1,105,115	0.20	552,557	5.971	356	731	74.06	82.30
Wyoming	2	1,916,576	0.34	958,288	6.200	351	730	72.80	72.80
Total	754	$559,978,366	100.00%

(1)	As of the cut-off date, no more than approximately 1.243% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50.00	36	32,636,734	5.83	906,576	6.542	357	746	44.01	44.15
50.01 - 55.00	24	35,637,414	6.36	1,484,892	6.353	355	727	53.71	54.73
55.01 - 60.00	41	48,244,617	8.62	1,176,698	6.408	356	734	58.67	60.51
60.01 - 65.00	27	23,212,324	4.15	859,716	6.554	355	722	62.68	68.60
65.01 - 70.00	60	76,335,351	13.63	1,272,256	6.601	355	736	68.95	70.12
70.01 - 75.00	90	72,193,294	12.89	802,148	6.751	357	742	73.54	76.40
75.01 - 80.00	440	256,498,961	45.81	582,952	6.629	356	742	79.60	88.55
80.01 - 85.00	5	2,735,634	0.49	547,127	6.669	358	731	84.05	84.60
85.01 - 90.00	18	7,619,517	1.36	423,307	6.629	355	719	89.17	89.17
90.01 - 95.00	7	2,733,890	0.49	390,556	7.101	359	716	94.59	94.59
95.01 - 100.00	6	2,130,630	0.38	355,105	7.256	357	698	100.00	100.00
Total	754	$559,978,366	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 71.45%.

(2)
Does not take into account any secondary financing on the Mortgage Loans that may exist at the time of origination. See the definition of “Loan-to-Value Ratio” under the heading “The Mortgage Pool” in this prospectus supplement.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50.00	35	32,071,734	5.73	916,335	6.545	357	746	44.00	44.02
50.01 - 55.00	22	32,538,647	5.81	1,479,029	6.320	355	733	53.67	53.80
55.01 - 60.00	34	35,356,329	6.31	1,039,892	6.553	357	727	58.10	58.40
60.01 - 65.00	26	25,969,000	4.64	998,808	6.369	355	735	60.64	62.61
65.01 - 70.00	57	76,079,899	13.59	1,334,735	6.569	355	734	68.28	69.01
70.01 - 75.00	78	59,266,974	10.58	759,833	6.799	357	743	73.12	73.54
75.01 - 80.00	170	115,234,872	20.58	677,852	6.533	356	743	78.63	79.38
80.01 - 85.00	20	14,317,314	2.56	715,866	6.725	355	744	76.40	83.89
85.01 - 90.00	102	65,974,793	11.78	646,812	6.456	356	742	79.65	89.33
90.01 - 95.00	50	28,343,574	5.06	566,871	6.895	357	730	80.00	94.69
95.01 - 100.00	160	74,825,230	13.36	467,658	6.825	356	736	80.41	99.95
Total	754	$559,978,366	100.00%

(1)	As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Mortgage Loans was approximately 76.55%.

(2)
The original Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under the heading “The Mortgage Pool” in this prospectus supplement.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
3.501 - 4.000	3	1,844,536	0.33	614,845	3.916	351	750	79.96	92.83
4.001 - 4.500	5	1,904,220	0.34	380,844	4.316	344	725	78.59	90.68
4.501 - 5.000	18	8,717,503	1.56	484,306	4.875	354	741	80.32	90.27
5.001 - 5.500	34	22,552,605	4.03	663,312	5.398	354	739	70.22	74.55
5.501 - 6.000	103	84,161,009	15.03	817,097	5.873	354	741	67.72	71.30
6.001 - 6.500	207	159,483,360	28.48	770,451	6.337	356	743	70.02	74.00
6.501 - 7.000	204	161,930,802	28.92	793,778	6.797	357	736	71.66	76.52
7.001 - 7.500	101	65,486,332	11.69	648,380	7.304	358	739	74.74	82.51
7.501 - 8.000	54	34,328,518	6.13	635,713	7.781	357	728	76.36	84.20
8.001 - 8.500	18	14,764,405	2.64	820,245	8.334	358	715	75.84	81.27
8.501 - 9.000	7	4,805,077	0.86	686,440	8.900	359	736	66.62	76.29
Total	754	$559,978,366	100.00%

(1)
The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans was approximately 6.601% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 6.598% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Single Family Residence	419	331,648,990	59.23	791,525	6.666	356	736	70.96	75.81
Planned Unit Development	180	136,770,681	24.42	759,837	6.514	356	737	70.79	76.21
Low-rise Condominium	70	36,240,811	6.47	517,726	6.243	357	751	74.49	81.55
High-rise Condominium	52	32,882,279	5.87	632,352	6.626	358	753	72.70	76.19
2-4 Family Residence	24	15,853,791	2.83	660,575	6.846	357	749	74.81	83.28
Cooperative	6	5,451,615	0.97	908,603	6.373	359	743	79.00	79.00
Condominium Hotel	3	1,130,200	0.20	376,733	6.466	356	770	76.72	76.72
Total	754	$559,978,366	100.00%

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Purchase	400	244,852,167	43.73	612,130	6.649	357	739	76.57	85.40
Refinance (Rate/Term)	235	203,853,715	36.40	867,463	6.618	356	741	69.31	72.35
Refinance (Cash-Out)	119	111,272,484	19.87	935,063	6.465	356	732	64.10	64.78
Total	754	$559,978,366	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Primary Residence	697	515,781,954	92.11	740,003	6.586	356	737	71.77	77.18
Secondary Residence	57	44,196,412	7.89	775,376	6.777	357	751	67.66	69.15
Total	754	$559,978,366	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)	Weighted Average Original Term to Maturity (Months)
360	105	71,230,910	12.72	678,390	6.697	744	72.05	74.82	360
359	143	97,276,353	17.37	680,254	6.852	737	71.32	76.12	360
358	147	106,090,291	18.95	721,703	6.804	737	72.41	77.66	360
357	69	62,312,418	11.13	903,079	6.594	742	68.85	74.16	360
356	106	70,531,874	12.60	665,395	6.593	738	74.28	83.97	360
355	41	29,614,263	5.29	722,299	6.316	730	71.20	77.04	360
354	21	14,623,336	2.61	696,349	6.614	731	74.57	78.40	360
353	13	9,400,298	1.68	723,100	6.325	739	75.24	78.80	360
352	27	30,027,396	5.36	1,112,126	6.149	747	68.65	71.27	360
351	27	31,280,987	5.59	1,158,555	5.876	733	64.20	66.45	360
350	25	19,918,432	3.56	796,737	6.721	733	75.91	80.94	360
349	10	5,693,706	1.02	569,371	6.202	743	74.09	79.26	360
348	5	2,873,525	0.51	574,705	6.615	741	62.57	66.13	359
347	2	757,455	0.14	378,728	7.238	730	81.39	81.39	356
343	1	1,000,000	0.18	1,000,000	6.875	737	66.67	95.00	360
342	1	454,800	0.08	454,800	6.500	671	77.08	77.08	360
341	2	2,817,715	0.50	1,408,858	6.500	789	66.97	66.97	360
328	1	1,496,270	0.27	1,496,270	5.875	720	61.22	81.63	360
325	1	424,720	0.08	424,720	5.125	779	80.00	90.00	360
313	1	458,868	0.08	458,868	4.875	672	80.00	80.00	360
312	1	514,527	0.09	514,527	5.125	698	79.21	79.21	360
311	2	504,570	0.09	252,285	4.145	751	79.26	84.65	360
307	1	95,857	0.02	95,857	5.350	681	87.70	87.70	360
306	1	116,026	0.02	116,026	6.250	755	90.00	90.00	360
301	1	463,767	0.08	463,767	5.625	680	50.51	62.63	360
Total	754	$559,978,366	100.00%

(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans was approximately 356 months.

Documentation Programs

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Reduced	436	346,421,054	61.86	794,544	6.762	356	738	70.57	76.57
Full/Alternative	147	112,809,574	20.15	767,412	6.270	355	729	72.06	76.19
Preferred	156	96,395,161	17.21	617,918	6.425	358	751	74.01	77.21
Streamlined	13	3,759,330	0.67	289,179	6.408	358	732	66.91	68.27
Full Documentation	2	593,247	0.11	296,624	5.575	350	712	77.56	77.56
Total	754	$559,978,366	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
641 - 660	22	7,624,429	1.36	346,565	7.122	359	660	67.11	69.14
661 - 680	43	31,626,150	5.65	735,492	6.808	355	670	69.49	72.76
681 - 700	66	40,833,897	7.29	618,695	6.671	356	691	70.91	74.70
701 - 720	131	99,418,382	17.75	758,919	6.602	356	712	71.22	78.12
721 - 740	146	109,465,709	19.55	749,765	6.605	356	730	72.71	79.37
741 - 760	130	107,665,968	19.23	828,200	6.598	356	750	71.04	76.01
761 - 780	112	90,731,352	16.20	810,101	6.506	357	772	71.44	75.72
781 - 800	78	56,491,793	10.09	724,254	6.531	356	790	72.23	75.84
801 - 820	25	15,988,293	2.86	639,532	6.565	358	807	71.47	73.86
821 - 840	1	132,394	0.02	132,394	4.200	311	825	77.30	97.84
Total	754	$559,978,366	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans was approximately 738.

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	393	306,916,338	54.81	780,958	6.641	356	740	71.12	75.34
12	186	148,379,713	26.50	797,740	6.490	357	738	70.40	75.93
24	22	6,220,485	1.11	282,749	6.332	351	729	79.31	92.50
36	96	63,385,556	11.32	660,266	6.684	357	735	73.85	80.94
60	57	35,076,274	6.26	615,373	6.624	357	737	73.01	79.01
Total	754	$559,978,366	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
6	1	116,026	0.02	116,026	6.250	306	755	90.00	90.00
7	1	95,857	0.02	95,857	5.350	307	681	87.70	87.70
11	2	504,570	0.09	252,285	4.145	311	751	79.26	84.65
12	1	514,527	0.09	514,527	5.125	312	698	79.21	79.21
13	1	458,868	0.08	458,868	4.875	313	672	80.00	80.00
24	1	600,000	0.11	600,000	6.750	348	721	63.83	63.83
25	2	908,767	0.16	454,384	6.053	325	695	58.30	64.49
26	3	4,989,692	0.89	1,663,231	6.541	350	752	75.45	81.39
27	10	5,958,707	1.06	595,871	5.368	351	723	75.07	80.17
28	12	7,905,638	1.41	658,803	5.735	352	725	70.62	75.18
29	9	5,088,657	0.91	565,406	6.238	353	741	77.52	84.10
30	6	3,693,631	0.66	615,605	6.375	354	720	72.77	75.92
32	3	1,787,600	0.32	595,867	5.835	356	753	80.00	83.11
33	13	10,843,299	1.94	834,100	6.297	357	750	69.25	72.78
34	20	14,798,497	2.64	739,925	6.078	358	736	71.41	75.11
35	5	2,367,300	0.42	473,460	6.351	359	746	70.76	71.27
36	8	4,852,757	0.87	606,595	6.190	360	758	73.44	76.12
42	1	454,800	0.08	454,800	6.500	342	671	77.08	77.08
43	1	1,000,000	0.18	1,000,000	6.875	343	737	66.67	95.00
47	1	416,055	0.07	416,055	7.125	347	682	74.46	74.46
48	2	1,039,140	0.19	519,570	6.621	348	757	69.85	79.71
49	5	1,911,332	0.34	382,266	5.826	344	731	79.62	89.84
50	20	9,403,288	1.68	470,164	6.445	350	721	75.38	82.88
51	10	18,744,676	3.35	1,874,468	5.971	351	723	59.96	61.56
52	10	17,545,400	3.13	1,754,540	6.363	352	757	67.68	68.84
53	1	3,000,000	0.54	3,000,000	6.375	353	730	69.77	69.77
54	6	2,391,198	0.43	398,533	7.387	354	730	80.00	94.68
55	14	10,537,573	1.88	752,684	6.365	355	739	67.85	73.34
56	13	11,987,400	2.14	922,108	6.628	356	734	73.55	77.23
57	32	33,642,945	6.01	1,051,342	6.640	357	735	66.32	71.99
58	46	31,981,159	5.71	695,243	6.796	358	733	75.21	80.61
59	55	37,046,943	6.62	673,581	6.916	359	723	72.36	78.26
60	58	37,547,859	6.71	647,377	6.788	360	748	74.20	77.89
65	2	2,817,715	0.50	1,408,858	6.500	341	789	66.97	66.97
73	5	3,762,095	0.67	752,419	6.236	349	757	72.86	76.62
74	1	1,499,587	0.27	1,499,587	6.625	350	715	69.77	69.77
75	6	5,426,935	0.97	904,489	5.971	351	766	68.61	70.46
76	5	4,576,357	0.82	915,271	6.045	352	743	68.92	73.85
77	1	595,115	0.11	595,115	6.750	353	774	80.00	80.00

78	8	7,038,508	1.26	879,813	6.340	354	741	76.32	77.63
79	14	10,183,226	1.82	727,373	6.075	355	733	72.30	78.61
80	30	22,331,927	3.99	744,398	6.453	356	735	71.76	80.20
81	11	10,038,304	1.79	912,573	6.675	357	746	73.00	77.43
82	51	37,579,825	6.71	736,859	7.044	358	742	72.94	78.17
83	66	47,895,205	8.55	725,685	6.800	359	745	71.15	75.60
84	30	22,889,665	4.09	762,989	6.727	360	738	67.23	69.13
88	1	1,496,270	0.27	1,496,270	5.875	328	720	61.22	81.63
107	1	341,400	0.06	341,400	7.375	347	789	89.84	89.84
108	1	1,011,385	0.18	1,011,385	6.500	348	745	50.57	50.57
110	1	4,025,865	0.72	4,025,865	7.625	350	742	80.00	80.00
111	1	1,150,669	0.21	1,150,669	6.500	351	798	56.14	56.14
113	2	716,526	0.13	358,263	6.375	353	740	77.94	77.94
114	1	1,500,000	0.27	1,500,000	7.250	354	718	62.11	62.11
115	14	9,116,464	1.63	651,176	6.538	355	717	74.06	79.62
116	60	34,424,948	6.15	573,749	6.711	356	740	75.86	88.80
117	13	7,787,870	1.39	599,067	6.702	357	755	73.90	81.19
118	30	21,730,810	3.88	724,360	6.893	358	733	68.03	74.20
119	17	9,966,905	1.78	586,289	6.981	359	751	68.41	71.82
120	9	5,940,628	1.06	660,070	6.423	360	737	75.95	76.24
Total	754	$559,978,366	100.00%

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	740	555,263,071	99.16	750,356	6.593	356	739	71.34	76.39
3.001 - 4.000	3	652,208	0.12	217,403	7.046	342	738	93.04	93.04
4.001 - 5.000	11	4,063,087	0.73	369,372	7.638	354	711	82.79	96.13
Total	754	$559,978,366	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans was approximately 2.288%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
9.001 - 10.000	15	7,221,575	1.29	481,438	4.594	350	749	79.59	89.43
10.001 - 11.000	91	73,477,081	13.12	807,440	5.702	354	742	70.63	76.10
11.001 - 12.000	402	319,174,938	57.00	793,968	6.480	356	739	69.88	74.02
12.001 - 13.000	201	130,846,589	23.37	650,978	7.166	357	737	74.54	80.76
13.001 - 14.000	42	27,293,155	4.87	649,837	8.132	358	724	74.30	82.63
14.001 - 15.000	3	1,965,027	0.35	655,009	8.431	356	762	80.00	92.93
Total	754	$559,978,366	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
April 2008	1	116,026	0.02	116,026	6.250	306	755	90.00	90.00
May 2008	1	95,857	0.02	95,857	5.350	307	681	87.70	87.70
September 2008	2	504,570	0.09	252,285	4.145	311	751	79.26	84.65
October 2008	1	514,527	0.09	514,527	5.125	312	698	79.21	79.21
November 2008	1	458,868	0.08	458,868	4.875	313	672	80.00	80.00
October 2009	1	600,000	0.11	600,000	6.750	348	721	63.83	63.83
November 2009	2	908,767	0.16	454,384	6.053	325	695	58.30	64.49
December 2009	3	4,989,692	0.89	1,663,231	6.541	350	752	75.45	81.39
January 2010	10	5,958,707	1.06	595,871	5.368	351	723	75.07	80.17
February 2010	12	7,905,638	1.41	658,803	5.735	352	725	70.62	75.18
March 2010	9	5,088,657	0.91	565,406	6.238	353	741	77.52	84.10
April 2010	6	3,693,631	0.66	615,605	6.375	354	720	72.77	75.92
June 2010	3	1,787,600	0.32	595,867	5.835	356	753	80.00	83.11
July 2010	13	10,843,299	1.94	834,100	6.297	357	750	69.25	72.78
August 2010	20	14,798,497	2.64	739,925	6.078	358	736	71.41	75.11
September 2010	5	2,367,300	0.42	473,460	6.351	359	746	70.76	71.27
October 2010	8	4,852,757	0.87	606,595	6.190	360	758	73.44	76.12
April 2011	1	454,800	0.08	454,800	6.500	342	671	77.08	77.08
May 2011	1	1,000,000	0.18	1,000,000	6.875	343	737	66.67	95.00
September 2011	1	416,055	0.07	416,055	7.125	347	682	74.46	74.46
October 2011	2	1,039,140	0.19	519,570	6.621	348	757	69.85	79.71
November 2011	5	1,911,332	0.34	382,266	5.826	344	731	79.62	89.84

December 2011	20	9,403,288	1.68	470,164	6.445	350	721	75.38	82.88
January 2012	10	18,744,676	3.35	1,874,468	5.971	351	723	59.96	61.56
February 2012	10	17,545,400	3.13	1,754,540	6.363	352	757	67.68	68.84
March 2012	1	3,000,000	0.54	3,000,000	6.375	353	730	69.77	69.77
April 2012	6	2,391,198	0.43	398,533	7.387	354	730	80.00	94.68
May 2012	14	10,537,573	1.88	752,684	6.365	355	739	67.85	73.34
June 2012	13	11,987,400	2.14	922,108	6.628	356	734	73.55	77.23
July 2012	32	33,642,945	6.01	1,051,342	6.640	357	735	66.32	71.99
August 2012	46	31,981,159	5.71	695,243	6.796	358	733	75.21	80.61
September 2012	55	37,046,943	6.62	673,581	6.916	359	723	72.36	78.26
October 2012	54	34,973,399	6.25	647,656	6.846	360	747	74.32	77.77
November 2012	4	2,574,460	0.46	643,615	5.997	360	759	72.47	79.54
March 2013	2	2,817,715	0.50	1,408,858	6.500	341	789	66.97	66.97
November 2013	5	3,762,095	0.67	752,419	6.236	349	757	72.86	76.62
December 2013	1	1,499,587	0.27	1,499,587	6.625	350	715	69.77	69.77
January 2014	6	5,426,935	0.97	904,489	5.971	351	766	68.61	70.46
February 2014	5	4,576,357	0.82	915,271	6.045	352	743	68.92	73.85
March 2014	1	595,115	0.11	595,115	6.750	353	774	80.00	80.00
April 2014	8	7,038,508	1.26	879,813	6.340	354	741	76.32	77.63
May 2014	14	10,183,226	1.82	727,373	6.075	355	733	72.30	78.61
June 2014	30	22,331,927	3.99	744,398	6.453	356	735	71.76	80.20
July 2014	11	10,038,304	1.79	912,573	6.675	357	746	73.00	77.43
August 2014	51	37,579,825	6.71	736,859	7.044	358	742	72.94	78.17
September 2014	66	47,895,205	8.55	725,685	6.800	359	745	71.15	75.60
October 2014	30	22,889,665	4.09	762,989	6.727	360	738	67.23	69.13
February 2015	1	1,496,270	0.27	1,496,270	5.875	328	720	61.22	81.63
September 2016	1	341,400	0.06	341,400	7.375	347	789	89.84	89.84
October 2016	1	1,011,385	0.18	1,011,385	6.500	348	745	50.57	50.57
December 2016	1	4,025,865	0.72	4,025,865	7.625	350	742	80.00	80.00
January 2017	1	1,150,669	0.21	1,150,669	6.500	351	798	56.14	56.14
March 2017	2	716,526	0.13	358,263	6.375	353	740	77.94	77.94
April 2017	1	1,500,000	0.27	1,500,000	7.250	354	718	62.11	62.11
May 2017	14	9,116,464	1.63	651,176	6.538	355	717	74.06	79.62
June 2017	60	34,424,948	6.15	573,749	6.711	356	740	75.86	88.80
July 2017	13	7,787,870	1.39	599,067	6.702	357	755	73.90	81.19
August 2017	30	21,730,810	3.88	724,360	6.893	358	733	68.03	74.20
September 2017	17	9,966,905	1.78	586,289	6.981	359	751	68.41	71.82
October 2017	9	5,940,628	1.06	660,070	6.423	360	737	75.95	76.24
Total	754	$559,978,366	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	713	546,359,278	97.57%	766,282	6.595	356	739	71.23	76.19
3.001 - 4.000	2	1,040,325	0.19	520,163	8.418	358	738	86.35	97.88
4.001 - 5.000	11	5,031,561	0.90	457,415	7.325	352	717	79.44	88.59
5.001 - 6.000	10	2,967,334	0.53	296,733	5.706	349	709	78.80	83.89
6.001 - 7.000	16	4,244,454	0.76	265,278	6.596	350	735	80.66	96.01
7.001 - 8.000	2	335,414	0.06	167,707	7.279	350	736	80.00	100.00
Total	754	$559,978,366	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.000	85	58,895,178	10.52	692,884	6.107	355	735	73.05	77.16
3.000	22	5,919,899	1.06	269,086	6.229	350	726	79.28	92.12
5.000	609	471,855,056	84.26	774,803	6.673	356	739	71.42	76.53
6.000	38	23,308,233	4.16	613,375	6.486	356	747	65.81	71.36
Total	754	$559,978,366	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
1.000	45	19,547,757	3.49%	434,395	6.499	352	736	74.35	81.92
2.000	709	540,430,610	96.51	762,243	6.605	356	739	71.34	76.36
Total	754	$559,978,366	100.00%

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	57	30,132,393	5.38%	528,638	6.456	354	725	73.62	77.90
36	16	9,911,445	1.77	619,465	5.717	353	737	73.20	76.31
60	28	13,231,756	2.36	472,563	6.570	352	724	72.02	81.75
84	8	6,596,820	1.18	824,603	6.502	347	765	74.96	78.92
120	645	500,105,952	89.31	775,358	6.630	357	739	71.22	76.30
Total	754	$559,978,366	100.00%

LOAN GROUP 1

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
3/27 6-month LIBOR - Interest Only	5	2,158,920	3.41	431,784	6.254	351	755	78.06	86.99
3/1 One-Year LIBOR	5	3,097,197	4.89	619,439	5.906	356	724	71.65	73.32
3/1 One-Year LIBOR - Interest Only	81	58,074,661	91.70	716,971	6.098	355	739	72.28	76.23
Total	91	$63,330,778	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
150,000.01 - 200,000.00	1	200,000	0.32	200,000	7.875	359	660	48.44	48.44
250,000.01 - 300,000.00	2	555,120	0.88	277,560	6.684	353	722	80.00	100.00
300,000.01 - 350,000.00	1	335,000	0.53	335,000	6.125	352	773	67.68	67.68
350,000.01 - 400,000.00	2	751,999	1.19	376,000	6.184	353	768	68.88	78.23
400,000.01 - 450,000.00	9	3,913,834	6.18	434,870	5.532	356	712	76.67	85.94
450,000.01 - 500,000.00	12	5,779,702	9.13	481,642	5.839	357	735	73.75	79.74
500,000.01 - 550,000.00	19	9,973,694	15.75	524,931	5.805	354	733	76.68	81.38
550,000.01 - 600,000.00	9	5,219,703	8.24	579,967	6.203	354	741	77.25	81.16
600,000.01 - 650,000.00	11	6,881,218	10.87	625,565	5.967	356	746	76.42	79.29
650,000.01 - 700,000.00	6	3,991,000	6.30	665,167	6.310	356	775	79.92	84.90
700,000.01 - 750,000.00	2	1,434,912	2.27	717,456	5.506	354	736	80.00	84.98
750,000.01 - 1,000,000.00	7	6,260,347	9.89	894,335	6.334	355	708	67.29	67.29
1,000,000.01 - 1,500,000.00	6	7,475,504	11.80	1,245,917	6.374	356	750	61.08	63.90
1,500,000.01 - 2,000,000.00	1	1,998,745	3.16	1,998,745	6.625	357	710	72.68	72.68
Greater than 2,000,000.00	3	8,560,000	13.52	2,853,333	6.262	353	754	68.01	71.46
Total	91	$63,330,778	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 1 was approximately $695,943.

Original Mortgage Loan Principal Balances

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
150,000.01 - 200,000.00	1	200,000	0.32	200,000	7.875	359	660	48.44	48.44
250,000.01 - 300,000.00	2	555,120	0.88	277,560	6.684	353	722	80.00	100.00
300,000.01 - 350,000.00	1	335,000	0.53	335,000	6.125	352	773	67.68	67.68
350,000.01 - 400,000.00	1	352,000	0.56	352,000	6.250	352	743	80.00	99.99
400,000.01 - 450,000.00	8	3,475,908	5.49	434,489	5.489	355	714	76.25	86.69
450,000.01 - 500,000.00	12	5,779,702	9.13	481,642	5.839	357	735	73.75	79.74
500,000.01 - 550,000.00	20	10,411,619	16.44	520,581	5.808	354	731	76.82	81.33
550,000.01 - 600,000.00	9	5,219,703	8.24	579,967	6.203	354	741	77.25	81.16
600,000.01 - 650,000.00	11	6,881,218	10.87	625,565	5.967	356	746	76.42	79.29
650,000.01 - 700,000.00	6	3,991,000	6.30	665,167	6.310	356	775	79.92	84.90
700,000.01 - 750,000.00	2	1,434,912	2.27	717,456	5.506	354	736	80.00	84.98
750,000.01 - 1,000,000.00	7	6,260,347	9.89	894,335	6.334	355	708	67.29	67.29
1,000,000.01 - 1,500,000.00	6	6,495,503	10.26	1,082,584	6.358	357	757	59.06	62.31
1,500,000.01 - 2,000,000.00	1	1,998,745	3.16	1,998,745	6.625	357	710	72.68	72.68
Greater than 2,000,000.00	4	9,940,000	15.70	2,485,000	6.277	353	750	68.28	71.26
Total	91	$63,330,778	100.00%

Geographic Distribution of Mortgaged Properties(1)

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Alabama	1	399,999	0.63	399,999	6.125	353	790	59.09	59.09
Arizona	2	1,808,600	2.86	904,300	6.084	356	710	62.84	62.84
California	39	23,155,674	36.56	593,735	5.722	356	742	73.67	79.65
Colorado	3	1,649,692	2.60	549,897	5.763	353	727	74.62	77.04
Delaware	1	517,991	0.82	517,991	6.625	360	787	53.96	53.96
Florida	8	5,450,889	8.61	681,361	7.020	357	737	71.16	78.29
Georgia	1	487,650	0.77	487,650	5.625	357	715	80.00	100.00
Hawaii	2	3,700,000	5.84	1,850,000	6.024	352	723	58.60	58.60
Illinois	3	1,828,700	2.89	609,567	6.068	358	715	77.96	77.96
Kentucky	1	800,000	1.26	800,000	5.625	353	782	80.00	80.00
Maryland	2	1,020,000	1.61	510,000	5.978	352	699	70.49	76.66
Massachusetts	1	2,960,000	4.67	2,960,000	6.875	350	769	80.00	90.00
Minnesota	1	437,926	0.69	437,926	5.875	357	695	80.00	80.00
Nevada	2	859,920	1.36	429,960	5.744	352	734	80.00	86.51
New Hampshire	3	1,981,739	3.13	660,580	6.481	357	751	67.44	67.44
New Jersey	2	1,173,307	1.85	586,654	6.012	357	719	83.16	83.16
New York	5	5,595,893	8.84	1,119,179	6.307	357	758	72.12	73.83
Ohio	1	616,000	0.97	616,000	5.500	354	724	80.00	90.00
Oregon	2	1,073,900	1.70	536,950	5.753	352	695	71.66	76.72
Pennsylvania	1	500,000	0.79	500,000	6.375	353	727	76.10	76.10
South Carolina	1	563,924	0.89	563,924	5.625	353	758	80.00	80.00
Tennessee	1	475,000	0.75	475,000	6.125	358	721	73.08	73.08
Texas	1	1,998,745	3.16	1,998,745	6.625	357	710	72.68	72.68
Utah	1	547,500	0.86	547,500	7.375	357	751	75.00	75.00
Virginia	1	424,152	0.67	424,152	6.000	358	717	92.39	92.39
Washington	3	1,387,000	2.19	462,333	6.109	356	756	62.64	62.64
Wyoming	2	1,916,576	3.03	958,288	6.200	351	730	72.80	72.80
Total	91	$63,330,778	100.00%

(1)	As of the cut-off date, no more than approximately 4.674% of the Mortgage Loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50.00	2	1,700,000	2.68	850,000	6.110	357	764	46.43	46.43
50.01 - 55.00	4	4,812,895	7.60	1,203,224	5.922	355	743	53.15	53.15
55.01 - 60.00	4	2,222,266	3.51	555,566	6.354	356	748	56.61	56.61
60.01 - 65.00	6	4,906,493	7.75	817,749	6.096	355	703	63.14	63.14
65.01 - 70.00	9	8,805,292	13.90	978,366	6.123	355	745	68.79	68.79
70.01 - 75.00	11	8,756,572	13.83	796,052	6.615	357	736	72.43	76.16
75.01 - 80.00	51	29,935,209	47.27	586,965	5.955	354	742	79.62	86.96
80.01 - 85.00	1	636,600	1.01	636,600	6.000	358	723	83.22	85.57
85.01 - 90.00	2	1,131,300	1.79	565,650	5.796	356	727	90.00	90.00
90.01 - 95.00	1	424,152	0.67	424,152	6.000	358	717	92.39	92.39
Total	91	$63,330,778	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 72.44%.

(2)
Does not take into account any secondary financing on the Mortgage Loans in loan group 1 that may exist at the time of origination. See the definition of “Loan-to-Value Ratio” under the heading “The Mortgage Pool” in this prospectus supplement.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50.00	2	1,700,000	2.68	850,000	6.110	357	764	46.43	46.43
50.01 - 55.00	4	4,812,895	7.60	1,203,224	5.922	355	743	53.15	53.15
55.01 - 60.00	4	2,222,266	3.51	555,566	6.354	356	748	56.61	56.61
60.01 - 65.00	6	4,906,493	7.75	817,749	6.096	355	703	63.14	63.14
65.01 - 70.00	9	8,805,292	13.90	978,366	6.123	355	745	68.79	68.79
70.01 - 75.00	9	6,818,830	10.77	757,648	6.567	357	736	72.73	72.73
75.01 - 80.00	22	12,710,308	20.07	577,741	5.864	355	740	79.20	79.20
80.01 - 85.00	3	2,567,000	4.05	855,667	7.157	358	755	74.39	84.22
85.01 - 90.00	17	12,009,746	18.96	706,456	6.103	353	743	81.02	89.46
90.01 - 95.00	2	844,152	1.33	422,076	5.440	358	693	86.23	93.69
95.01 - 100.00	13	5,933,797	9.37	456,446	5.649	355	733	79.61	100.00
Total	91	$63,330,778	100.00%

(1)	As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Mortgage Loans in loan group 1 was approximately 76.45%.

(2)
The original Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under the heading “The Mortgage Pool” in this prospectus supplement.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
3.501 - 4.000	3	1,844,536	2.91	614,845	3.916	351	750	79.96	92.83
4.001 - 4.005	3	1,399,650	2.21	466,550	4.377	356	716	78.35	92.85
4.501 - 5.000	7	3,349,034	5.29	478,433	4.825	355	725	81.59	92.68
5.001 - 5.500	10	5,961,871	9.41	596,187	5.432	354	730	72.00	73.03
5.501 - 6.000	24	17,850,253	28.19	743,761	5.843	355	739	68.12	70.00
6.001 - 6.500	22	15,336,532	24.22	697,115	6.287	356	747	72.32	74.24
6.501 - 7.000	14	12,503,775	19.74	893,127	6.780	354	734	73.56	77.21
7.001 - 7.500	4	3,017,700	4.76	754,425	7.354	357	739	74.32	83.13
7.501 - 8.000	3	1,458,400	2.30	486,133	7.824	356	745	75.67	92.93
8.001 - 8.500	1	609,027	0.96	609,027	8.125	353	750	80.00	90.00
Total	91	$63,330,778	100.00%

(1)
The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 1 was approximately 6.094% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 6.088% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Single Family Residence	46	34,450,508	54.40	748,924	6.174	355	735	72.60	76.38
Planned Unit Development	30	20,140,154	31.80	671,338	6.012	355	738	71.41	75.35
Low-rise Condominium	9	4,332,420	6.84	481,380	5.620	356	761	77.26	84.73
2-4 Family Residence	4	2,852,204	4.50	713,051	6.298	356	760	71.78	74.11
High-rise Condominium	2	1,555,493	2.46	777,746	6.330	357	719	70.05	73.62
Total	91	$63,330,778	100.00%

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Refinance (Rate/Term)	32	29,607,687	46.75	925,240	6.310	356	740	69.46	72.04
Purchase	39	22,501,097	35.53	576,951	5.819	355	748	77.95	85.38
Refinance (Cash- Out)	20	11,221,994	17.72	561,100	6.078	354	716	69.26	70.18
Total	91	$63,330,778	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Primary Residence	88	61,440,357	97.02	698,186	6.082	355	739	72.76	76.89
Secondary Residence	3	1,890,421	2.98	630,140	6.487	356	727	62.16	62.16
Total	91	$63,330,778	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)	Weighted Average Original Term to Maturity (Months)
360	8	4,852,757	7.66	606,595	6.190	758	73.44	76.12	360
359	5	2,367,300	3.74	473,460	6.351	746	70.76	71.27	360
358	20	14,798,497	23.37	739,925	6.078	736	71.41	75.11	360
357	13	10,843,299	17.12	834,100	6.297	750	69.25	72.78	360
356	3	1,787,600	2.82	595,867	5.835	753	80.00	83.11	360
354	6	3,693,631	5.83	615,605	6.375	720	72.77	75.92	360
353	9	5,088,657	8.04	565,406	6.238	741	77.52	84.10	360
352	12	7,905,638	12.48	658,803	5.735	725	70.62	75.18	360
351	10	5,958,707	9.41	595,871	5.368	723	75.07	80.17	360
350	3	4,989,692	7.88	1,663,231	6.541	752	75.45	81.39	360
349	1	445,000	0.70	445,000	6.500	711	66.42	66.42	360
348	1	600,000	0.95	600,000	6.750	721	63.83	63.83	360
Total	91	$63,330,778	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 1 was approximately 355 months.

Documentation Programs

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Reduced	28	24,331,279	38.42	868,974	6.273	356	738	69.07	73.63
Full/Alternative	34	22,379,690	35.34	658,226	5.820	354	730	73.47	77.83
Preferred	29	16,619,809	26.24	573,097	6.201	356	751	76.01	78.72
Total	91	$63,330,778	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
641 - 660	1	200,000	0.32	200,000	7.875	359	660	48.44	48.44
661 - 680	6	2,956,749	4.67	492,792	5.221	354	669	77.21	84.60
681 - 700	9	6,266,850	9.90	696,317	6.214	355	691	70.74	71.69
701 - 720	19	12,455,315	19.67	655,543	6.135	355	710	73.73	77.80
721 - 740	16	11,975,073	18.91	748,442	5.868	354	728	69.12	72.95
741 - 760	12	9,805,959	15.48	817,163	6.468	356	753	74.76	80.16
761 - 780	12	10,611,332	16.76	884,278	6.248	355	772	72.39	77.46
781 - 800	12	6,881,500	10.87	573,458	5.995	356	791	73.34	75.84
801 - 820	4	2,178,000	3.44	544,500	5.660	358	803	71.02	73.45
Total	91	$63,330,778	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in loan group 1 was approximately 738.

Prepayment Charge Period at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	52	33,944,428	53.60	652,777	6.004	354	744	73.90	77.55
12	17	12,350,267	19.50	726,486	5.916	355	729	67.25	70.96
36	19	15,383,083	24.29	809,636	6.425	357	732	73.03	78.23
60	3	1,653,000	2.61	551,000	6.183	355	747	75.74	78.37
Total	91	$63,330,778	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
24	1	600,000	0.95	600,000	6.750	348	721	63.83	63.83
25	1	445,000	0.70	445,000	6.500	349	711	66.42	66.42
26	3	4,989,692	7.88	1,663,231	6.541	350	752	75.45	81.39
27	10	5,958,707	9.41	595,871	5.368	351	723	75.07	80.17
28	12	7,905,638	12.48	658,803	5.735	352	725	70.62	75.18
29	9	5,088,657	8.04	565,406	6.238	353	741	77.52	84.10
30	6	3,693,631	5.83	615,605	6.375	354	720	72.77	75.92
32	3	1,787,600	2.82	595,867	5.835	356	753	80.00	83.11
33	13	10,843,299	17.12	834,100	6.297	357	750	69.25	72.78
34	20	14,798,497	23.37	739,925	6.078	358	736	71.41	75.11
35	5	2,367,300	3.74	473,460	6.351	359	746	70.76	71.27
36	8	4,852,757	7.66	606,595	6.190	360	758	73.44	76.12
Total	91	$63,330,778	100.00%

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	89	62,698,858	99.00	704,482	6.092	355	739	72.37	76.21
4.001 - 5.000	2	631,920	1.00	315,960	6.250	352	728	80.00	99.99
Total	91	$63,330,778	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 1 was approximately 2.309%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
9.001 - 10.000	3	1,844,536	2.91	614,845	3.916	351	750	79.96	92.83
10.001 - 11.000	10	4,748,684	7.50	474,868	4.693	356	723	80.63	92.73
11.001 - 12.000	34	23,812,124	37.60	700,357	5.740	355	737	69.09	70.76
12.001 - 13.000	36	27,840,307	43.96	773,342	6.509	355	741	72.88	75.57
13.001 - 14.000	7	4,476,100	7.07	639,443	7.507	356	741	74.76	86.32
14.001 - 15.000	1	609,027	0.96	609,027	8.125	353	750	80.00	90.00
Total	91	$63,330,778	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
October 2009	1	600,000	0.95	600,000	6.750	348	721	63.83	63.83
November 2009	1	445,000	0.70	445,000	6.500	349	711	66.42	66.42
December 2009	3	4,989,692	7.88	1,663,231	6.541	350	752	75.45	81.39
January 2010	10	5,958,707	9.41	595,871	5.368	351	723	75.07	80.17
February 2010	12	7,905,638	12.48	658,803	5.735	352	725	70.62	75.18
March 2010	9	5,088,657	8.04	565,406	6.238	353	741	77.52	84.10
April 2010	6	3,693,631	5.83	615,605	6.375	354	720	72.77	75.92
June 2010	3	1,787,600	2.82	595,867	5.835	356	753	80.00	83.11
July 2010	13	10,843,299	17.12	834,100	6.297	357	750	69.25	72.78
August 2010	20	14,798,497	23.37	739,925	6.078	358	736	71.41	75.11
September 2010	5	2,367,300	3.74	473,460	6.351	359	746	70.76	71.27
October 2010	8	4,852,757	7.66	606,595	6.190	360	758	73.44	76.12
Total	91	$63,330,778	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	87	60,866,858	96.11	699,619	6.080	355	739	72.36	76.33
4.001 - 5.000	2	1,732,000	2.73	866,000	6.350	350	732	72.03	76.09
6.001 - 7.000	2	731,920	1.16	365,960	6.636	351	694	80.00	87.65
Total	91	$63,330,778	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.000	84	58,554,178	92.46	697,074	6.103	355	736	72.90	77.02
5.000	3	1,527,000	2.41	509,000	6.256	351	765	77.26	81.60
6.000	4	3,249,600	5.13	812,400	5.860	357	777	62.00	63.71
Total	91	$63,330,778	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
1.000	3	1,527,000	2.41	509,000	6.256	351	765	77.26	81.60
2.000	88	61,803,778	97.59	702,316	6.090	355	738	72.32	76.32
Total	91	$63,330,778	100.00%

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 1 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	5	3,097,197	4.89	619,439	5.906	356	724	71.65	73.32
36	16	9,911,445	15.65	619,465	5.717	353	737	73.20	76.31
60	1	279,920	0.44	279,920	6.250	352	710	80.00	100.00
120	69	50,042,217	79.02	725,250	6.180	356	740	72.30	76.54
Total	91	$63,330,778	100.00%

LOAN GROUP 2

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
5/25 Six-month LIBOR 40/30 Balloon	1	218,304	0.10	218,304	6.840	350	755	80.00	100.00
5/1 Six-month LIBOR	3	344,277	0.16	114,759	5.211	308	761	84.48	92.37
5/25 Six-month LIBOR	3	1,597,950	0.73	532,650	7.345	353	715	80.00	89.36
5/25 Six-month LIBOR - Interest Only	46	20,944,897	9.52	455,324	6.724	353	737	75.01	83.31
5/1 One-Year LIBOR	25	12,871,481	5.85	514,859	6.444	354	727	76.06	80.51
5/1 One-Year LIBOR - Interest Only	202	183,937,989	83.64	910,584	6.618	357	735	69.89	74.15
Total	280	$219,914,897	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
50,000.01 - 100,000.00	1	95,857	0.04	95,857	5.350	307	681	87.70	87.70
100,000.01 - 150,000.00	6	755,734	0.34	125,956	6.464	341	748	66.98	73.40
150,000.01 - 200,000.00	11	1,812,090	0.82	164,735	6.664	355	711	77.84	88.81
200,000.01 - 250,000.00	10	2,338,448	1.06	233,845	6.873	353	706	74.47	84.33
250,000.01 - 300,000.00	16	4,429,770	2.01	276,861	6.927	356	714	78.95	87.90
300,000.01 - 350,000.00	8	2,597,396	1.18	324,675	6.650	354	701	83.41	86.81
350,000.01 - 400,000.00	16	5,917,403	2.69	369,838	6.320	351	707	77.51	84.01
400,000.01 - 450,000.00	18	7,791,281	3.54	432,849	6.671	358	719	78.37	88.53
450,000.01 - 500,000.00	33	15,730,237	7.15	476,674	6.335	356	731	78.18	88.88
500,000.01 - 550,000.00	36	18,849,011	8.57	523,584	6.472	357	752	77.74	85.57
550,000.01 - 600,000.00	16	9,107,760	4.14	569,235	6.944	358	731	79.82	90.34
600,000.01 - 650,000.00	20	12,709,667	5.78	635,483	6.775	358	740	75.08	79.72
650,000.01 - 700,000.00	8	5,395,831	2.45	674,479	6.607	357	737	76.26	78.73
700,000.01 - 750,000.00	4	2,904,578	1.32	726,145	7.627	359	734	71.23	74.51
750,000.01 - 1,000,000.00	32	29,316,603	13.33	916,144	6.842	357	730	73.86	80.86
1,000,000.01 - 1,500,000.00	21	27,325,078	12.43	1,301,194	6.846	358	739	69.55	71.85
1,500,000.01 - 2,000,000.00	8	14,247,119	6.48	1,780,890	6.491	356	729	58.20	59.33
Greater than 2,000,000.00	16	58,591,033	26.64	3,661,940	6.423	354	741	62.82	63.57
Total	280	$219,914,897	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 2 was approximately $785,410.

Original Mortgage Loan Principal Balances

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
100,000.01 - 150,000.00	7	851,591	0.39	121,656	6.339	337	741	69.31	75.01
150,000.01 - 200,000.00	11	1,812,090	0.82	164,735	6.664	355	711	77.84	88.81
200,000.01 - 250,000.00	10	2,338,448	1.06	233,845	6.873	353	706	74.47	84.33
250,000.01 - 300,000.00	16	4,429,770	2.01	276,861	6.927	356	714	78.95	87.90
300,000.01 - 350,000.00	8	2,597,396	1.18	324,675	6.650	354	701	83.41	86.81
350,000.01 - 400,000.00	15	5,545,227	2.52	369,682	6.468	354	706	77.35	84.29
400,000.01 - 450,000.00	19	8,163,457	3.71	429,656	6.554	356	719	78.44	88.14
450,000.01 - 500,000.00	33	15,730,237	7.15	476,674	6.335	356	731	78.18	88.88
500,000.01 - 550,000.00	34	17,814,479	8.10	523,955	6.499	358	756	78.39	86.67
550,000.01 - 600,000.00	17	9,622,287	4.38	566,017	6.847	355	730	79.79	89.74
600,000.01 - 650,000.00	21	13,229,672	6.02	629,984	6.779	358	737	74.26	78.71
650,000.01 - 700,000.00	8	5,395,831	2.45	674,479	6.607	357	737	76.26	78.73
700,000.01 - 750,000.00	4	2,904,578	1.32	726,145	7.627	359	734	71.23	74.51
750,000.01 - 1,000,000.00	32	29,316,603	13.33	916,144	6.842	357	730	73.86	80.86
1,000,000.01 - 1,500,000.00	21	27,325,078	12.43	1,301,194	6.846	358	739	69.55	71.85
1,500,000.01 - 2,000,000.00	8	14,247,119	6.48	1,780,890	6.491	356	729	58.20	59.33
Greater than 2,000,000.00	16	58,591,033	26.64	3,661,940	6.423	354	741	62.82	63.57
Total	280	$219,914,897	100.00%

Geographic Distribution of Mortgaged Properties(1)

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Arizona	7	2,989,729	1.36	427,104	6.976	355	749	79.49	90.57
California	124	95,997,071	43.65	774,170	6.531	357	737	71.32	76.77
Colorado	6	10,494,156	4.77	1,749,026	6.501	354	751	60.75	62.29
Connecticut	4	10,366,196	4.71	2,591,549	6.767	356	761	72.50	72.50
Delaware	1	983,438	0.45	983,438	7.750	359	660	69.01	69.01
Florida	31	18,867,439	8.58	608,627	7.019	357	716	67.17	70.52
Georgia	2	4,047,000	1.84	2,023,500	5.753	351	701	62.38	69.79
Hawaii	6	8,955,146	4.07	1,492,524	6.808	358	739	63.08	64.39
Idaho	1	464,000	0.21	464,000	6.250	356	699	80.00	88.19
Illinois	9	6,962,029	3.17	773,559	7.033	356	746	73.23	78.25
Indiana	4	1,822,403	0.83	455,601	6.505	342	690	81.91	86.67
Kentucky	1	458,868	0.21	458,868	4.875	313	672	80.00	80.00
Maine	1	449,510	0.20	449,510	6.375	359	755	80.00	90.00
Maryland	3	1,023,000	0.47	341,000	6.151	352	736	79.92	89.00
Massachusetts	3	7,995,200	3.64	2,665,067	6.095	354	774	61.19	62.92
Michigan	4	1,705,759	0.78	426,440	6.165	355	772	81.12	82.71
Minnesota	3	1,059,141	0.48	353,047	5.600	357	704	80.00	92.82
Mississippi	1	172,900	0.08	172,900	7.250	356	669	95.00	95.00
Missouri	1	419,949	0.19	419,949	7.875	354	709	80.00	100.00
Montana	1	1,000,000	0.45	1,000,000	7.375	360	703	76.92	76.92
Nevada	4	2,611,200	1.19	652,800	6.586	356	745	77.19	80.74
New Jersey	13	6,444,466	2.93	495,728	6.704	357	719	79.84	88.61
New York	25	23,168,825	10.54	926,753	6.766	357	731	71.96	76.01
North Carolina	2	2,197,920	1.00	1,098,960	6.770	357	671	69.73	71.98
Ohio	2	468,033	0.21	234,016	4.376	310	715	81.55	81.55
Oregon	4	1,536,211	0.70	384,053	7.374	356	751	79.49	86.91
Rhode Island	3	2,462,602	1.12	820,867	6.505	359	748	77.34	88.43
South Carolina	1	160,000	0.07	160,000	6.590	350	768	80.00	100.00
Tennessee	3	1,528,448	0.70	509,483	6.796	358	702	73.66	85.59
Texas	2	832,308	0.38	416,154	6.915	358	684	70.40	70.40
Utah	1	354,055	0.16	354,055	6.750	357	677	100.00	100.00
Washington	6	1,462,694	0.67	243,782	6.647	351	720	83.54	100.00
Wisconsin	1	455,200	0.21	455,200	5.750	356	669	80.00	100.00
Total	280	$219,914,897	100.00%

(1)	As of the cut-off date, no more than approximately 3.126%% of the Mortgage Loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50.00	14	15,660,707	7.12	1,118,622	6.686	357	745	46.38	46.42
50.01 - 55.00	9	19,049,271	8.66	2,116,586	6.355	355	732	54.47	54.47
55.01 - 60.00	14	22,621,201	10.29	1,615,800	6.168	354	736	59.53	62.42
60.01 - 65.00	2	1,734,642	0.79	867,321	6.426	357	736	61.14	78.79
65.01 - 70.00	22	38,308,278	17.42	1,741,285	6.673	355	731	69.33	70.49
70.01 - 75.00	27	18,064,096	8.21	669,041	7.045	358	722	74.14	76.05
75.01 - 80.00	178	99,544,491	45.27	559,239	6.658	356	739	79.52	88.16
80.01 - 85.00	2	1,096,490	0.50	548,245	6.511	358	728	85.00	85.00
85.01 - 90.00	6	1,927,315	0.88	321,219	6.954	353	692	89.89	89.89
90.01 - 95.00	3	954,750	0.43	318,250	7.260	358	691	95.00	95.00
95.01 - 100.00	3	953,655	0.43	317,885	6.829	358	688	100.00	100.00
Total	280	$219,914,897	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 2 was approximately 70.85%.

(2)
Does not take into account any secondary financing on the Mortgage Loans in loan group 2 that may exist at the time of origination. See the definition of “Loan-to-Value Ratio” under the heading “The Mortgage Pool” in this prospectus supplement.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50.00	14	15,660,707	7.12	1,118,622	6.686	357	745	46.38	46.42
50.01 - 55.00	9	19,049,271	8.66	2,116,586	6.355	355	732	54.47	54.47
55.01 - 60.00	9	10,679,653	4.86	1,186,628	6.367	355	720	59.14	59.14
60.01 - 65.00	3	8,010,000	3.64	2,670,000	6.065	354	781	60.03	61.76
65.01 - 70.00	22	39,702,826	18.05	1,804,674	6.632	355	727	68.41	69.34
70.01 - 75.00	24	14,251,596	6.48	593,817	7.173	358	721	74.10	74.10
75.01 - 80.00	65	43,011,550	19.56	661,716	6.573	356	740	78.69	79.15
80.01 - 85.00	9	6,419,788	2.92	713,310	6.754	358	748	79.83	84.28
85.01 - 90.00	42	26,099,327	11.87	621,413	6.409	357	741	79.35	89.48
90.01 - 95.00	21	12,415,352	5.65	591,207	6.961	357	721	78.90	94.55
95.01 - 100.00	62	24,614,825	11.19	397,013	6.844	356	731	80.61	99.99
Total	280	$219,914,897	100.00%

(1)	As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Mortgage Loans in loan group 2 was approximately 75.56%.

(2)
The original Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under the heading “The Mortgage Pool” in this prospectus supplement.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
4.001 - 4.500	2	504,570	0.23	252,285	4.145	311	751	79.26	84.65
4.501 - 5.000	8	3,905,503	1.78	488,188	4.887	354	758	79.43	89.55
5.001 - 5.500	17	11,427,859	5.20	672,227	5.394	355	735	72.59	79.14
5.501 - 6.000	45	40,754,419	18.53	905,654	5.878	354	742	67.49	71.32
6.001 - 6.500	62	53,564,223	24.36	863,939	6.308	356	735	69.02	72.71
6.501 - 7.000	69	61,150,009	27.81	886,232	6.828	356	738	70.20	74.39
7.001 - 7.500	34	20,481,079	9.31	602,385	7.328	358	731	76.12	81.97
7.501 - 8.000	27	14,926,974	6.79	552,851	7.825	358	712	74.62	83.27
8.001 - 8.500	13	10,591,183	4.82	814,706	8.314	358	718	78.01	82.56
8.501 - 9.000	3	2,609,077	1.19	869,692	8.969	360	733	61.73	66.14
Total	280	$219,914,897	100.00%

(1)
The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 2 was approximately 6.621% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 2 net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 6.620% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Single Family Residence	161	138,053,780	62.78	857,477	6.663	355	734	70.78	75.20
Planned Unit Development	64	52,836,188	24.03	825,565	6.558	356	729	69.12	73.72
Low-rise Condominium	31	14,679,541	6.68	473,534	6.043	358	754	76.99	84.23
2-4 Family Residence	9	6,914,749	3.14	768,305	7.198	359	753	71.78	78.55
High-rise Condominium	12	6,104,515	2.78	508,710	7.015	359	735	69.71	74.55
Cooperative	2	955,125	0.43	477,563	6.625	360	730	82.49	82.49
Condominium Hotel	1	371,000	0.17	371,000	5.750	351	733	70.00	70.00
Total	280	$219,914,897	100.00%

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Purchase	151	81,200,619	36.92	537,752	6.684	358	734	77.68	86.86
Refinance (Rate/Term)	85	78,694,744	35.78	925,821	6.654	356	740	69.67	72.80
Refinance (Cash- Out)	44	60,019,535	27.29	1,364,080	6.493	355	729	63.14	63.88
Total	280	$219,914,897	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Primary Residence	261	201,217,009	91.50	770,946	6.607	356	733	71.30	76.27
Secondary Residence	19	18,697,888	8.50	984,099	6.775	358	748	66.00	67.85
Total	280	$219,914,897	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)	Weighted Average Original Term to Maturity (Months)
360	58	37,547,859	17.07	647,377	6.788	748	74.20	77.89	360
359	55	37,046,943	16.85	673,581	6.916	723	72.36	78.26	360
358	46	31,981,159	14.54	695,243	6.796	733	75.21	80.61	360
357	32	33,642,945	15.30	1,051,342	6.640	735	66.32	71.99	360
356	13	11,987,400	5.45	922,108	6.628	734	73.55	77.23	360
355	13	10,314,573	4.69	793,429	6.356	739	67.59	73.21	360
354	6	2,391,198	1.09	398,533	7.387	730	80.00	94.68	360
353	1	3,000,000	1.36	3,000,000	6.375	730	69.77	69.77	360
352	10	17,545,400	7.98	1,754,540	6.363	757	67.68	68.84	360
351	10	18,744,676	8.52	1,874,468	5.971	723	59.96	61.56	360
350	20	9,403,288	4.28	470,164	6.445	721	75.38	82.88	360
349	4	1,486,611	0.68	371,653	6.026	718	79.51	89.79	360
348	3	1,262,140	0.57	420,713	6.644	748	71.58	79.70	359
347	1	416,055	0.19	416,055	7.125	682	74.46	74.46	360
343	1	1,000,000	0.45	1,000,000	6.875	737	66.67	95.00	360
342	1	454,800	0.21	454,800	6.500	671	77.08	77.08	360
313	1	458,868	0.21	458,868	4.875	672	80.00	80.00	360
312	1	514,527	0.23	514,527	5.125	698	79.21	79.21	360
311	2	504,570	0.23	252,285	4.145	751	79.26	84.65	360
307	1	95,857	0.04	95,857	5.350	681	87.70	87.70	360
306	1	116,026	0.05	116,026	6.250	755	90.00	90.00	360
Total	280	$219,914,897	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 2 was approximately 356 months.

Documentation Programs

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Reduced	156	130,405,081	59.30	835,930	6.802	356	736	70.32	75.12
Full/Alternative	56	48,746,884	22.17	870,480	6.318	354	723	69.27	74.23
Preferred	62	38,924,684	17.70	627,817	6.423	358	747	74.49	78.66
Streamlined	4	1,245,000	0.57	311,250	6.254	358	719	71.29	74.89
Full Documentation	2	593,247	0.27	296,624	5.575	350	712	77.56	77.56
Total	280	$219,914,897	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
641 - 660	16	5,908,788	2.69	369,299	7.117	359	660	68.68	71.30
661 - 680	25	18,209,430	8.28	728,377	6.865	355	670	73.68	76.15
681 - 700	29	14,544,715	6.61	501,542	6.799	355	692	73.57	80.22
701 - 720	44	36,547,711	16.62	830,630	6.619	355	711	71.65	78.42
721 - 740	48	40,129,823	18.25	836,038	6.693	356	729	70.64	76.00
741 - 760	46	46,856,523	21.31	1,018,620	6.514	355	750	67.48	71.40
761 - 780	40	35,863,615	16.31	896,590	6.454	357	773	70.57	74.36
781 - 800	25	18,654,784	8.48	746,191	6.643	358	790	73.60	77.99
801 - 820	6	3,067,115	1.39	511,186	6.024	358	805	76.19	79.86
821 - 840	1	132,394	0.06	132,394	4.200	311	825	77.30	97.84
Total	280	$219,914,897	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in loan group 2 was approximately 735.

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	122	106,267,114	48.32	871,042	6.707	356	734	70.30	73.76
12	75	66,766,000	30.36	890,213	6.479	357	738	69.69	74.46
24	22	6,220,485	2.83	282,749	6.332	351	729	79.31	92.50
36	35	24,175,488	10.99	690,728	6.787	356	732	74.97	82.97
60	26	16,485,810	7.50	634,070	6.510	356	730	69.80	74.32
Total	280	$219,914,897	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
6	1	116,026	0.05	116,026	6.250	306	755	90.00	90.00
7	1	95,857	0.04	95,857	5.350	307	681	87.70	87.70
11	2	504,570	0.23	252,285	4.145	311	751	79.26	84.65
12	1	514,527	0.23	514,527	5.125	312	698	79.21	79.21
13	1	458,868	0.21	458,868	4.875	313	672	80.00	80.00
42	1	454,800	0.21	454,800	6.500	342	671	77.08	77.08
43	1	1,000,000	0.45	1,000,000	6.875	343	737	66.67	95.00
47	1	416,055	0.19	416,055	7.125	347	682	74.46	74.46
48	2	1,039,140	0.47	519,570	6.621	348	757	69.85	79.71
49	4	1,486,611	0.68	371,653	6.026	349	718	79.51	89.79
50	20	9,403,288	4.28	470,164	6.445	350	721	75.38	82.88
51	10	18,744,676	8.52	1,874,468	5.971	351	723	59.96	61.56
52	10	17,545,400	7.98	1,754,540	6.363	352	757	67.68	68.84
53	1	3,000,000	1.36	3,000,000	6.375	353	730	69.77	69.77
54	6	2,391,198	1.09	398,533	7.387	354	730	80.00	94.68
55	14	10,537,573	4.79	752,684	6.365	355	739	67.85	73.34
56	13	11,987,400	5.45	922,108	6.628	356	734	73.55	77.23
57	32	33,642,945	15.30	1,051,342	6.640	357	735	66.32	71.99
58	46	31,981,159	14.54	695,243	6.796	358	733	75.21	80.61
59	55	37,046,943	16.85	673,581	6.916	359	723	72.36	78.26
60	58	37,547,859	17.07	647,377	6.788	360	748	74.20	77.89
Total	280	$219,914,897	100.00%

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	269	216,271,847	98.34	803,985	6.602	356	735	70.63	75.23
3.001 - 4.000	2	211,883	0.10	105,942	5.843	306	722	88.96	88.96
4.001 - 5.000	9	3,431,167	1.56	381,241	7.894	355	708	83.31	95.42
Total	280	$219,914,897	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 2 was approximately 2.314%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
9.001 - 10.000	9	3,914,072	1.78	434,897	4.777	348	755	79.33	88.86
10.001 - 11.000	48	43,703,786	19.87	910,496	5.754	355	741	69.59	74.54
11.001 - 12.000	124	114,501,657	52.07	923,400	6.526	356	736	68.54	72.00
12.001 - 13.000	76	41,857,452	19.03	550,756	7.324	357	728	76.07	83.09
13.001 - 14.000	21	14,581,930	6.63	694,378	8.269	358	715	74.63	79.57
14.001 - 15.000	2	1,356,000	0.62	678,000	8.569	357	768	80.00	94.25
Total	280	$219,914,897	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
April 2008	1	116,026	0.05	116,026	6.250	306	755	90.00	90.00
May 2008	1	95,857	0.04	95,857	5.350	307	681	87.70	87.70
September 2008	2	504,570	0.23	252,285	4.145	311	751	79.26	84.65
October 2008	1	514,527	0.23	514,527	5.125	312	698	79.21	79.21
November 2008	1	458,868	0.21	458,868	4.875	313	672	80.00	80.00
April 2011	1	454,800	0.21	454,800	6.500	342	671	77.08	77.08
May 2011	1	1,000,000	0.45	1,000,000	6.875	343	737	66.67	95.00
September 2011	1	416,055	0.19	416,055	7.125	347	682	74.46	74.46
October 2011	2	1,039,140	0.47	519,570	6.621	348	757	69.85	79.71
November 2011	4	1,486,611	0.68	371,653	6.026	349	718	79.51	89.79
December 2011	20	9,403,288	4.28	470,164	6.445	350	721	75.38	82.88
January 2012	10	18,744,676	8.52	1,874,468	5.971	351	723	59.96	61.56
February 2012	10	17,545,400	7.98	1,754,540	6.363	352	757	67.68	68.84
March 2012	1	3,000,000	1.36	3,000,000	6.375	353	730	69.77	69.77
April 2012	6	2,391,198	1.09	398,533	7.387	354	730	80.00	94.68
May 2012	14	10,537,573	4.79	752,684	6.365	355	739	67.85	73.34
June 2012	13	11,987,400	5.45	922,108	6.628	356	734	73.55	77.23
July 2012	32	33,642,945	15.30	1,051,342	6.640	357	735	66.32	71.99
August 2012	46	31,981,159	14.54	695,243	6.796	358	733	75.21	80.61
September 2012	55	37,046,943	16.85	673,581	6.916	359	723	72.36	78.26
October 2012	54	34,973,399	15.90	647,656	6.846	360	747	74.32	77.77
November 2012	4	2,574,460	1.17	643,615	5.997	360	759	72.47	79.54
Total	280	$219,914,897	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	246	210,219,554	95.59	854,551	6.614	356	735	70.39	74.74
4.001 - 5.000	9	3,299,561	1.50	366,618	7.837	353	709	83.33	95.15
5.001 - 6.000	10	2,967,334	1.35	296,733	5.706	349	709	78.80	83.89
6.001 - 7.000	13	3,093,034	1.41	237,926	6.634	349	744	80.38	99.62
7.001 - 8.000	2	335,414	0.15	167,707	7.279	350	736	80.00	100.00
Total	280	$219,914,897	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.000	1	341,000	0.16	341,000	6.875	358	677	100.00	100.00
3.000	22	5,919,899	2.69	269,086	6.229	350	726	79.28	92.12
5.000	243	204,776,409	93.12	842,701	6.616	356	735	70.46	74.79
6.000	14	8,877,588	4.04	634,113	7.000	355	737	73.17	81.25
Total	280	$219,914,897	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
1.000	41	16,820,757	7.65	410,262	6.529	352	734	74.04	81.55
2.000	239	203,094,140	92.35	849,766	6.629	356	735	70.58	75.06
Total	280	$219,914,897	100.00%

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 2 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	32	15,032,011	6.84	469,750	6.518	352	727	76.73	82.00
60	27	12,951,836	5.89	479,698	6.577	352	725	71.85	81.36
120	221	191,931,050	87.28	868,466	6.632	356	736	70.32	74.66
Total	280	$219,914,897	100.00%

LOAN GROUP 3

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
7/1 One-Year CMT	1	524,115	0.30	524,115	6.875	358	660	58.33	58.33
7/23 Six-Month LIBOR - Interest Only	9	4,011,530	2.26	445,726	6.975	355	747	77.48	94.20
7/1 One-Year LIBOR	15	9,923,898	5.59	661,593	6.515	356	727	70.82	74.98
7/1 One-Year LIBOR - Interest Only	207	163,063,409	91.85	787,746	6.662	357	744	71.21	75.55
Total	232	$177,522,952	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
100,000.01 - 150,000.00	3	404,000	0.23	134,667	6.468	357	752	68.33	70.90
150,000.01 - 200,000.00	1	179,819	0.10	179,819	6.000	358	781	75.00	75.00
200,000.01 - 250,000.00	1	222,400	0.13	222,400	6.750	358	671	80.00	95.00
250,000.01 - 300,000.00	2	531,200	0.30	265,600	7.202	358	718	74.07	84.28
300,000.01 - 350,000.00	4	1,281,750	0.72	320,438	6.962	354	725	69.16	83.85
350,000.01 - 400,000.00	5	1,865,180	1.05	373,036	6.703	357	736	78.92	86.77
400,000.01 - 450,000.00	19	8,243,465	4.64	433,867	6.743	356	749	75.37	83.30
450,000.01 - 500,000.00	38	18,242,545	10.28	480,067	6.722	356	743	76.54	84.74
500,000.01 - 550,000.00	25	13,111,834	7.39	524,473	6.478	358	747	76.63	84.71
550,000.01 - 600,000.00	26	14,965,890	8.43	575,611	7.023	358	731	75.46	79.77
600,000.01 - 650,000.00	20	12,681,498	7.14	634,075	6.520	356	741	75.88	81.36
650,000.01 - 700,000.00	4	2,705,677	1.52	676,419	5.932	353	740	66.64	66.64
700,000.01 - 750,000.00	6	4,391,618	2.47	731,936	7.142	359	735	79.97	91.61
750,000.01 - 1,000,000.00	39	36,234,678	20.41	929,094	6.599	358	744	68.85	72.95
1,000,000.01 - 1,500,000.00	23	28,388,628	15.99	1,234,288	6.582	357	751	67.82	70.66
1,500,000.01 - 2,000,000.00	8	13,798,821	7.77	1,724,853	6.742	355	735	68.91	71.60
Greater than 2,000,000.00	8	20,273,950	11.42	2,534,244	6.650	356	743	64.43	64.43
Total	232	$177,522,952	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 3 was approximately $765,185.

Original Mortgage Loan Principal Balances

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
100,000.01 - 150,000.00	3	404,000	0.23	134,667	6.468	357	752	68.33	70.90
150,000.01 - 200,000.00	1	179,819	0.10	179,819	6.000	358	781	75.00	75.00
200,000.01 - 250,000.00	1	222,400	0.13	222,400	6.750	358	671	80.00	95.00
250,000.01 - 300,000.00	2	531,200	0.30	265,600	7.202	358	718	74.07	84.28
300,000.01 - 350,000.00	4	1,281,750	0.72	320,438	6.962	354	725	69.16	83.85
350,000.01 - 400,000.00	5	1,865,180	1.05	373,036	6.703	357	736	78.92	86.77
400,000.01 - 450,000.00	19	8,243,465	4.64	433,867	6.743	356	749	75.37	83.30
450,000.01 - 500,000.00	38	18,242,545	10.28	480,067	6.722	356	743	76.54	84.74
500,000.01 - 550,000.00	24	12,572,116	7.08	523,838	6.482	358	746	76.73	84.81
550,000.01 - 600,000.00	27	15,505,608	8.73	574,282	7.001	358	733	75.43	79.86
600,000.01 - 650,000.00	20	12,681,498	7.14	634,075	6.520	356	741	75.88	81.36
650,000.01 - 700,000.00	4	2,705,677	1.52	676,419	5.932	353	740	66.64	66.64
700,000.01 - 750,000.00	6	4,391,618	2.47	731,936	7.142	359	735	79.97	91.61
750,000.01 - 1,000,000.00	39	36,234,678	20.41	929,094	6.599	358	744	68.85	72.95
1,000,000.01 - 1,500,000.00	23	28,388,628	15.99	1,234,288	6.582	357	751	67.82	70.66
1,500,000.01 - 2,000,000.00	8	13,798,821	7.77	1,724,853	6.742	355	735	68.91	71.60
Greater than 2,000,000.00	8	20,273,950	11.42	2,534,244	6.650	356	743	64.43	64.43
Total	232	$177,522,952	100.00%

Geographic Distribution of Mortgaged Properties(1)

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Arizona	5	3,069,964	1.73	613,993	6.913	356	712	71.61	76.86
California	93	71,847,857	40.47	772,558	6.658	356	739	69.55	76.40
Connecticut	2	4,017,312	2.26	2,008,656	6.154	359	766	57.66	57.66
Florida	25	16,150,207	9.10	646,008	6.650	355	764	71.64	74.28
Georgia	3	3,626,000	2.04	1,208,667	6.636	357	730	74.63	79.27
Hawaii	2	1,275,965	0.72	637,983	6.632	355	747	77.65	77.65
Idaho	1	1,364,961	0.77	1,364,961	7.875	358	788	73.78	73.78
Illinois	15	11,672,372	6.58	778,158	7.094	357	752	73.38	79.09
Indiana	1	524,115	0.30	524,115	6.875	358	660	58.33	58.33
Maryland	2	1,017,966	0.57	508,983	6.161	353	737	78.93	78.93
Massachusetts	4	3,825,326	2.15	956,331	6.356	355	736	74.92	76.89
Michigan	1	431,235	0.24	431,235	8.000	359	760	75.00	75.00
Montana	3	1,195,240	0.67	398,413	7.335	358	710	83.78	84.65
Nevada	13	10,232,147	5.76	787,088	6.567	357	746	77.05	78.44
New Jersey	10	6,664,619	3.75	666,462	6.425	356	720	71.87	73.84
New Mexico	1	552,000	0.31	552,000	6.125	358	699	80.00	80.00
New York	23	19,720,464	11.11	857,411	6.467	359	749	71.90	75.28
North Carolina	5	2,446,832	1.38	489,366	6.785	356	739	76.87	81.28
Oregon	1	421,000	0.24	421,000	7.250	359	768	65.78	65.78
Rhode Island	2	2,908,000	1.64	1,454,000	6.647	357	728	70.98	73.60
South Carolina	2	1,150,000	0.65	575,000	7.299	358	728	74.45	83.84
Tennessee	1	1,832,492	1.03	1,832,492	7.625	358	706	66.65	66.65
Texas	2	1,106,190	0.62	553,095	5.625	355	770	84.37	92.67
Utah	3	1,710,834	0.96	570,278	7.357	358	764	72.07	74.02
Virginia	2	2,087,120	1.18	1,043,560	6.551	357	757	79.25	86.81
Washington	8	5,433,818	3.06	679,227	6.487	357	738	68.71	72.47
West Virginia	1	589,000	0.33	589,000	7.500	360	677	58.61	59.60
Wisconsin	1	649,915	0.37	649,915	6.125	356	774	69.90	69.90
Total	232	$177,522,952	100.00%

(1)	As of the cut-off date, no more than approximately 2.671% of the Mortgage Loans in loan group 3 were secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50.00	9	9,315,817	5.25	1,035,091	6.291	358	748	41.61	41.61
50.01 - 55.00	8	7,295,863	4.11	911,983	6.394	353	715	52.33	57.28
55.01 - 60.00	15	16,303,815	9.18	1,086,921	6.653	358	732	58.10	58.62
60.01 - 65.00	10	6,794,837	3.83	679,484	6.674	358	730	62.56	69.00
65.01 - 70.00	25	26,026,281	14.66	1,041,051	6.626	356	741	68.46	69.31
70.01 - 75.00	42	37,175,535	20.94	885,132	6.699	356	753	73.38	76.10
75.01 - 80.00	113	69,171,849	38.97	612,140	6.707	357	746	79.65	88.39
80.01 - 85.00	1	583,044	0.33	583,044	8.000	359	738	83.29	83.29
85.01 - 90.00	5	2,870,924	1.62	574,185	6.487	357	721	88.86	88.86
90.01 - 95.00	3	1,354,988	0.76	451,663	7.333	359	733	94.99	94.99
95.01 - 100.00	1	630,000	0.35	630,000	7.750	356	696	100.00	100.00
Total	232	$177,522,952	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 3 was approximately 71.30%.

(2)
Does not take into account any secondary financing on the Mortgage Loans in loan group 3 that may exist at the time of origination. See the definition of “Loan-to-Value Ratio” under the heading “The Mortgage Pool” in this prospectus supplement.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50.00	9	9,315,817	5.25	1,035,091	6.291	358	748	41.61	41.61
50.01 - 55.00	5	3,632,096	2.05	726,419	6.138	355	754	52.03	52.03
55.01 - 60.00	15	16,503,815	9.30	1,100,254	6.633	359	727	57.74	58.39
60.01 - 65.00	10	7,760,332	4.37	776,033	6.552	355	713	58.77	63.12
65.01 - 70.00	23	23,746,281	13.38	1,032,447	6.572	356	745	68.43	68.43
70.01 - 75.00	37	32,195,052	18.14	870,137	6.737	356	754	72.78	73.44
75.01 - 80.00	48	34,759,369	19.58	724,154	6.606	357	747	78.47	79.49
80.01 - 85.00	4	2,722,756	1.53	680,689	6.815	357	748	76.46	84.12
85.01 - 90.00	25	17,492,445	9.85	699,698	6.666	356	745	79.45	89.32
90.01 - 95.00	13	7,194,787	4.05	553,445	7.018	358	730	82.00	94.83
95.01 - 100.00	43	22,200,203	12.51	516,284	6.900	357	739	80.52	99.84
Total	232	$177,522,952	100.00%

(1)	As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Mortgage Loans in loan group 3 was approximately 75.89%.

(2)
The original Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under the heading “The Mortgage Pool” in this prospectus supplement.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
4.501 - 5.000	3	1,462,967	0.82	487,656	4.959	354	730	79.82	86.65
5.001 - 5.500	7	5,162,875	2.91	737,554	5.367	351	759	62.92	66.15
5.501 - 6.000	27	20,204,077	11.38	748,299	5.875	355	746	67.18	69.87
6.001 - 6.500	68	57,754,130	32.53	849,325	6.345	356	747	69.57	73.18
6.501 - 7.000	69	50,355,076	28.37	729,784	6.768	358	737	73.60	78.37
7.001 - 7.500	36	27,296,988	15.38	758,250	7.278	358	746	73.00	79.58
7.501 - 8.000	15	10,086,644	5.68	672,443	7.768	358	743	77.53	82.90
8.001 - 8.500	3	3,004,195	1.69	1,001,398	8.418	360	687	66.56	72.42
8.501 - 9.000	4	2,196,000	1.24	549,000	8.818	358	739	72.44	88.34
Total	232	$177,522,952	100.00%

(1)
The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 3 was approximately 6.662% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 3 net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 6.657% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Single Family Residence	123	98,143,296	55.28	797,913	6.736	357	739	70.02	74.14
Planned Unit Development	56	43,099,759	24.28	769,639	6.629	356	741	71.55	77.14
High-rise Condominium	28	19,024,208	10.72	679,436	6.502	358	763	74.34	78.14
Low-rise Condominium	17	10,871,989	6.12	639,529	6.484	357	745	72.19	79.73
Cooperative	3	4,352,500	2.45	1,450,833	6.285	359	746	77.94	77.94
2-4 Family Residence	3	1,272,000	0.72	424,000	7.089	358	725	80.00	92.92
Condominium Hotel	2	759,200	0.43	379,600	6.816	358	788	80.00	80.00
Total	232	$177,522,952	100.00%

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Purchase	125	86,128,471	48.52	689,028	6.684	357	739	74.88	82.32
Refinance (Rate/Term)	71	62,611,048	35.27	881,846	6.686	355	749	69.35	71.88
Refinance (Cash-Out)	36	28,783,432	16.21	799,540	6.544	358	743	64.78	65.38
Total	232	$177,522,952	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Primary Residence	210	160,854,642	90.61	765,974	6.654	357	741	71.37	76.28
Secondary Residence	22	16,668,310	9.39	757,650	6.732	357	760	70.54	72.12
Total	232	$177,522,952	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)	Weighted Average Original Term to Maturity (Months)
360	30	22,889,665	12.89	762,989	6.727	738	67.23	69.13	360
359	66	47,895,205	26.98	725,685	6.800	745	71.15	75.60	360
358	51	37,579,825	21.17	736,859	7.044	742	72.94	78.17	360
357	11	10,038,304	5.65	912,573	6.675	746	73.00	77.43	360
356	30	22,331,927	12.58	744,398	6.453	735	71.76	80.20	360
355	14	10,183,226	5.74	727,373	6.075	733	72.30	78.61	360
354	8	7,038,508	3.96	879,813	6.340	741	76.32	77.63	360
353	1	595,115	0.34	595,115	6.750	774	80.00	80.00	360
352	5	4,576,357	2.58	915,271	6.045	743	68.92	73.85	360
351	6	5,426,935	3.06	904,489	5.971	766	68.61	70.46	360
350	1	1,499,587	0.84	1,499,587	6.625	715	69.77	69.77	360
349	5	3,762,095	2.12	752,419	6.236	757	72.86	76.62	360
341	2	2,817,715	1.59	1,408,858	6.500	789	66.97	66.97	360
325	1	424,720	0.24	424,720	5.125	779	80.00	90.00	360
301	1	463,767	0.26	463,767	5.625	680	50.51	62.63	360
Total	232	$177,522,952	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 3 was approximately 357 months.

Documentation Programs

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Reduced	152	120,713,986	68.00	794,171	6.752	356	741	70.14	75.67
Full/Alternative	36	29,685,435	16.72	824,595	6.392	356	738	74.55	77.36
Preferred	41	26,083,713	14.69	636,188	6.559	359	755	72.85	75.34
Streamlined	3	1,039,819	0.59	346,606	6.414	359	732	73.22	73.22
Total	232	$177,522,952	100.00%

(1)	Fannie Mae Desktop Underwriter is an automated underwriting system.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
641 - 660	2	1,104,115	0.62	552,058	7.006	359	660	69.71	69.71
661 - 680	9	8,166,028	4.60	907,336	7.265	356	670	60.79	64.45
681 - 700	16	10,614,172	5.98	663,386	6.781	358	690	72.55	74.01
701 - 720	40	30,350,630	17.10	758,766	6.676	357	713	69.58	76.27
721 - 740	48	36,881,104	20.78	768,356	6.618	357	730	74.51	81.47
741 - 760	38	27,680,365	15.59	728,431	6.555	357	750	71.71	75.98
761 - 780	43	34,098,337	19.21	792,985	6.618	357	770	71.85	75.40
781 - 800	26	20,998,340	11.83	807,628	6.486	355	790	70.99	73.99
801 - 820	10	7,629,860	4.30	762,986	7.018	358	809	69.13	70.30
Total	232	$177,522,952	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in loan group 3 was approximately 743.

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	137	105,093,313	59.20	767,104	6.712	356	744	71.33	75.44
12	71	56,176,968	31.64	791,225	6.583	358	740	70.89	76.29
36	13	8,578,213	4.83	659,863	6.481	359	748	72.06	75.43
60	11	7,674,457	4.32	697,678	6.753	358	744	72.86	79.69
Total	232	$177,522,952	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
25	1	463,767	0.26	463,767	5.625	301	680	50.51	62.63
49	1	424,720	0.24	424,720	5.125	325	779	80.00	90.00
65	2	2,817,715	1.59	1,408,858	6.500	341	789	66.97	66.97
73	5	3,762,095	2.12	752,419	6.236	349	757	72.86	76.62
74	1	1,499,587	0.84	1,499,587	6.625	350	715	69.77	69.77
75	6	5,426,935	3.06	904,489	5.971	351	766	68.61	70.46
76	5	4,576,357	2.58	915,271	6.045	352	743	68.92	73.85
77	1	595,115	0.34	595,115	6.750	353	774	80.00	80.00
78	8	7,038,508	3.96	879,813	6.340	354	741	76.32	77.63
79	14	10,183,226	5.74	727,373	6.075	355	733	72.30	78.61
80	30	22,331,927	12.58	744,398	6.453	356	735	71.76	80.20
81	11	10,038,304	5.65	912,573	6.675	357	746	73.00	77.43
82	51	37,579,825	21.17	736,859	7.044	358	742	72.94	78.17
83	66	47,895,205	26.98	725,685	6.800	359	745	71.15	75.60
84	30	22,889,665	12.89	762,989	6.727	360	738	67.23	69.13
Total	232	$177,522,952	100.00%

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	231	177,082,627	99.75	766,591	6.659	357	743	71.24	75.84
3.001 - 4.000	1	440,325	0.25	440,325	7.625	359	746	95.00	95.00
Total	232	$177,522,952	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 3 was approximately 2.269%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
9.001 - 10.000	3	1,462,967	0.82	487,656	4.959	354	730	79.82	86.65
10.001 - 11.000	26	19,672,351	11.08	756,629	5.767	354	752	70.66	74.27
11.001 - 12.000	137	110,110,742	62.03	803,728	6.510	357	742	70.68	74.67
12.001 - 13.000	54	38,943,166	21.94	721,170	7.308	358	745	72.87	78.02
13.001 - 14.000	12	7,333,725	4.13	611,144	8.250	358	725	72.21	85.18
Total	232	$177,522,952	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
November 2009	1	463,767	0.26	463,767	5.625	301	680	50.51	62.63
November 2011	1	424,720	0.24	424,720	5.125	325	779	80.00	90.00
March 2013	2	2,817,715	1.59	1,408,858	6.500	341	789	66.97	66.97
November 2013	5	3,762,095	2.12	752,419	6.236	349	757	72.86	76.62
December 2013	1	1,499,587	0.84	1,499,587	6.625	350	715	69.77	69.77
January 2014	6	5,426,935	3.06	904,489	5.971	351	766	68.61	70.46
February 2014	5	4,576,357	2.58	915,271	6.045	352	743	68.92	73.85
March 2014	1	595,115	0.34	595,115	6.750	353	774	80.00	80.00
April 2014	8	7,038,508	3.96	879,813	6.340	354	741	76.32	77.63
May 2014	14	10,183,226	5.74	727,373	6.075	355	733	72.30	78.61
June 2014	30	22,331,927	12.58	744,398	6.453	356	735	71.76	80.20
July 2014	11	10,038,304	5.65	912,573	6.675	357	746	73.00	77.43
August 2014	51	37,579,825	21.17	736,859	7.044	358	742	72.94	78.17
September 2014	66	47,895,205	26.98	725,685	6.800	359	745	71.15	75.60
October 2014	30	22,889,665	12.89	762,989	6.727	360	738	67.23	69.13
Total	232	$177,522,952	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	230	176,482,627	99.41	767,316	6.651	357	743	71.21	75.76
3.001 - 4.000	2	1,040,325	0.59	520,163	8.418	358	738	86.35	97.88
Total	232	$177,522,952	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
5.000	212	166,341,907	93.70	784,632	6.689	357	743	71.98	76.57
6.000	20	11,181,044	6.30	559,052	6.260	356	747	61.08	65.73
Total	232	$177,522,952	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
1.000	1	1,200,000	0.68%	1,200,000	6.375	352	733	75.00	87.50
2.000	231	176,322,952	99.32	763,303	6.664	357	743	71.27	75.81
Total	232	$177,522,952	100.00%

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 3 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	16	10,448,014	5.89	653,001	6.533	356	724	70.19	74.14
84	8	6,596,820	3.72	824,603	6.502	347	765	74.96	78.92
120	208	160,478,118	90.40	771,529	6.677	357	743	71.22	75.88
Total	232	$177,522,952	100.00%

LOAN GROUP 4

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
10/1 One-Year LIBOR	4	1,555,172	1.57	388,793	6.441	357	726	70.46	72.66
10/1 One-Year LIBOR - Interest Only	147	97,654,568	98.43	664,317	6.777	356	739	72.43	80.11
Total	151	$99,209,739	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
50,000.01 - 100,000.00	2	159,526	0.16	79,763	6.375	354	692	80.00	91.03
100,000.01 - 150,000.00	2	263,990	0.27	131,995	7.489	358	720	68.28	68.28
150,000.01 - 200,000.00	1	152,985	0.15	152,985	6.875	358	713	89.99	89.99
200,000.01 - 250,000.00	7	1,599,486	1.61	228,498	6.719	358	725	67.10	67.50
250,000.01 - 300,000.00	2	560,485	0.56	280,243	6.905	358	726	90.52	90.52
300,000.01 - 350,000.00	4	1,333,991	1.34	333,498	6.847	355	759	68.19	68.19
350,000.01 - 400,000.00	1	368,000	0.37	368,000	6.375	358	772	80.00	80.00
400,000.01 - 450,000.00	10	4,328,293	4.36	432,829	6.772	357	739	72.70	82.13
450,000.01 - 500,000.00	19	9,129,189	9.20	480,484	6.974	357	739	76.45	87.86
500,000.01 - 550,000.00	18	9,500,147	9.58	527,786	6.747	356	732	76.44	89.28
550,000.01 - 600,000.00	25	14,389,307	14.50	575,572	6.812	357	746	75.57	87.30
600,000.01 - 650,000.00	27	16,941,771	17.08	627,473	6.697	356	741	79.00	91.39
650,000.01 - 700,000.00	5	3,398,000	3.43	679,600	6.401	356	738	64.70	67.68
700,000.01 - 750,000.00	1	748,000	0.75	748,000	6.625	355	697	80.00	80.00
750,000.01 - 1,000,000.00	10	8,218,919	8.28	821,892	6.595	357	756	71.86	71.86
1,000,000.01 - 1,500,000.00	13	16,166,785	16.30	1,243,599	6.622	353	742	62.65	66.18
1,500,000.01 - 2,000,000.00	1	1,925,000	1.94	1,925,000	6.875	359	725	70.00	80.00
Greater than 2,000,000.00	3	10,025,865	10.11	3,341,955	7.176	355	719	67.55	69.39
Total	151	$99,209,739	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 4 was approximately $657,018.

Original Mortgage Loan Principal Balances

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
50,000.01 - 100,000.00	2	159,526	0.16	79,763	6.375	354	692	80.00	91.03
100,000.01 - 150,000.00	2	263,990	0.27	131,995	7.489	358	720	68.28	68.28
150,000.01 - 200,000.00	1	152,985	0.15	152,985	6.875	358	713	89.99	89.99
200,000.01 - 250,000.00	7	1,599,486	1.61	228,498	6.719	358	725	67.10	67.50
250,000.01 - 300,000.00	2	560,485	0.56	280,243	6.905	358	726	90.52	90.52
300,000.01 - 350,000.00	4	1,333,991	1.34	333,498	6.847	355	759	68.19	68.19
350,000.01 - 400,000.00	1	368,000	0.37	368,000	6.375	358	772	80.00	80.00
400,000.01 - 450,000.00	10	4,328,293	4.36	432,829	6.772	357	739	72.70	82.13
450,000.01 - 500,000.00	19	9,129,189	9.20	480,484	6.974	357	739	76.45	87.86
500,000.01 - 550,000.00	18	9,500,147	9.58	527,786	6.747	356	732	76.44	89.28
550,000.01 - 600,000.00	25	14,389,307	14.50	575,572	6.812	357	746	75.57	87.30
600,000.01 - 650,000.00	27	16,941,771	17.08	627,473	6.697	356	741	79.00	91.39
650,000.01 - 700,000.00	5	3,398,000	3.43	679,600	6.401	356	738	64.70	67.68
700,000.01 - 750,000.00	1	748,000	0.75	748,000	6.625	355	697	80.00	80.00
750,000.01 - 1,000,000.00	10	8,218,919	8.28	821,892	6.595	357	756	71.86	71.86
1,000,000.01 - 1,500,000.00	13	16,166,785	16.30	1,243,599	6.622	353	742	62.65	66.18
1,500,000.01 - 2,000,000.00	1	1,925,000	1.94	1,925,000	6.875	359	725	70.00	80.00
Greater than 2,000,000.00	3	10,025,865	10.11	3,341,955	7.176	355	719	67.55	69.39
Total	151	$99,209,739	100.00%

Geographic Distribution of Mortgaged Properties(1)

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Arizona	4	1,614,157	1.63	403,539	6.848	357	747	71.07	77.50
California	94	65,031,619	65.55	691,826	6.823	356	739	72.94	82.87
Colorado	2	1,469,003	1.48	734,502	6.625	359	715	76.55	76.55
Florida	12	6,090,481	6.14	507,540	6.677	355	749	73.51	73.61
Illinois	2	1,628,000	1.64	814,000	6.713	359	752	80.00	87.92
Indiana	1	329,091	0.33	329,091	6.375	357	776	77.82	77.82
Maryland	2	1,696,149	1.71	848,074	6.375	356	735	76.08	84.93
Massachusetts	3	1,880,800	1.90	626,933	6.089	354	712	72.65	78.96
Michigan	2	1,996,526	2.01	998,263	6.857	359	723	70.36	80.00
Minnesota	1	546,940	0.55	546,940	6.250	356	670	57.29	63.54
Nevada	1	560,000	0.56	560,000	8.500	359	782	80.00	95.00
New Jersey	4	2,097,418	2.11	524,355	6.672	356	728	81.17	81.17
New York	8	5,774,170	5.82	721,771	6.795	356	719	63.73	65.23
North Carolina	1	501,985	0.51	501,985	6.625	359	771	80.00	80.00
Ohio	1	263,485	0.27	263,485	6.375	360	711	79.84	79.84
Oregon	1	650,000	0.66	650,000	6.000	356	699	79.36	90.00
South Carolina	1	800,001	0.81	800,001	6.625	358	788	61.54	61.54
Tennessee	2	968,000	0.98	484,000	6.489	360	730	80.00	81.82
Utah	3	1,214,200	1.22	404,733	6.666	359	761	59.83	59.83
Virginia	3	2,510,668	2.53	836,889	6.584	355	762	63.87	67.21
Washington	3	1,587,046	1.60	529,015	7.046	358	748	72.74	72.74
Total	151	$99,209,739	100.00%

(1)	As of the cut-off date, no more than approximately 4.058% of the Mortgage Loans in loan group 4 were secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50.00	11	5,960,211	6.01	541,837	6.681	357	742	40.83	41.50
50.01 - 55.00	3	4,479,385	4.52	1,493,128	6.738	356	708	53.38	53.38
55.01 - 60.00	8	7,097,335	7.15	887,167	6.630	356	726	57.88	60.03
60.01 - 65.00	9	9,776,352	9.85	1,086,261	6.724	353	724	62.81	69.25
65.01 - 70.00	4	3,195,500	3.22	798,875	6.847	358	732	68.79	76.04
70.01 - 75.00	10	8,197,090	8.26	819,709	6.485	358	746	74.12	78.74
75.01 - 80.00	98	57,847,413	58.31	590,280	6.835	356	744	79.68	90.22
80.01 - 85.00	1	419,500	0.42	419,500	6.250	356	742	83.90	83.90
85.01 - 90.00	5	1,689,978	1.70	337,996	7.056	355	739	88.32	88.32
95.01 - 100.00	2	546,975	0.55	273,488	7.432	356	717	100.00	100.00
Total	151	$99,209,739	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 4 was approximately 72.40%.

(2)
Does not take into account any secondary financing on the Mortgage Loans in loan group 4 that may exist at the time of origination. See the definition of “Loan-to-Value Ratio” under the heading “The Mortgage Pool” in this prospectus supplement.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50.00	10	5,395,211	5.44	539,521	6.713	357	738	40.46	40.46
50.01 - 55.00	4	5,044,385	5.08	1,261,096	6.697	356	716	52.37	53.16
55.01 - 60.00	6	5,950,596	6.00	991,766	6.741	356	735	57.77	57.77
60.01 - 65.00	7	5,292,175	5.33	756,025	6.814	357	730	62.00	62.65
65.01 - 70.00	3	3,825,500	3.86	1,275,167	6.925	358	727	64.73	69.56
70.01 - 75.00	8	6,001,495	6.05	750,187	6.503	359	750	73.06	73.71
75.01 - 80.00	35	24,753,644	24.95	707,247	6.705	356	744	78.45	79.72
80.01 - 85.00	4	2,607,770	2.63	651,943	6.134	341	721	69.85	82.35
85.01 - 90.00	18	10,373,275	10.46	576,293	6.627	356	737	79.14	88.85
90.01 - 95.00	14	7,889,284	7.95	563,520	6.833	356	749	79.23	94.88
95.01 - 100.00	42	22,076,404	22.25	525,629	7.045	356	739	80.28	99.99
Total	151	$99,209,739	100.00%

(1)	As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Mortgage Loans in loan group 4 was approximately 79.99%.

(2)
The original Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under the heading “The Mortgage Pool” in this prospectus supplement.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
5.501 - 6.000	7	5,352,260	5.39	764,609	5.937	349	727	70.17	80.79
6.001 - 6.500	55	32,828,474	33.09	596,881	6.393	356	749	71.38	77.46
6.501 - 7.000	52	37,921,941	38.22	729,268	6.793	357	733	70.83	77.27
7.001 - 7.500	27	14,690,564	14.81	544,095	7.305	356	736	76.11	88.57
7.501 - 8.000	9	7,856,499	7.92	872,944	7.705	354	736	78.30	86.03
8.001 - 8.500	1	560,000	0.56	560,000	8.500	359	782	80.00	95.00
Total	151	$99,209,739	100.00%

(1)
The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 4 was approximately 6.772% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 4 net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 6.768% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Single Family Residence	89	61,001,406	61.49	685,409	6.838	355	734	71.93	79.59
Planned Unit Development	30	20,694,581	20.86	689,819	6.654	357	745	72.84	81.47
Low-rise Condominium	13	6,356,861	6.41	488,989	6.716	357	746	70.76	76.32
High-rise Condominium	10	6,198,064	6.25	619,806	6.698	357	747	71.28	72.51
2-4 Family Residence	8	4,814,837	4.85	601,855	6.601	356	743	79.60	92.95
Cooperative	1	143,990	0.15	143,990	7.375	358	770	87.80	87.80
Total	151	$99,209,739	100.00%

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Purchase	85	55,021,980	55.46	647,317	6.882	356	741	76.98	88.07
Refinance (Rate/Term)	47	32,940,236	33.20	700,856	6.682	357	734	68.21	72.40
Refinance (Cash-Out)	19	11,247,523	11.34	591,975	6.499	357	742	62.25	62.68
Total	151	$99,209,739	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Primary Residence	138	92,269,946	93.00	668,623	6.757	356	738	72.83	80.94
Secondary Residence	13	6,939,793	7.00	533,830	6.969	357	743	66.71	67.40
Total	151	$99,209,739	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)	Weighted Average Original Term to Maturity (Months)
360	9	5,940,628	5.99	660,070	6.423	737	75.95	76.24	360
359	17	9,966,905	10.05	586,289	6.981	751	68.41	71.82	360
358	30	21,730,810	21.90	724,360	6.893	733	68.03	74.20	360
357	13	7,787,870	7.85	599,067	6.702	755	73.90	81.19	360
356	60	34,424,948	34.70	573,749	6.711	740	75.86	88.80	360
355	14	9,116,464	9.19	651,176	6.538	717	74.06	79.62	360
354	1	1,500,000	1.51	1,500,000	7.250	718	62.11	62.11	360
353	2	716,526	0.72	358,263	6.375	740	77.94	77.94	360
351	1	1,150,669	1.16	1,150,669	6.500	798	56.14	56.14	360
350	1	4,025,865	4.06	4,025,865	7.625	742	80.00	80.00	360
348	1	1,011,385	1.02	1,011,385	6.500	745	50.57	50.57	360
347	1	341,400	0.34	341,400	7.375	789	89.84	89.84	351
328	1	1,496,270	1.51	1,496,270	5.875	720	61.22	81.63	360
Total	151	$99,209,739	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 4 was approximately 356 months.

Documentation Programs

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Reduced	100	70,970,708	71.54	709,707	6.871	356	737	72.27	81.78
Preferred	24	14,766,955	14.88	615,290	6.449	356	752	72.53	74.96
Full/Alternative	21	11,997,565	12.09	571,313	6.612	357	730	74.67	78.18
Streamlined	6	1,474,511	1.49	245,752	6.534	359	743	58.76	59.19
Total	151	$99,209,739	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
641 - 660	3	411,526	0.41	137,175	7.140	357	660	46.59	46.59
661 - 680	3	2,293,943	2.31	764,648	6.768	356	672	57.26	60.22
681 - 700	12	9,408,160	9.48	784,013	6.654	357	692	65.07	68.96
701 - 720	28	20,064,726	20.22	716,597	6.749	355	713	71.35	80.57
721 - 740	34	20,479,710	20.64	602,344	6.841	357	732	75.59	85.96
741 - 760	34	23,323,120	23.51	685,974	6.870	355	749	75.84	83.56
761 - 780	17	10,158,068	10.24	597,533	6.585	357	772	72.11	79.78
781 - 800	15	9,957,169	10.04	663,811	6.784	357	789	71.51	75.69
801 - 820	5	3,113,318	3.14	622,664	6.619	358	808	72.88	76.97
Total	151	$99,209,739	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in loan group 4 was approximately 739.

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	82	61,611,483	62.10	751,360	6.754	356	739	70.61	76.67
12	23	13,086,477	13.19	568,977	6.694	357	737	74.87	86.56
36	29	15,248,772	15.37	525,820	6.895	357	737	73.90	83.57
60	17	9,263,007	9.34	544,883	6.798	357	743	78.37	86.90
Total	151	$99,209,739	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
88	1	1,496,270	1.51	1,496,270	5.875	328	720	61.22	81.63
107	1	341,400	0.34	341,400	7.375	347	789	89.84	89.84
108	1	1,011,385	1.02	1,011,385	6.500	348	745	50.57	50.57
110	1	4,025,865	4.06	4,025,865	7.625	350	742	80.00	80.00
111	1	1,150,669	1.16	1,150,669	6.500	351	798	56.14	56.14
113	2	716,526	0.72	358,263	6.375	353	740	77.94	77.94
114	1	1,500,000	1.51	1,500,000	7.250	354	718	62.11	62.11
115	14	9,116,464	9.19	651,176	6.538	355	717	74.06	79.62
116	60	34,424,948	34.70	573,749	6.711	356	740	75.86	88.80
117	13	7,787,870	7.85	599,067	6.702	357	755	73.90	81.19
118	30	21,730,810	21.90	724,360	6.893	358	733	68.03	74.20
119	17	9,966,905	10.05	586,289	6.981	359	751	68.41	71.82
120	9	5,940,628	5.99	660,070	6.423	360	737	75.95	76.24
Total	151	$99,209,739	100.00%

Gross Margin(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	151	99,209,739	100.00	657,018	6.772	356	739	72.40	79.99
Total	151	$99,209,739	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 4 was approximately 2.250%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
10.001 - 11.000	7	5,352,260	5.39	764,609	5.937	349	727	70.17	80.79
11.001 - 12.000	107	70,750,415	71.31	661,219	6.607	357	740	71.08	77.36
12.001 - 13.000	35	22,205,664	22.38	634,448	7.446	356	735	76.68	87.65
13.001 - 14.000	2	901,400	0.91	450,700	8.074	354	785	83.73	93.05
Total	151	$99,209,739	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
February 2015	1	1,496,270	1.51	1,496,270	5.875	328	720	61.22	81.63
September 2016	1	341,400	0.34	341,400	7.375	347	789	89.84	89.84
October 2016	1	1,011,385	1.02	1,011,385	6.500	348	745	50.57	50.57
December 2016	1	4,025,865	4.06	4,025,865	7.625	350	742	80.00	80.00
January 2017	1	1,150,669	1.16	1,150,669	6.500	351	798	56.14	56.14
March 2017	2	716,526	0.72	358,263	6.375	353	740	77.94	77.94
April 2017	1	1,500,000	1.51	1,500,000	7.250	354	718	62.11	62.11
May 2017	14	9,116,464	9.19	651,176	6.538	355	717	74.06	79.62
June 2017	60	34,424,948	34.70	573,749	6.711	356	740	75.86	88.80
July 2017	13	7,787,870	7.85	599,067	6.702	357	755	73.90	81.19
August 2017	30	21,730,810	21.90	724,360	6.893	358	733	68.03	74.20
September 2017	17	9,966,905	10.05	586,289	6.981	359	751	68.41	71.82
October 2017	9	5,940,628	5.99	660,070	6.423	360	737	75.95	76.24
Total	151	$99,209,739	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001 - 3.000	150	98,790,239	99.58	658,602	6.774	356	739	72.35	79.97
6.001 - 7.000	1	419,500	0.42	419,500	6.250	356	742	83.90	83.90
Total	151	$99,209,739	100.00%

Initial Periodic Rate Cap

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
5.000	151	99,209,739	100.00	657,018	6.772	356	739	72.40	79.99
Total	151	$99,209,739	100.00%

Subsequent Periodic Rate Cap

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.000	151	99,209,739	100.00	657,018	6.772	356	739	72.40	79.99
Total	151	$99,209,739	100.00%

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percentage of Mortgage Loans in Loan Group 4 (%)	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	4	1,555,172	1.57	388,793	6.441	357	726	70.46	72.66
120	147	97,654,568	98.43	664,317	6.777	356	739	72.43	80.11
Total	151	$99,209,739	100.00%

Annex I

Available Exchanges of Depositable Certificates for Exchangeable Certificates(1)(2)

Classes of Depositable Certificates		Related Class of Exchangeable Certificates
Classes of Depositable Certificates	Original Class Certificate Balance	Class of Exchangeable Certificates	Maximum Original Class Certificate Balance	Pass-Through Rate
Combination 1
Class 2-A-1A	$130,078,000	Class A-1	$293,798,000	(3)
Class 3-A-1A	$105,043,000
Class 4-A-1A	$58,677,000

Combination 2
Class 2-A-1B	$50,284,000	Class A-2	$113,530,000	(4)
Class 3-A-1B	$40,556,000
Class 4-A-1B	$22,690,000

Combination 3
Class 2-A-1C	$5,587,000	Class A-3	$12,614,000	(5)
Class 3-A-1C	$4,506,000
Class 4-A-1C	$2,521,000

Combination 4
Class 2-A-1B	$50,284,000	Class A-4	$126,144,000	(6)
Class 3-A-1B	$40,556,000
Class 4-A-1B	$22,690,000
Class 2-A-1C	$5,587,000
Class 3-A-1C	$4,506,000
Class 4-A-1C	$2,521,000

Combination 5
Class 1-A-2	$5,949,000	Class A-5	$52,608,000	(7)
Class 2-A-2	$20,661,000
Class 3-A-2	$16,678,000
Class 4-A-2	$9,320,000

______________
(1)
Depositable Certificates and Exchangeable Certificates may be exchanged only in the proportions shown in this Annex I. In any exchange, the relative proportions of the Depositable Certificates to be delivered (or, if applicable, received) in such exchange will equal the proportions reflected by the outstanding Class Certificate Balances of the related Depositable Certificates at the time of exchange.

(2)
If, as a result of a proposed exchange, a certificateholder would hold a Depositable Certificate or Exchangeable Certificate of a class in an amount less than the applicable minimum denomination for that class, the certificateholder will be unable to effect the proposed exchange.

(3)
The pass-through rate for the Class A-1 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the weighted average of the pass-through rate for such interest accrual period for the Class 2-A-1A, Class 3-A-1A and Class 4-A-1A Certificates, weighted on the basis of their respective Class Certificate Balances.

(4)
The pass-through rate for the Class A-2 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the weighted average of the pass-through rate for such interest accrual period for the Class 2-A-1B, Class 3-A-1B and Class 4-A-1B Certificates, weighted on the basis of their respective Class Certificate Balances.

(5)
The pass-through rate for the Class A-3 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the weighted average of the pass-through rate for such interest accrual period for the Class 2-A-1C, Class 3-A-1C and Class 4-A-1C Certificates, weighted on the basis of their respective Class Certificate Balances.

(6)
The pass-through rate for the Class A-4 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the weighted average of the pass-through rate for such interest accrual period for the Class 2-A-1B, Class 2-A-1C, Class 3-A-1B, Class 3-A-1C, Class 4-A-1B and Class 4-A-1C Certificates, weighted on the basis of their respective Class Certificate Balances.

(7)
The pass-through rate for the Class A-5 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the weighted average of the pass-through rate for such interest accrual period for the Class 1-A-2, Class 2-A-2, Class 3-A-2 and Class 4-A-2 Certificates, weighted on the basis of their respective Class Certificate Balances.